     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1999
                                                      REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                         INTERMEDIA COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                     DELAWARE                                            59-29-13586
           (State or other jurisdiction                               (I.R.S. Employer
         of incorporation or organization)                           Identification No.)

                             3625 QUEEN PALM DRIVE
                              TAMPA, FLORIDA 33619
                                 (813) 829-0011
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                    DAVID C. RUBERG, CHAIRMAN OF THE BOARD,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         INTERMEDIA COMMUNICATIONS INC.
                             3625 QUEEN PALM DRIVE
                              TAMPA, FLORIDA 33619
                                 (813) 829-0011
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                    COPY TO:
                            RALPH J. SUTCLIFFE, ESQ.
                       KRONISH LIEB WEINER & HELLMAN LLP
                          1114 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10036-7798
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                   -----------
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            -----------
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                         PROPOSED             PROPOSED
                                                     AMOUNT               MAXIMUM              MAXIMUM             AMOUNT OF
             TITLE OF SECURITIES                      TO BE           OFFERING PRICE          AGGREGATE          REGISTRATION
              TO BE REGISTERED                     REGISTERED            PER UNIT          OFFERING PRICE             FEE
---------------------------------------------------------------------------------------------------------------------------------
9 1/2% Series B Senior Notes due 2009........     $300,000,000            $1,000            $300,000,000            $83,400
---------------------------------------------------------------------------------------------------------------------------------
12 1/4% Series B Senior Subordinated
  Discount Notes due 2009....................     $364,000,000          $557.35(1)          $202,875,400            $56,400
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(f)(2) based upon the book value on March 31, 1999 of the securities to be received by the registrant in the exchange.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE OR DATES AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED APRIL 15, 1999

                               OFFER TO EXCHANGE
                     9 1/2% SERIES B SENIOR NOTES DUE 2009
            FOR ANY AND ALL OUTSTANDING 9 1/2% SENIOR NOTES DUE 2009

                                      AND

          12 1/4% SERIES B SENIOR SUBORDINATED DISCOUNT NOTES DUE 2009
FOR ANY AND ALL OUTSTANDING 12 1/4% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2009
                                       OF

                         INTERMEDIA COMMUNICATIONS INC.
                 THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON             , 1999, UNLESS EXTENDED
                             ---------------------

     - On February 24, 1999, we completed private offerings of $300,000,000 aggregate principal amount of 9 1/2% Senior Notes and $364,000,000 aggregate principal amount at maturity of 12 1/4% Senior Subordinated Notes (collectively, the "Old Notes"). The Offerings were exempt from registration under the Securities Act of 1933.

     - In the Exchange Offers, we are offering to exchange, for all outstanding 9 1/2% Senior Notes that are validly tendered and not validly withdrawn before the expiration of the Exchange Offers, an equal amount of 9 1/2% Series B Senior Notes which are registered under the Securities Act of 1933 and for all outstanding 12 1/4% Senior Subordinated Notes that are validly tendered and not validly withdrawn before the expiration of the Exchange Offers, an equal amount of 12 1/4% Series B Senior Subordinated Notes which are registered under the Securities Act of 1933.

     - The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

     - The terms of the 9 1/2% Series B Senior Notes to be issued are substantially identical to the terms of the 9 1/2% Senior Notes, except for some of the transfer restrictions and registration rights relating to the 9 1/2% Senior Notes, and the terms of the 12 1/4% Series B Senior Subordinated Notes to be issued are substantially identical to the terms of the 12 1/4% Senior Subordinated Notes, except for some of the transfer restrictions and registration rights relating to the 12 1/4% Senior Subordinated Notes.

     - We will not receive any proceeds from the Exchange Offers.

     - You may tender Old Notes only in denominations of $1,000 and multiples of $1,000.

     - The Exchange Offers are subject to customary conditions, including the condition that the Exchange Offers not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

     - You may withdraw tenders of Old Notes at any time prior to the expiration of the Exchange Offers.

     THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT INTERMEDIA THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. THIS INFORMATION IS AVAILABLE TO YOU WITHOUT CHARGE UPON YOUR WRITTEN OR ORAL REQUEST. TO REQUEST SUCH INFORMATION PLEASE CONTACT INTERMEDIA COMMUNICATIONS INC., 3625 QUEEN PALM DRIVE, TAMPA, FLORIDA 33619 (TELEPHONE 813-829-0011)
ATTENTION: INVESTOR RELATIONS. IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS, ANY REQUEST SHOULD BE MADE BY          , 1999.
                             ---------------------
SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DESCRIPTION OF CERTAIN FACTORS THAT
                                   SHOULD BE
               CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFERS.
                             ---------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
              The date of this Prospectus is April          , 1999

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents or information have been filed by Intermedia with the SEC and are incorporated herein by reference:

     Intermedia's Annual Report on Form 10-K for the year ended December 31,
1998.

     The portions of the Proxy Statement for the Annual Meeting of Stockholders of Intermedia to be held on May 20, 1999 that have been incorporated by reference into Intermedia's Annual Report on Form 10-K for the year ended December 31, 1998.

     All documents subsequently filed by Intermedia with the SEC pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus will be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Intermedia will provide without charge a copy of any or all of the documents referred to above (other than exhibits to such documents) which have been incorporated by reference in this Prospectus, to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request made to Intermedia Communications Inc., 3625 Queen Palm Drive, Tampa, Florida 33619 (telephone 813-829-0011), Attention: Investor Relations.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed a Registration Statement on Form S-4 with the SEC covering the New Notes, and this Prospectus is part of our Registration Statement. For further information on Intermedia and the New Notes, you should refer to our Registration Statement and its exhibits. This Prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the Prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our Registration Statement.

     We are currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act. The reports and other information that we file with the SEC can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and will also be available for inspection and copying at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and the Citicorp Center at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Web Site at http://www.sec.gov that contains reports, proxy and information statements and other information. You can also obtain copies of such materials from us upon request. Our common stock is listed on the Nasdaq National Market under the symbol "ICIX". Reports, proxy statements and other information concerning Intermedia may be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

     In the event that we cease to be subject to the informational reporting requirements of the Exchange Act, we have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the New Notes remain outstanding, we will furnish to the holders of the securities and file with the SEC (unless the SEC will not accept such a filing)
(a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by our certified independent public accountants and (b) all reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. In addition, for so long as any of the New Notes remain outstanding, we have agreed to make available to any prospective purchaser of the New Notes or beneficial owner of the New Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this Prospectus. Because it is a summary, it does not contain all the information you should consider before participating in the Exchange Offers. You should read the entire Prospectus carefully, including the section titled "Risk Factors." In addition you should review the Consolidated Financial Statements and the notes relating to those statements which are incorporated into this Prospectus by Reference. Except where the context otherwise requires, when we say "we," "us," "the Company" or "Intermedia," we mean the combined business of Intermedia Communications Inc. and its subsidiaries. Except where the context otherwise requires, when we say the "Old Notes" we mean the 9 1/2% Senior Notes and the 12 1/4% Senior Subordinated Notes, when we say the "New Notes" we mean the 9 1/2% Series B Senior Notes and the 12 1/4% Series B Senior Subordinated Notes, when we say the "Senior Notes" we mean the 9 1/2% Senior Notes and the 9 1/2% Series B Senior Notes, when we say the "Senior Subordinated Notes" we mean the 12 1/4% Senior Subordinated Notes and the 12 1/4% Series B Senior Subordinated Notes and when we say the "Notes" we mean the Senior Notes and the Senior Subordinated Notes.

     This Prospectus contains certain "forward-looking statements" concerning the Company's operations, economic performance and financial condition. You can identify these statements by looking for the words "estimate," "project," "anticipate," "expect," "intend," "believe" and similar expressions. These statements reflect our plans, expectations and beliefs. As a result, forward-looking statements are subject to certain risks and uncertainties, including those identified under "Risk Factors." Actual results could differ materially from those anticipated in this Prospectus.

                                  THE COMPANY

     We provide integrated communications services to business and government customers. Our integrated communications services include local, long distance, high speed data and Internet services. We serve approximately 90,000 business customers throughout the United States and in selected international markets through a combination of owned and leased network facilities. We are:

        - the largest domestic, independent company among those companies generally referred to as competitive local exchange carriers (based upon fiscal 1998 telecommunications services revenues of $712.8 million);

        - the largest provider of shared tenant telecommunications services in the United States;

        - a tier-one Internet service provider;

        - the fourth largest nationwide frame relay provider in the United States (based on frame relay revenues); and

        - a rapidly growing provider of Web hosting services and applications.

     We were incorporated in the state of Delaware on November 9, 1987, as the successor to a Florida corporation that was founded in 1986. Our principal offices are located at 3625 Queen Palm Drive, Tampa, Florida 33619, and our telephone number is (813) 829-0011.

                              THE EXCHANGE OFFERS

Securities Offered............   Up to $300,000,000 principal amount of our
                                 9 1/2% Series B Senior Notes due 2009 and up to
                                 $364,000,000 principal amount at maturity of our 12 1/4% Series B Senior Subordinated
                                 Discount Notes due 2009. The terms of the 9 1/2% Series B Senior Notes and the 9 1/2%
                                 Senior Notes are substantially identical in all material respects, except for certain transfer restrictions and registration rights relating to the 9 1/2% Senior Notes which do not apply to the 9 1/2% Series B Senior Notes. The terms of the 12 1/4% Series B Senior Subordinated
                                 Notes and the 12 1/4% Senior Subordinated

                                 Notes are substantially identical in all material respects, except for certain transfer restrictions and registration rights relating to the 12 1/4% Senior Subordinated Notes which do not apply to the 12 1/4% Series B Senior Subordinated Notes. See "Description of the Senior Notes" and "Description of Senior Subordinated Notes."

The Exchange Offer............   We are offering to exchange $1,000 principal
                                 amount of 9 1/2% Series B Senior Notes for each
                                 $1,000 principal amount of 9 1/2% Senior Notes and to exchange $1,000 principal amount at maturity of 12 1/4% Series B Senior
                                 Subordinated Notes for each $1,000 principal amount at maturity of 12 1/4% Senior
                                 Subordinated Notes. See "The Exchange Offers" for a description of the procedures for tendering Old Notes. The Exchange Offers satisfy our registration obligations under the registration rights agreements relating to the Old Notes. When the Exchange Offers are completed, holders of Old Notes that were not prohibited from participating in the Exchange
                                 Offers and did not tender their Old Notes will not have any registration rights under the registration rights agreements with respect to the non-tendered Old Notes and, therefore, the Old Notes will continue to be subject to certain transfer restrictions.

Tenders, Expiration Date;
Withdrawal....................   Unless extended, the Exchange Offers will
                                 expire at 5:00 p.m., New York City time, on
                                           , 1999. Tenders of Old Notes pursuant
                                 to the Exchange Offers may be withdrawn and retendered at any time prior to the expiration of the Exchange Offers. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder after the expiration or termination of the Exchange Offers.

Federal Income Tax
Considerations................   The Exchange Offers will not result in any
                                 income, gain or loss to the holders or to us for federal income tax purposes. See "Certain
                                 Federal Income Tax Considerations."

Use of Proceeds...............   We will receive no proceeds from the exchange
                                 of the Old Notes for the New Notes pursuant to the Exchange Offers.

Exchange Agent................   SunTrust Bank, Central Florida, National
                                 Association, the trustee under the indentures governing the Notes, is serving as Exchange
                                 Agent in connection with the Exchange Offers.

      CONSEQUENCES OF EXCHANGING OLD NOTES PURSUANT TO THE EXCHANGE OFFER

     Generally, holders of Old Notes, other than any holder who is our "affiliate" within the meaning of Rule 405 under the Securities Act, who exchange their Old Notes for New Notes pursuant to the Exchange Offers may offer their New Notes for resale, resell their New Notes, and otherwise transfer their New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided:

     - the New Notes are acquired in the ordinary course of the holders' business,

     - the holders have no arrangement with any person to participate in a distribution of the New Notes, and

     - neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of its New Notes. Broker-dealers may not exchange Old Notes which are part of an unsold original allotment in the Exchange Offers. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. We are required, under the registration rights agreements, to register the New Notes in any jurisdiction reasonably requested by the holders, subject to certain limitations. When the Exchange Offers are completed, holders that were not prohibited from participating in the Exchange Offers and did not tender their Old Notes will not have any registration rights under the registration rights agreements with respect to non-tendered Old Notes and, therefore, the Old Notes will continue to be subject to certain transfer restrictions. In general, the Old Notes may not be offered or sold, except in private transactions, unless registered under the Securities Act and applicable state securities laws. See "The Exchange
Offers -- Consequences of Failure to Exchange."

                                   THE NOTES

SENIOR NOTES:
  SENIOR NOTES OFFERED..........   We are offering up to $300.0 million in
                                   principal amount of 9 1/2% Series B Senior
                                   Notes due 2009. The terms of the 9 1/2%
                                   Series B Senior Notes and the 9 1/2% Senior
                                   Notes are substantially identical in all material respects, except for certain transfer restrictions and registration rights relating to the 9 1/2% Senior Notes which do not apply to 9 1/2% Series B Senior Notes.

  ISSUE PRICE...................   We are offering to exchange $1,000 stated
                                   principal amount of the 9 1/2% Senior Notes for $1,000 stated principal amount of the 9 1/2% Series B Senior Notes.

  MATURITY DATE.................   The Senior Notes will mature on March 1,
                                   2009.

  INTEREST......................   We will pay interest on the Senior Notes at
                                   an annual rate of 9 1/2%. We will pay the interest due on the Senior Notes in cash every six months on March 1 and September 1.
                                   We will make the first payment on September
                                   1, 1999.

  RANKING.......................   The Senior Notes are unsecured senior debt of
                                   Intermedia:

                                        - The 9 1/2% Senior Notes rank, and the
                                          9 1/2% Series B Senior Notes will
                                          rank, equal to all of our existing and
                                          future senior unsecured debt.

                                        - The 9 1/2% Senior Notes rank, and the
                                          9 1/2% Series B Senior Notes will
                                          rank, ahead of all of our future debts
                                          that expressly provide that they are
                                          subordinated to the Senior Notes,
                                          including the Senior Subordinated
                                          Notes.

                                        - The 9 1/2% Senior Notes are
                                          effectively subordinated to, and the
                                          9 1/2% Series B Senior Notes will be
                                          effectively subordinated to, existing
                                          and future senior secured debt, if
                                          any, to the extent of such security
                                          and to all indebtedness and other
                                          liabilities of our subsidiaries.

                                   As of December 31, 1998, assuming we had issued the Old Notes on that date, there would have been approximately:

                                        - $1.8 billion of outstanding debt,
                                          excluding capital lease obligations,
                                          ranking equally with the Senior Notes.

                                        - No senior secured debt, excluding
                                          capital lease obligations, ranking
                                          effectively senior to the Senior
                                          Notes.

                                        - No outstanding debt ranking behind the
                                          Senior Notes, other than the Senior
                                          Subordinated Notes.

SENIOR SUBORDINATED NOTES:
  SENIOR SUBORDINATED NOTES
  OFFERED.......................   We are offering up to $364.0 million in
                                   principal amount at maturity of 12 1/4%
                                   Series B Senior Subordinated Discount Notes due 2009. The terms of the 12 1/4% Series B
                                   Senior Subordinated Notes and the 12 1/4%
                                   Senior Subordinated Notes are substantially identical in all material respects, except for certain transfer restrictions and registration rights relating to the 12 1/4%
                                   Senior Subordinated Notes which do not apply to the 12 1/4% Series B Senior Subordinated
                                   Notes.

  ISSUE PRICE...................   We are offering to exchange $1,000 stated
                                   principal amount at maturity of the 12 1/4%
                                   Senior Subordinated Notes for $1,000 stated principal amount at maturity of the 12 1/4%
                                   Series B Senior Subordinated Notes.

  MATURITY DATE.................   The Senior Subordinated Notes will mature on
                                   March 1, 2009.

  INTEREST......................   The 12 1/4% Senior Subordinated Notes were
                                   issued at a substantial discount to their principal amount at maturity. The Senior
                                   Subordinated Notes will accrete in value through March 1, 2004 at an annual rate of 12 1/4%, compounded every six months. Cash interest will not be payable on the Senior
                                   Subordinated Notes until March 1, 2004. After
                                   March 1, 2004, the Senior Subordinated Notes will accrue interest at an annual interest rate of 12 1/4%, payable in cash every six months on March 1 and September 1 beginning
                                   September 1, 2004.

  RANKING.......................   The Senior Subordinated Notes are unsecured
                                   senior subordinated debt of Intermedia:

                                        - The 12 1/4% Senior Subordinated Notes
                                          rank, and the 12 1/4% Series B Senior
                                          Subordinated Notes will rank, behind
                                          all of our existing debts and all
                                          future debts that do not expressly
                                          provide that they rank equally with,
                                          or are subordinated to, the Senior
                                          Subordinated Notes.

                                        - The 12 1/4% Senior Subordinated Notes
                                          rank, and the 12 1/4% Series B Senior
                                          Subordinated Notes will rank, ahead of
                                          all of our future debts that expressly
                                          provide that they are subordinated to
                                          the Senior Subordinated Notes.

                                   As of December 31, 1998, assuming we had issued the Old Notes on that date, there would have been approximately:

                                        - $2.1 billion of outstanding debt,
                                          excluding capital lease obligations,
                                          ranking ahead of the Senior
                                          Subordinated Notes.

                                        - No debt ranking equally with the
                                          Senior Subordinated Notes.

                                        - No debt ranking behind the Senior
                                          Subordinated Notes.

OPTIONAL REDEMPTION.............   We may redeem some or all of the Notes at our
                                   option at any time at the redemption prices described under "Description of the Senior
                                   Notes" and "Description of the Senior
                                   Subordinated Notes," as applicable, plus any interest that is due and unpaid on the date we redeem the Notes.

MANDATORY REPURCHASE............   Following certain changes of control, we must
                                   offer to repurchase the Notes at the prices set forth under "Description of the Senior
                                   Notes" and "Description of the Senior
                                   Subordinated Notes," as applicable.

CERTAIN COVENANTS...............   We will issue the 9 1/2% Series B Senior
                                   Notes and the 12 1/4% Series B Senior
                                   Subordinated Notes under separate indentures with SunTrust Bank, Central Florida, National
                                   Association, as trustee under each indenture.
                                   The indentures, among other things, restrict our ability to:

                                        - make certain restricted payments;

                                        - incur additional indebtedness;

                                        - pay dividends or make other
                                          distributions;

                                        - repurchase equity interests or
                                          subordinated indebtedness;

                                        - engage in sale and leaseback
                                          transactions;

                                        - create certain liens;

                                        - enter into certain transactions with
                                          affiliates;

                                        - sell our assets or assets of our
                                          subsidiaries;

                                        - conduct certain lines of business; and

                                        - enter into mergers and consolidations.

                                  RISK FACTORS

     You should carefully consider all the information in this Prospectus. In particular, you should evaluate the specific risk factors set forth under "Risk Factors," beginning on page 8, for a discussion of certain risks involved in participating in the Exchange Offers and making an investment in the Notes.

                  SUMMARY HISTORICAL FINANCIAL AND OTHER DATA

     The following table sets forth selected historical consolidated financial information and other data of Intermedia for the three years ended December 31, 1998 which have been derived from the consolidated financial statements of Intermedia, which financial statements have been audited by Ernst & Young LLP, independent certified public accountants.

                                                                         HISTORICAL
                                                              ---------------------------------
                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1996       1997         1998
                                                              --------   ---------   ----------
                                                                   (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues....................................................  $103,397   $ 247,899   $  712,783
Costs and Expenses:
  Network expenses, facilities administration and
    maintenance costs.......................................    81,105     199,139      468,780
  Selling, general and administrative.......................    36,610      98,598      215,109
  Depreciation and amortization.............................    19,836      53,613      229,747
  Charge for in-process R&D(1)..............................        --      60,000       63,000
  Business restructuring, integration and other charges.....        --          --       53,453
                                                              --------   ---------   ----------
                                                               137,551     411,350    1,030,089
                                                              --------   ---------   ----------
Loss from operations........................................   (34,154)   (163,451)    (317,306)
Interest expense............................................   (35,213)    (60,662)    (205,760)
Interest and other income...................................    12,168      26,824       35,837
                                                              --------   ---------   ----------
Loss before extraordinary item..............................   (57,199)   (197,289)    (487,229)
Extraordinary loss on early extinguishment of debt..........        --     (43,834)          --
                                                              --------   ---------   ----------
Net loss....................................................   (57,199)   (241,123)    (487,229)
Preferred stock dividends...................................        --     (43,742)     (90,344)
                                                              --------   ---------   ----------
Net loss attributable to common stockholders................  $(57,199)  $(284,865)  $ (577,573)
                                                              ========   =========   ==========

OTHER DATA:
EBITDA before certain charges(2)............................  $(14,318)  $ (49,838)  $   28,894
Insufficiency of earnings to cover combined fixed charges
  and preferred stock dividends(3)..........................    59,978     245,685      584,762
Capital expenditures........................................   130,590     260,105      473,197

                                                                    DECEMBER 31,
                                                              -------------------------
                                                               1996     1997     1998
                                                              ------   ------   -------
LOCAL AND LONG DISTANCE SERVICES:
  Voice switches in operation...............................       5       16        23
  Long distance billable minutes(4).........................    69.1    139.4     460.6
  Access line equivalents...................................   7,106   81,349   347,584
ENHANCED DATA SERVICES:
  Nodes(5)..................................................   9,777   20,209    35,268
  Switches..................................................      89      136       177
NETWORK DATA:
  Buildings connected(6)....................................     487    3,005     4,342
  Route miles...............................................     655      757       839
  Fiber miles...............................................  24,122   34,956    41,398
EMPLOYEES...................................................     874    2,036     3,931

                                                                 AS OF DECEMBER 31,
                                                                        1998
                                                              ------------------------
                                                                               AS
                                                                ACTUAL     ADJUSTED(9)
                                                              ----------   -----------
                                                               (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents(7)................................  $  387,615   $  876,213
Working capital(8)..........................................     394,463      883,061
Total assets................................................   3,049,019    3,548,079
Long-term debt (including current maturities)...............   2,372,386    2,871,446
Redeemable preferred stock..................................     371,678      371,678
Convertible preferred stock.................................     490,610      490,610
Total stockholders' deficiency..............................    (370,648)    (370,648)

---------------

 (1) Represents a one time charge to earnings as a result of the write-off of in-process research and development in connection with the acquisitions of DIGEX, Incorporated in 1997 and Shared Technologies Fairchild, Inc. in the first half of 1998.

 (2) EBITDA before certain charges consists of earnings (loss) before interest expense, interest and other income, income tax (provision) benefit, depreciation, amortization and charges for in-process research and development and business restructuring, integration and other charges associated with our restructuring program. EBITDA before certain charges does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA before certain charges should not be considered as an alternative to net loss as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA before certain charges is not a term defined by generally acceptable accounting principles and as a result the measure of EBITDA before certain charges presented herein may not be comparable to similarly titled measures used by other companies. The Company believes that EBITDA before certain charges is often reported and widely used by analysts, investors and other interested parties in the telecommunications industry. Accordingly, this information has been disclosed herein to permit a more complete comparative analysis of the Company's operating performance relative to other companies in the industry.
 (3) For purposes of calculating the insufficiency of earnings to cover combined fixed charges: (i) earnings consist of loss before income taxes plus fixed charges excluding capitalized interest and preferred stock dividends and
     (ii) fixed charges consist of interest expensed and capitalized, plus amortization of deferred financing costs, preferred stock dividends and a portion of rent expense under operating leases deemed by the Company to represent an interest factor.
 (4) Represents long distance billable minutes for most recent fiscal quarter in period indicated (in millions).
 (5) Each node represents an individual point of origination and termination of data served by the Company's enhanced data network. In the opinion of management of the Company, the number of nodes reported is an accurate representation of the quantity of enhanced data network services provided.
 (6) Beginning in January 1997, the Company changed its definition of "Buildings connected" to include buildings connected to the Company's network via facilities leased by the Company in addition to those connected to the Company's network via facilities constructed by the Company. The Company believes the new definition is consistent with industry practice.
 (7) Cash and cash equivalents excludes investments of $7.9 million at December 31, 1998, restricted under the terms of various notes and other agreements.
 (8) Working capital includes the restricted investments referred to in Note 7 above whose restrictions either lapse within one year or will be used to pay current liabilities.
 (9) As adjusted gives effect to the issuance of the 9 1/2% Senior Notes and the 12 1/4% Senior Subordinated Notes on February 24, 1999, as if it occurred on December 31, 1998.

                                  RISK FACTORS

     In addition to other information set forth elsewhere in this Prospectus, before tendering your Old Notes for New Notes, you should consider carefully the following factors which, other than "Consequences of Failure to Exchange" and "Resale of Notes", are generally applicable to the Old Notes as well as to the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your Old Notes for New Notes pursuant to the Exchange Offers, you will not be able to resell, offer to resell or otherwise transfer the Old Notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will no longer be able to obligate us to register the Old Notes under the Securities Act except in the limited circumstances provided under the registration rights agreements. In addition, if you want to exchange your Old Notes in the Exchange Offers for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

RESALE OF NOTES

     Based on certain no-action letters issued by the staff of the SEC, we believe that the New Notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

        - you are acquiring the New Notes in the ordinary course of your business,

        - you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes within the meaning of the Securities Act, and

        - you are not an affiliate of the Company within the meaning of Rule 405 of the Securities Act.

     If any of the foregoing are not true and you transfer any New Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your New Notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume or indemnify you against such liability.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes which were acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for the Old Notes acquired by the broker-dealer as a result of market-making activities or other trading activities. Broker-Dealers may not exchange Old Notes which are part of an unsold original allotment in the Exchange Offers. We have agreed that, for a period of 365 days after the completion of the Exchange Offers, we will make this Prospectus available to any broker-dealer for use in connection with any such resale of the New Notes. See "Plan of Distribution." The New Notes may not be offered or sold unless they have been registered or qualified for sale under applicable state securities laws or an exemption from registration or qualification is available and is complied with. The registration rights agreements require us to register or qualify the New Notes for resale in any state reasonably requested by a holder, subject to certain limitations.

SUBSTANTIAL DEBT

     Substantial Debt. We have a significant amount of debt. Assuming we had issued the Old Notes on December 31, 1998, we would have had outstanding approximately $3.1 billion of debt and other liabilities, including trade payables, and approximately $862.3 million of obligations with respect to four outstanding series of preferred stock. As a result, we are required to pay cash interest of approximately $128.6 million in 1999 on our outstanding notes. This amount will increase in 2001, 2002 and 2004 when certain of our outstanding debt which does not currently pay cash interest begins to pay cash interest.

     Insufficient Cash Flow. We do not generate enough cash flow to cover our operating and investing expenses. Our historical earnings have been insufficient to cover combined fixed charges and dividends on preferred stock by $584.8 million for the year ended December 31, 1998. Combined fixed charges and dividends include interest and dividends, whether paid or accrued. Assuming we had acquired Shared Technologies Fairchild, Inc. ("Shared"), the affiliated entities known as Long Distance Savers (collectively, "LDS") and the affiliated entities known as National Tel (collectively, "National") and completed each of our 1998 debt and equity offerings on January 1, 1998, our earnings would be insufficient to cover combined fixed charges and dividends on preferred stock by $602.3 million for the year ended December 31, 1998. Assuming we had issued the Old Notes and completed the transactions referred to in the preceding sentence on January 1, 1998, our earnings would have been insufficient to cover combined fixed charges and dividends on preferred stock by $655.2 million for the year ended December 31, 1998. We expect this situation will continue for the next several years. Therefore, unless we develop additional sources of cash flow, we may not be able to pay interest on our debt and dividends on our preferred stock or repay our obligations at maturity. As an alternative, we may refinance all or a portion of our outstanding debt. We cannot assure you that we will be able to refinance our debt or develop additional sources of cash flow.

     Additional Debt. While the terms of our outstanding debt, limit the additional debt we may incur, they do not prohibit us from incurring more debt. We may incur substantial additional debt during the next few years to finance the construction of networks and purchase of network electronics, including local/long distance voice and data switches, or for general corporate purposes, including to fund working capital and operating losses. Any additional debt may rank equal to the Senior Notes and senior to the Senior Subordinated Notes or equal to the Senior Subordinated Notes. See "Description of the Senior Notes" and "Description of the Senior Subordinated Notes."

     Effective Subordination of the Notes. The Notes are not secured. Holders of secured debt will have claims that are prior to your claims as a holder of Notes to the extent of the assets securing such other debt. Under the terms of the Notes, as well as the terms of our outstanding debt, we are permitted to incur certain secured debt. We may in the future incur secured bank debt.

     Our subsidiaries have not guaranteed the Notes. Therefore, our subsidiaries are not directly obligated under the Notes. At December 31, 1998, our subsidiaries had outstanding approximately $88.1 million of debt and other liabilities and commitments, including trade payables. Earnings generated by any of our subsidiaries, as well as the existing assets of such subsidiaries, must be used by such subsidiaries to fulfill their debt service requirements before we can use them to repay our outstanding debt. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of their debt and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Therefore, your claims as a holder of the Notes will be effectively subordinated to the obligations of our subsidiaries.

     Consequences of Debt. Our level of debt could have important consequences to you as a holder of the Notes. For example, it could:

          - make it more difficult for us to satisfy our obligations under the Notes;

          - require us to dedicate a substantial portion of our future cash flow from operations to the payment of the principal and interest on our debt, and dividends on and the redemption of our preferred stock, thereby reducing the funds available for other business purposes;

          - make us more vulnerable if there is a downturn in our business;

          - limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions or other purposes; and

          - place us at a competitive disadvantage compared to competitors who have less debt than we do.

SUBORDINATION OF THE SENIOR SUBORDINATED NOTES

     The Senior Subordinated Notes rank behind all of our other existing debt, other than trade payables, and all of our future borrowings, other than trade payables, except any future debt that expressly provides that it ranks equal with, or is subordinated in right of payment to, the Senior Subordinated Notes. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of our senior debt will be entitled to be paid in full in cash before any payment may be made with respect to the Senior Subordinated Notes.

     In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us, holders of the Senior Subordinated Notes will participate with trade creditors and all other holders of our subordinated debt in the assets remaining after we have paid all of the senior debt. However, because the Senior Subordinated Note Indenture requires that amounts otherwise payable to holders of the Senior Subordinated Notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the Senior Subordinated Notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we may not have sufficient funds to pay all of our creditors and holders of Senior Subordinated Notes may receive less, ratably, than the holders of senior debt.

     Assuming we had completed the issuance of the Old Notes on December 31, 1998, the Senior Subordinated Notes would have been subordinated to $2.1 billion of senior debt, excluding capital lease obligations. In addition, we will be permitted to incur substantial additional debt, including senior debt, in the future under the terms of the Senior Subordinated Note Indenture. See
"-- Substantial Debt" and "Description of the Senior Subordinated
Notes -- Subordination."

HISTORY OF NET LOSSES; LIMITED OPERATIONS OF CERTAIN SERVICES; NEED FOR ADDITIONAL CAPITAL

     History of Net Losses. We have incurred significant operating losses during the past several years while we have developed our business and expanded our networks. Although our revenues have increased in each of the last three years, we have incurred net losses attributable to common stockholders of approximately $57.2 million for the year ended December 31, 1996, $284.9 million for the year ended December 31, 1997, and $577.6 million for the year ended December 31, and 1998. We expect net losses to continue for the next several years.

     Limited Operations of Certain Services. We began operations in 1986. Substantially all of our revenues are derived from local, long distance, enhanced data and integration services. We have recently initiated many of these services or expanded their availability in new market areas. We also expect to substantially increase the size of our operations in the near future. Therefore, you have limited historical financial information upon which to base your evaluation of our performance and our ability to compete successfully in the telecommunications business.

     Need for Additional Capital. We require significant amounts of capital to expand our existing networks and services and to develop new networks and services. In addition, we may need additional capital in order to repay our outstanding debts when they become due. See "-- Substantial Debt." We expect to fund our capital needs by using available cash, joint ventures, debt or equity financing, credit availability and internally generated funds. We expect that during the second half of 2000 we will need to raise additional capital to continue expanding our business. However, our future capital needs depend upon a number of factors, certain of which we can control, such as marketing expenses, staffing levels and customer growth, and others which we cannot control, such as competitive conditions, government regulation and capital costs. Moreover, our outstanding debt and preferred stock restrict our ability to incur additional debt or issue additional preferred stock. Depending on market conditions, we may decide to raise additional capital earlier. However, we cannot assure you that we will be successful in raising sufficient debt or equity on terms that we will consider acceptable. If we cannot generate sufficient funds we may be required to delay or abandon some of our planned expansion or expenditures. This likely would affect our growth and our ability to repay our outstanding debt as well as the Notes at maturity.

RISKS ASSOCIATED WITH ACQUISITIONS AND EXPANSION

     Recent Acquisitions. In 1998, we acquired Shared, LDS and National. These acquisitions diverted our resources and management time and require further integration with our existing networks and services. We recorded a restructuring charge during the second quarter of 1998 of approximately $32.3 million, which was reduced in the third and fourth quarters by $13.5 million, upon renegotiation of a contract and other changes in estimates. We also expensed $34.7 million of other business restructuring, integration and other charges during 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K. We cannot assure you we will successfully integrate the operations of these acquired entities into our operations; all of the anticipated benefits from the restructuring program will be realized; or the restructuring program will not be more expensive or take longer than anticipated. If we cannot successfully integrate the acquisitions and realize the benefits of the restructuring program, we may have difficulty generating sufficient funds to repay the Notes.

     Possible Future Acquisitions or Dispositions. Consistent with our strategy, we are currently evaluating and often engage in discussions regarding various acquisition or disposition opportunities. However, we have not reached any agreement or agreement in principle to effect any material acquisition or disposition. We cannot assure you that we will be able to identify suitable acquisition opportunities or finance and complete any such acquisitions on acceptable terms. Any future acquisitions could be funded with cash on hand and/or by issuing additional securities. It is possible that one or more of such possible future acquisitions or dispositions, if completed, could adversely affect our funds from operations or cash available for distribution, in the short term, in the long term or both, or increase our debt, or could be followed by a decline in the market value of our outstanding securities, including the Notes.

     Failure to Obtain Third Party Consents in Connection with an Acquisition or Merger. We consummated a number of acquisitions over the past two years, including the acquisitions of Shared, LDS and National. We may not have obtained or, as in the case of the acquisition of Shared, may have elected not to seek, and in connection with future acquisitions may elect not to seek, all required consents from third parties with respect to acquired contracts. While the failure to obtain required third party consents does not give rise to an action to rescind the acquisition or merger, the third party could assert a breach of the acquired contract. We believe the failure to obtain any such third party consents should not result in any material adverse consequences. However, we cannot assure you that no material adverse consequences will result from any such breach of contract claims.

     Expansion Risk. We have expanded rapidly and expect this rapid expansion to continue in the near future. This growth has increased our operating complexity, as well as the level of responsibility for both existing and new management personnel. In order to manage our expansion effectively, we must continue to implement and improve our operational and financial systems and expand, train and manage our employee base.

     Need to Obtain Permits and Rights-of-Way to Implement Network
Expansion. We are continuing to expand our existing networks to pursue market opportunities. To expand our networks requires us, among other things, to acquire rights-of-way, pole attachment agreements and any required permits and to finance such expansion. We cannot assure you we will be able to obtain the necessary permits, agreements or financing to expand our existing networks on a timely basis. If we cannot expand our existing networks in accordance with our plans, the growth of our business could be materially adversely affected.

     Risk of New Service Acceptance by Customers. We have recently introduced and will continue to introduce new services, primarily local exchange services, which we believe are important to our long-term growth. The success of these services will be dependent upon, among other things, the willingness of customers to accept us as the provider of such services. The lack of such acceptance could have a material adverse effect on the growth of our business.

     Potential Diminishing Rate of Growth. During the period from 1994 through 1998, our revenues grew at a compound annual growth rate of approximately 166% (including the effect of acquisitions). While we expect to continue to grow, as our size increases, it is likely our rate of growth will decrease.

RISKS RELATED TO INTERNET SERVICES

     Maintenance of Peering Relationships. The Internet is comprised of many Internet service providers who operate their own networks and interconnect with other Internet service providers at various peering points. Our peering relationships with other Internet service providers permit us to exchange traffic with other Internet service providers without having to pay settlement charges. Although we meet the industry's current standards for peering, we cannot guarantee that other national Internet service providers will maintain peering relationships with us. In addition, the requirements associated with maintaining peering relationships with the major national Internet service providers may change. We cannot assure you that we will be able to expand or adapt our network infrastructure to meet any new requirements on a timely basis, at a commercially reasonable cost, or at all.

     Potential Liability of On-Line Service Providers. The law in the United States relating to the liability of on-line service providers and Internet service providers for information carried on, disseminated through, or hosted on their systems is currently unsettled. If liability for materials carried on or disseminated through their systems is imposed on Internet service providers, we would likely implement measures to reduce our exposure to such liability. Such measures could require us to expend substantial resources or discontinue certain product or service offerings. In addition, increased attention on liability issues, as a result of lawsuits, legislation and legislative proposals, could adversely affect the growth of Internet use.

DEPENDENCE UPON NETWORK INFRASTRUCTURE

     To successfully market our services to business and government users, our network infrastructure must provide superior reliability, capacity and security. Our networks are subject to physical damage, power loss, capacity limitations, software defects, breaches of security (by computer virus, break-ins or otherwise) and other factors, certain of which have caused, and will continue to cause, interruptions in service or reduced capacity for our customers. Interruptions in service, capacity limitations or security breaches could have a material adverse effect on our business, financial condition, results of operations and prospects.

RAPID TECHNOLOGICAL CHANGES

     Communications technology is changing rapidly. While we believe, for the foreseeable future, these changes will not materially affect the continued use of our fiber optic networks or materially hinder our ability to acquire necessary technologies, the effect of technological changes, such as changes relating to emerging wire-line and wireless transmission technologies, including software protocols, on our business cannot be predicted.

COMPETITION

     In each of our markets, when selling local services, we compete with incumbent local exchange carriers ("ILECs"), which currently dominate their local telecommunications markets. ILECs have longstanding relationships with their customers which may create competitive barriers. ILECs also may have the potential to subsidize their competitive services from revenues they earn from their monopoly services. We also face competition in most markets in which we operate from one or more integrated communications providers or competitive local exchange carriers ("CLECs"). Through acquisitions, AT&T and MCI WorldCom have entered the local services market, and other long distance carriers have announced their intent to enter the local services market. A continuing trend toward business combinations and alliances in the telecommunications industry may create significant new or larger competitors. The recent mergers of MCI and WorldCom and of AT&T with Teleport Communications Group, Inc. and Tele-Communications, Inc. as well as the proposed mergers of Bell Atlantic and GTE, and Ameritech and SBC Communications, Inc. are examples of this trend.

     Recent legislative initiatives, including the Telecommunications Act of 1996 (the "Telecommunications Act"), have removed many of the remaining legislative barriers to local competition. Rules adopted to carry out the provisions of the Telecommunications Act, however, remain subject to pending administrative and judicial proceedings. We cannot predict the impact future regulatory developments may have on our ability to compete. However, if ILECs are permitted to substantially lower their rates or offer significant volume or term discount pricing, our net income and/or cash flow could be materially adversely affected.

     Our enhanced data services (including Internet) compete with services offered by ILECs, long distance carriers, very small aperture terminal (satellite dish) providers, Internet service providers and others. In particular, the market for Internet services is extremely competitive, and there are limited barriers to entry. When offering long distance services, we compete with AT&T, MCI WorldCom, Sprint and others. The Telecommunications Act permits the regional Bell operating companies ("RBOCs") to provide long distance services in the same areas where they now provide local service once certain criteria are met. Once the RBOCs begin to provide such services, they will be in a position to offer single source local and long distance service similar to that being offered by us. Our integration services compete with those offered by equipment manufacturers, RBOCs and other ILECs, long distance carriers and systems integrators.

     We cannot predict the number of competitors that will emerge as a result of existing or new federal and state regulatory or legislative actions, but increased competition from existing and new entities could have a material adverse effect on our business. Many of our existing and potential competitors have financial, personnel and other resources significantly greater than ours which could effect our ability to compete.

REGULATION

     We are subject to federal, state and local regulation of our telecommunications business as more fully described below. See
"Business -- Government Regulation" in our most recent Annual Report on Form 10-K. In general, regulation of the telecommunications industry is in a state of flux. With the passage of the Telecommunications Act, Congress sought to foster competition in the telecommunications industry. The Telecommunications Act attempted to create a framework for companies, such as ours, to offer local exchange service for business and residential customers in competition with existing local telephone companies. The Telecommunications Act also sought to open up the long distance market to additional competition by permitting RBOCs to engage in the long distance business, under certain conditions, in the same regions where they now offer local service. These and many other regulations are the subject of ongoing administrative proceedings at the state and federal levels, litigation in federal and state courts, and legislation in Congress and state legislatures. The outcome of the various proceedings, litigation and legislation cannot be predicted and might adversely affect our business and operations.

     The Telecommunications Act and the issuance by the Federal Communication Commission ("FCC") of rules governing local competition, particularly those requiring the interconnection of all networks and the exchange of traffic among the ILECs and CLECs, as well as pro-competitive policies already developed by state regulatory commissions, have caused fundamental changes in the structure of the markets for local exchange services. On January 25, 1999, the Supreme Court largely reversed earlier decisions of the Eighth Circuit Court of Appeals and held that the FCC has general jurisdiction to implement the local competition provisions of the Telecommunications Act. The Supreme Court stated that the FCC has authority to set pricing guidelines for CLECs to use various portions of the ILEC's network necessary for the CLECs to provide service. These portions of the ILEC's network are called "Unbundled Network Elements" or "UNEs." The Supreme Court also affirmed the FCC's authority to prevent ILECs from refusing to sell to CLECs the ILECs existing combinations of network elements. The Supreme Court approved the FCC's establishment of "pick and choose" rules regarding interconnection agreements between ILECs and CLECs (which would permit a CLEC to "pick and choose" among various terms of service in different interconnection agreements between the ILEC and other CLECs). The Supreme Court's decision reestablishes the validity of many of the FCC rules vacated by the Eighth Circuit. Although the Supreme Court affirmed the FCC's authority to develop pricing guidelines, the Court did not evaluate the specific pricing methodology adopted by the FCC and has remanded the case to the Eighth Circuit for further consideration. In its decision, the Supreme Court also vacated the FCC's rule that identifies the unbundled network elements that ILECs must provide to CLECs. The Supreme Court found that the FCC had not adequately considered certain statutory criteria for requiring ILECs to make those network elements available to CLECs. Thus, while the Supreme Court resolved many issues, including the FCC's jurisdictional authority, other issues remain subject to further consideration by the courts and the FCC, and we cannot predict the ultimate disposition of these matters. The possible impact of this decision, including the portion dealing with unbundled network elements, on existing interconnection agreements between ILECs and CLECs or on agreements that may be negotiated in the future also can not be determined at this time.

     Although the passage of the Telecommunications Act should result in increased opportunities for companies that are competing with the ILECs, no assurance can be given that changes in current or future regulations adopted by the FCC or state regulators or other legislative or judicial initiatives relating to the telecommunications industry would not have a material adverse effect on us.

     We believe we are entitled to receive reciprocal compensation from ILECs for the transport and termination of Internet traffic pursuant to various interconnection agreements. Some ILECs have not paid and/or have disputed these charges, arguing the Internet service provider traffic is not local traffic as defined by the various agreements. Both state and federal regulators currently are considering the proper treatment of calls placed to an Internet service provider, and whether Internet service provider calling triggers an obligation to pay reciprocal compensation. All of the 31 states addressing the question to date have ruled that Internet traffic is subject to reciprocal compensation under the interconnection agreements then before them. On February 25, 1999, the FCC ruled that Internet traffic is primarily interstate, rather than local, for jurisdictional purposes and that Section 25(b)(5) of the Telecommunications Act, requiring reciprocal compensation for local traffic, would not apply. But the FCC specifically disavowed any intent to overturn prior state interpretations of interconnection agreements as requiring reciprocal compensation for Internet traffic or to prevent states from requiring reciprocal compensation for such traffic in the future. Indeed, in a rulemaking initiated at the time of its decision, the FCC has tentatively concluded that inter-carrier compensation for Internet traffic should be governed in the future by interconnection agreements negotiated and arbitrated as provided in the Telecommunications Act. Various parties have challenged the FCC ruling and some of the ILECs have requested state authorities to reconsider their prior rulings requiring reciprocal compensation for Internet traffic in light of the FCC's determination that such traffic is jurisdictionally interstate. All three of the states addressing compensation for Internet traffic subsequent to the FCC's February 25 ruling, Alabama, Nevada and Florida, have required ILECs to pay reciprocal compensation for Internet traffic. There can be no assurance, however, that these issues will be resolved by the FCC or all of the states or that any such resolution will be favorable to us. We account for reciprocal compensation with the ILECs, including activity associated with Internet traffic, as local traffic pursuant to the terms of our interconnection agreements. Accordingly, revenue is recognized in the period that the traffic is terminated. The circumstances surrounding the disputes, including the status of cases that have arisen by reason of similar disputes, is considered by management periodically in determining whether reserves against unpaid balances are warranted. As of December 31, 1998, provisions for reserves have not been considered necessary by management. However, we cannot assure you that management will not determine that a reserve is necessary at some point in the future or that ultimately these receivables will be collected. Approximately $46.0 million of our receivables, as of December 31, 1998, are related to such reciprocal compensation. As our Internet service provider traffic grows, these amounts are expected to increase and will be accounted for in the manner described above, subject to any changes in our interconnection agreements.

     The regulatory status of telephone service over the Internet is presently uncertain. We are unable to predict what regulations may be adopted in the future or to what extent existing laws and regulations may be found by state and federal authorities to be applicable to such services or the impact such new or existing laws and regulations may have on our business. Specific statutes and regulations addressing this service have not been adopted at this time and the extent to which current laws and regulations at the state and federal levels will be interpreted to include such Internet telephone services has not been determined. The FCC has indicated, for example, that voice telecommunications carried over the Internet between two telephone sets using the public switched network may be subject to payment of access charges and Universal Service funding obligations, while voice telecommunications using computers rather than telephone sets may not be subject to such obligations. There can be no assurance that new laws or regulations relating to these services or a determination that existing laws are applicable to them will not have a material adverse effect on our business.

REGULATORY APPROVAL OF THE OFFERING

     Certain of the states where we are authorized to provide local services require us to obtain approval prior to issuing securities. Because of time constraints, we may not have obtained all these approvals prior to consummating the Exchange Offers. These requirements may have been pre-empted by the National Securities Market Improvement Act of 1996, although there is no case law on this point. We will seek the necessary approvals prior to or promptly following the closing of the Exchange Offers. After consulting with counsel, we believe the approvals will be granted and that seeking such approvals after the closing of the Exchange Offers should not result in any material adverse consequences. However, we cannot assure you that no adverse consequences will result.

RISK OF TERMINATION, CANCELLATION OR NON-RENEWAL OF INTEREXCHANGE AGREEMENTS, NETWORK AGREEMENTS, LICENSES AND PERMITS

     We lease and/or purchase agreements for rights-of-way, utility pole attachments, conduits and dark fiber for our fiber optic networks. Although we do not believe any of these agreements will be canceled in the near future, cancellation or non-renewal of certain of such agreements could materially adversely affect our business in the affected metropolitan area. In addition, we have certain licenses and permits from local government authorities. The Telecommunications Act requires local government authorities to treat telecommunications carriers and most utilities, including most ILECs and electric companies, in a competitively neutral, non-discriminatory manner to afford alternative carriers access to their poles, conduits and rights-of-way at reasonable rates on non-discriminatory terms and conditions. We cannot assure you we will be able to maintain our existing franchises, permits and rights or to obtain and maintain the other franchises, permits and rights needed to implement our strategy on acceptable terms. In March 1998, we acquired a 20 year indefeasible right of use from Williams Telecommunications Group ("Williams") that provides us with high capacity transport for our integrated voice and data services, connecting major markets throughout the continental United States. The indefeasible right of use may be terminated by Williams if we fail to make the required payments and, in the event of a bankruptcy of Williams, the indefeasible right of use may be rejected by Williams in a bankruptcy proceeding.

DEPENDENCE ON KEY PERSONNEL

     Our continued success depends on the continued employment of certain members of our senior management team and on our continued ability to attract and retain highly skilled and qualified personnel. We do not have long-term employment agreements with any of our key employees. The loss of the services of key personnel or the inability to attract additional qualified personnel could have a material adverse impact on our business, financial condition, results of operations and prospects.

BUSINESS COMBINATIONS

     We have from time to time held, and continue to hold, preliminary discussions with (i) potential strategic investors who have expressed an interest in making an investment in or acquiring us and (ii) potential joint venture partners looking toward the formation of strategic alliances that would expand the reach of our networks or services without necessarily requiring an additional investment in us. In addition to providing additional growth capital, we believe that an alliance with an appropriate strategic investor would provide operating synergy to, and enhance the competitive positions of, both Intermedia and the investor within the rapidly consolidating telecommunications industry. We cannot assure you that agreements for any of the foregoing will be reached.

FINANCING CHANGE OF CONTROL OFFER

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all of our outstanding debt, including the Notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a change of control. See "-- Subordination of the Senior Subordinated Notes," "Description of the Senior Notes -- Offer to Purchase Upon Change of Control" and "Description of the Senior Subordinated Notes -- Offer to Purchase Upon Change of Control."

NO PRIOR MARKET FOR THE NOTES

     The New Notes are new issues of securities. We do not intend to apply for listing of the New Notes on any securities exchange or on Nasdaq. We have been informed by Bear, Stearns & Co. Inc., Merrill Lynch & Co., Salomon Smith Barney Inc., NationsBanc-Montgomery Securities LLC and Warburg Dillon Read LLC, the initial purchasers of the Old Notes, that they intend to make a market in the New Notes after the Exchange Offers are completed. However, the initial purchasers may cease their market-making at any time. In addition, the liquidity of the trading market in the New Notes, and the market price quoted for the New Notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the New Notes.

ORIGINAL ISSUE DISCOUNT

     The 12 1/4% Senior Subordinated Notes were issued at a substantial discount from their principal amount. Consequently, after completion of the Exchange Offers, the 12 1/4% Series B Senior Subordinated Notes will have "original issue discount" for United States federal income tax purposes, and holders of the Senior Subordinated Notes will be required to include amounts in gross income in advance of receipt of any cash payment on the Senior Subordinated Notes to which the income is attributable.

     Under the Senior Subordinated Note Indenture, in the event of an acceleration of the maturity of the Senior Subordinated Notes upon the occurrence of an Event of Default, the holders of Senior Subordinated Notes may be entitled to recover only the amount that may be declared due and payable pursuant to the Senior Subordinated Note Indenture, which may be less than the principal amount at maturity of such Senior Subordinated Notes. See "Description of the Senior Subordinated Notes -- Events of Default."

     If a bankruptcy case is commenced by or against us under the United States Bankruptcy Code after the issuance of the Senior Subordinated Notes, the claim of a holder of Senior Subordinated Notes with respect to the principal amount of such Senior Subordinated Notes will likely be limited to an amount equal to the sum of (1) the issue price of the Senior Subordinated Notes as of the date of issuance of the Senior Subordinated Notes and (2) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Accordingly, holders of the Senior Subordinated Notes under such circumstances may, even if sufficient funds are available, receive a lesser amount than they would be entitled to under the express terms of the Senior Subordinated Note Indenture. In addition, there can be no assurance that a bankruptcy court would compute the accrual of interest under the same rules as those used for the calculation of original issue discount under United States federal income tax law and, accordingly, a holder might be required to recognize gain or loss in the event of a distribution related to such bankruptcy case.

YEAR 2000 DATE CONVERSION

     To ensure that our computer systems and applications will function properly beyond 1999, we have implemented a Year 2000 program. However, there can be no assurance that the Year 2000 program will be successfully completed.

     If we cannot operate effectively after December 31, 1999, we could, among other things, face substantial claims by our customers or loss of revenue due to service interruptions, the inability to fulfill contractual obligations or to bill customers accurately and on a timely basis, increased expenses associated with litigation, stabilization of operations following critical system failures and the execution of contingency plans and the inability by customers and others to pay, on a timely basis or at all, obligations owed to us. Under these circumstances, the adverse effects, although not quantifiable at this time, would be material to our business, results of operations, financial condition and prospects. For a more complete discussion of Intermedia's Year 2000 program and the associated risks, see "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Impact of Year 2000" in Intermedia's most recent periodic report.

FORWARD-LOOKING STATEMENTS

     Some of the statements in this Prospectus that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by the use of words such as "estimates," "projects," "anticipates," "expects," "intends," "believes" or the negative thereof or other variations thereon or by discussions of strategy that involve risks and uncertainties. Examples of forward-looking statements include discussions of our plans to expand our existing networks, introduce new products, build and acquire networks in new areas, install switches or provide local services, the estimate of market sizes and addressable markets for our services and products, the market opportunity presented by larger metropolitan areas, anticipated revenues from designated markets during 1999 and statements regarding the development of our businesses, anticipated capital expenditures and regulatory reform.

     Management wishes to caution you that all forward-looking statements contained in this Prospectus are only estimates and predictions. Actual results could differ materially from those anticipated in this Prospectus as a result of risks facing us or actual events differing from the assumptions underlying such statements. Such risks and assumptions include, but are not limited to, those discussed above.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     We originally issued and sold the Old Notes on February 24, 1999 in reliance upon the exemptions from registration under Rule 144A and Section 4(2) of the Securities Act. In connection with the sale of the Old Notes, we entered into registration rights agreements. Pursuant to the registration rights agreements, we agreed to register with the SEC a series of notes with substantially identical terms as 9 1/2% Senior Notes to be offered in exchange for the 9 1/2% Senior Notes and a series of notes with substantially identical terms as the 12 1/4% Senior Subordinated Notes to be offered in exchange for the 12 1/4% Senior Subordinated Notes. The purpose of the Exchange Offers is to satisfy our obligations under the registration rights agreements. Holders that are not prohibited from participating in the Exchange Offers and do not tender all of their Old Notes will no longer have any registration rights under the registration rights agreements.

TERMS OF THE EXCHANGE

     We are offering to exchange, subject to the conditions set forth in this Prospectus and in the Letter of Transmittal accompanying this Prospectus, the same principal amount of New Notes for the Old Notes tendered for exchange. The terms of the New Notes are substantially identical to the Old Notes in all material respects, including interest rate and maturity, except that:

        - the New Notes will not be subject to the restrictions on transfer, other than with respect to holders who are affiliates and as otherwise described below, and

        - holders of New Notes will not be entitled to certain rights of holders of Old Notes under the registration rights agreements.

     The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the respective indentures. See "Description of the Senior Notes and "Description of the Senior Subordinated Notes." The Exchange Offers are not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

     We believe that New Notes received in exchange for Old Notes may be offered for sale, sold and otherwise transferred by any holder, other than any holder which is our "affiliate" within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

        - the New Notes are acquired in the ordinary course of the holder's business,

        - the holder has no arrangement or understanding with any person to participate in the distribution of the New Notes, and

        - neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes.

     Any holder who tenders in the Exchange Offers for the purpose of participating in a public distribution of the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the distribution. Broker-dealers may not exchange Old Notes which are part of an unsold original allotment in the Exchange Offers.

     Tendering holders of the Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the Exchange Offers.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENT

     The Exchange Offers will expire at 5:00 p.m., New York City time, on
            , 1999 unless extended by us, in our sole discretion. We may extend the expiration time and date, or otherwise amend the terms of the Exchange Offers, at any time and from time to time by giving oral or written notice to holders of the Old Notes and, unless otherwise required by applicable law or regulation, by making a release to the Dow

Jones News Service on or before 9:00 a.m. of the next business day following the expiration date. We may terminate the Exchange Offers at any time prior to 5:00 p.m., New York City time on the date the Exchange Offers expire, by giving notice as described in the preceding sentence. During any extensions of the Exchange Offers, all Old Notes tendered for exchange will remain subject to the Exchange Offers. In connection with the Exchange Offers, we will comply with all applicable requirements of the federal securities laws, including, but not limited to, Rule 14e-1 under the Exchange Act.

     We expressly reserve the right to:

        - terminate the Exchange Offers and not accept for exchange any Old Notes if any event described under "Conditions to the Exchange Offers" has occurred and not been waived by us and

        - amend the terms of the Exchange Offers in any manner which, in our good faith judgment, is advantageous to the holders of the Old Notes, whether before or after any tender of the Old Notes.

     Unless we terminate the Exchange Offers prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the New Notes for the Old Notes on the first business day following the expiration date.

PROCEDURES FOR TENDERING OLD NOTES

     The Exchange Offers are subject to the terms and conditions set forth in this Prospectus and the Letter of Transmittal.

     Old Notes may be tendered by properly completing and signing the Letter of Transmittal and delivering the Letter of Transmittal to the Exchange Agent at its address set forth in this Prospectus on or prior to the expiration date, together with:

        - the certificate or certificates representing the Old Notes being tendered and any required signature guarantees,

        - a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of the Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Depository") pursuant to the procedure for book-entry transfer described below, or

        - the completion of the procedures for guaranteed delivery set forth below. See "Guaranteed Delivery Procedures."

     If the New Notes are to be issued in the name of the registered holder and the registered holder has signed the Letter of Transmittal the holder's signature need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Exchange Agent and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office or correspondent in the United States, or by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc. (an "Eligible Institution"). If the New Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the register for the Old Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO US.

     A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal, the Old Notes or a Book-Entry Confirmation and all other required documents are received by the Exchange Agent.

     We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of Old Notes, which determination will be final and binding. We reserve the right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the right to waive any of the conditions of the Exchange Offer or any defect, withdrawal, rejection of tender or irregularity in the tender of any Old Notes. Neither we, the Exchange Agent nor any other person will be under any duty to give notification of any defects, withdrawals, rejections or irregularities or incur any liability for failure to give any such notification.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offers.

     The holder tendering Old Notes exchanges, assigns and transfers the Old Notes to us and irrevocably constitutes and appoints the Exchange Agent as the holder's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. All authority conferred by the holder will survive the death or incapacity of the holder and every obligation of the holder will be binding upon the heirs, legal representatives, successors assigns, executors and administrators of the holder.

     By participating in the Exchange Offers, the holder represents and warrants that:

        - it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire New Notes in exchange for the Old Notes,

        - is not an "affiliate" within the meaning of Rule 405 under the Securities Act or that, if it is our "affiliate," it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

        - when the Old Notes are accepted for exchange, we will acquire good and unencumbered title to the Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim

        - it will, upon request, execute and deliver any additional documents deemed by us to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes,

        - it is acquiring the New Notes offered in the ordinary course of its business, and

        - it has no arrangement with any person to participate in the distribution of the New Notes.

WITHDRAWAL RIGHTS

     Old Notes tendered pursuant to the Exchange Offers may be withdrawn at any time prior to the expiration date of the Exchange Offers.

     To be effective, the Exchange Agent must receive at its address set forth in this Prospectus by mail, courier, telegraphic, telex or facsimile transmission a written notice of withdrawal. Any notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Old Notes to be withdrawn, the certificate numbers of Old Notes to be withdrawn, the principal amount of Old Notes to be withdrawn, a statement that the holder is withdrawing its election to tender the Old Notes for exchange, and the name of the registered holder of the Old Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to the Exchange Agent that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. If Old Notes have been tendered pursuant to a book-entry transfer, any notice of withdrawal must specify the name and number of the account at the Depository to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the Depository. We will determine all questions as to the validity of notices of withdrawals, including time of receipt, and such determination will be final and binding on all parties. Any Old Notes which have been tendered for exchange but which are not exchanged will be returned to the holder without cost as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offers. Properly withdrawn Old Notes may be re-tendered at any time on or prior to the expiration of the Exchange Offer. Any Old Notes withdrawn and not re-tendered will not be exchanged for New Notes under the Exchange Offers.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF SENIOR NOTES

     Old Notes validly tendered and not withdrawn will be accepted for exchange, subject to the conditions of the Exchange Offers, and issuance of the New Notes will be issued on the first business day following the expiration of the Exchange Offers. We will be deemed to have accepted for exchange validly tendered Old Notes when we give oral or written notice to the Exchange Agent of our acceptance of the Old Notes for exchange.

     The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of causing the Old Notes to be assigned, transferred and exchanged for New Notes. Upon the terms and subject to the conditions of the Exchange Offers, the Exchange Agent will deliver New Notes in exchange for Old Notes promptly after our acceptance of the tendered Old Notes. Tendered Old Notes which we do not accept for exchange will be returned without expense to the tendering holders promptly following the expiration of the Exchange Offers or, if we terminate the Exchange Offers prior to the expiration date, promptly after the Exchange Offers are terminated.

BOOK-ENTRY TRANSFER

     The Exchange Agent will establish an account at the Depository for purposes of the Exchange Offers within two business days after the date of this Prospectus. Any financial institution that is a participant in the Depository's systems may make book-entry delivery of Old Notes by causing the Depository to transfer the Old Notes into the Exchange Agent's account at the Depository in accordance with the Depository's procedure for transfer.

     EVEN THOUGH THE OLD NOTES ARE BEING DELIVERED BY A BOOK ENTRY TRANSFER THE LETTER OF TRANSMITTAL WITH ANY REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS MUST BE PHYSICALLY RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE TIME THE EXCHANGE OFFERS EXPIRE.

CONDITIONS TO THE EXCHANGE OFFERS

     Notwithstanding any other provision of the Exchange Offers, we will not be required to issue New Notes in exchange for properly tendered Old Notes and may terminate the Exchange Offers or, at our option, modify or otherwise amend the Exchange Offers, if any event has occurred which, in our sole judgment and regardless of the circumstances giving rise to any such event, including any action by us, makes it unlawful or inadvisable to proceed with the Exchange Offers and/or with the acceptance of Old Notes for exchange or with the exchange.

     We expressly reserve the right to:

        - terminate the Exchange Offers and not accept for exchange any Old Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by us of properly tendered Old Notes),

        - amend the Exchange Offers at any time prior to their expiration if any of the conditions set forth above occur, and

        - regardless of whether any of such conditions has occurred, amend the Exchange Offers in any manner which, in our good faith judgment, is advantageous to holders of the Old Notes.

     These conditions are for our sole benefit and may be waived by us, in whole or in part, in our sole discretion. Any determination made by us that any of these conditions has occurred will be final and binding on all holders, absent manifest error.

     In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for Old Notes, if any stop order has been threatened or is in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

     SunTrust Bank, Central Florida, National Association, the Trustee under the indentures governing the Senior Note and the Senior Subordinated Notes, has been appointed as the Exchange Agent for the Exchange Offers. All executed Letters of Transmittal, questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent, addressed as follows:

              SunTrust Bank, Central Florida, National Association
                             225 East Robinson St.
                                   Suite 250
                               Orlando, FL 32801
                           Attention: Holly Arencibia
                           Facsimile: (407) 237-5299
                      Confirm by telephone: (407) 237-5179

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; EXPENSES

     We have not retained any dealer-manager or similar agent in connection with the Exchange Offers and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offers.

     We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this Prospectus and the Letter of Transmittal. You must not rely on any unauthorized information. The information in this Prospectus is current as of the date set forth on the front cover. The Exchange Offers are not being made, nor will tenders be accepted from or on behalf of, holders of Old Notes in any jurisdiction where the making of the Exchange Offers or the acceptance of tender would not be in compliance with the laws of the jurisdiction. We may, however, at the reasonable request of any holder, take the actions we deem necessary to make the Exchange Offers in any jurisdiction and extend the Exchange Offers to holders of Old Notes in that jurisdiction.

TRANSFER TAXES

     Holders who tender their Old Notes in exchange for New Notes will not be obligated to pay any transfer taxes except that holders who instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offers be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Old Notes were not registered under the Securities Act or under the Securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold pursuant to exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your Old Notes for New Notes pursuant to the Exchange Offers, you will not be able to resell, offer to resell or otherwise transfer the Old Notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will no longer be able to obligate us to register the Old Notes under the Securities Act except in the limited circumstances provided under the registration rights agreements. In addition, if you want to exchange your Old Notes in the Exchange Offers for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. We do not intend to register the Old Notes under the Securities Act.

     Based on certain no-action letters issued by the staff of the SEC, we believe that the New Notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

        - you are acquiring the New Notes in the ordinary course of your business,

        - you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes within the meaning of the Securities Act, and

        - you are not an affiliate of the Company within the meaning of Rule 405 of the Securities Act.

     If any of the foregoing are not true and you transfer any New Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your New Notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume or indemnify you against such liability.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes which were acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an "Underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. We have agreed to register or qualify the New Notes for resale in any jurisdictions reasonably requested by any holder, subject to certain limitations.

OTHER

     Participation in the Exchange Offers is voluntary and holders should carefully consider whether to accept. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     When the Exchange Offers are completed, holders of Old Notes that were not prohibited from participating in the Exchange Offers and did not tender their Old Notes will not have any registration rights under the registration rights agreements with respect to non-tendered Old Notes and, therefore, such Old Notes will continue to be subject to certain transfer restrictions.

     We have not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offers and to the best of our information and belief, each person participating in the Exchange Offers is acquiring the New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Notes to be received in the Exchange Offers. In this regard, we will make each person participating in the Exchange Offers aware, through this Prospectus or otherwise, that if the Exchange Offers are being accepted for the purpose of secondary resale, any holder using the Exchange Offers to participate in a distribution of New Notes to be acquired in the registered Exchange Offers
(1) may not rely on the staff position enunciated in Morgan Stanley and Co. Inc. (avail. June 5, 1991) and Exxon Capital Holding Corp. (avail. May 13, 1988) or similar letters and (2) must comply with registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in our accounting records on the date the Exchange Offers are consummated. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the Exchange Offers will be amortized over the term of the New Notes.

                                USE OF PROCEEDS

     We will receive no proceeds from the Exchange Offers.

                                 CAPITALIZATION

     The following table sets forth as of December 31, 1998, the historical consolidated capitalization of Intermedia and the capitalization as adjusted to give effect to the issuance of the Senior Notes and the Senior Subordinated Notes. This table should be read in conjunction with the Consolidated Financial Statements of Intermedia and the notes relating to those statements included in Intermedia's Annual Report on Form 10-K.

                                                               AS OF DECEMBER 31, 1998
                                                              -------------------------
                                                              HISTORICAL    AS ADJUSTED
                                                              ----------    -----------
                                                               (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................  $  387,615    $  876,213
                                                              ==========    ==========
Long-term debt (including current maturities):
  12.50% Senior Discount Notes due 2006.....................  $  247,524    $  247,524
  11.25% Senior Discount Notes due 2007.....................     440,069       440,069
  8.875% Senior Notes due 2007..............................     260,250       260,250
  8.50% Senior Notes due 2008...............................     400,000       400,000
  8.60% Senior Notes due 2008...............................     500,000       500,000
  9.50% Senior Notes due 2009...............................          --       298,653
  12.25% Senior Subordinated Discount Notes due 2009........          --       200,407
  Other long-term debt......................................         676           676
  Capital lease obligations.................................     523,867       523,867
                                                              ----------    ----------
          Total long-term debt..............................   2,372,386     2,871,446
  13.50% Series B redeemable exchangeable preferred stock
     due 2009...............................................     371,678       371,678
  7% Series D junior convertible preferred stock............     133,686       133,686
  7% Series E junior convertible preferred stock............     160,086       160,086
  7% Series F junior convertible preferred stock............     196,838       196,838
  Total stockholders' deficiency............................    (370,648)     (370,648)
                                                              ----------    ----------
          Total capitalization..............................  $2,864,026    $3,363,086
                                                              ==========    ==========

                        DESCRIPTION OF THE SENIOR NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to Intermedia Communications Inc. and not to any of its subsidiaries and the term Senior Notes refers to the 9 1/2% Senior Notes and the 9 1/2% Series B Senior Notes and not the Senior Subordinated notes.

     The Company will issue the 9 1/2% Series B Senior Notes under an indenture (the "Senior Note Indenture") between itself and SunTrust Bank, Central Florida, National Association, as trustee (the "Trustee"). The terms of the Senior Notes include those stated in the Senior Note Indenture and those made part of the Senior Note Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Certain rights of the holders of the Senior Notes are also set forth in registration rights agreement between Intermedia and the initial purchasers of the Senior Notes (the "Senior Notes Registration Rights Agreement").

     The following description is a summary of the material provisions of the Senior Note Indenture and the Senior Note Registration Rights Agreement. It does not restate those agreements in their entirety. We urge you to read the Senior
Note Indenture and the Senior Note Registration Rights Agreement because they, and not this description, define your rights as holders of the Senior Notes. Copies of the Senior Note Indenture and the Senior Note Registration Rights Agreement are available as set forth below under the subheading "Additional Information." Certain defined terms used in this description but not defined below under the subheading "Certain Definitions" have the meanings assigned to them in the Senior Note Indenture.

BRIEF DESCRIPTION OF THE SENIOR NOTES

     The Senior Notes:

           - are general unsecured obligations of the Company;

           - are pari passu in right of payment with all existing and future senior borrowings, including the Existing Senior Notes and borrowings under a credit facility which may be established by the Company. Holders of secured Indebtedness of the Company will, however, have claims that are prior to the claims of the Holders of the Senior Notes with respect to the assets securing such other Indebtedness.

     Certain of the Company's operations are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Senior Notes. The
9 1/2% Senior Notes are, and the 9 1/2% Series B Senior Notes will be, effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's Subsidiaries. Any right of the Company to receive assets of any of its Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the Holders of the Senior Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by the Company. As of December 31, 1998, on a pro forma basis after giving effect to the offering of the Senior Notes and the Senior Subordinated Notes, the Company would have had approximately $3.1 billion of total indebtedness outstanding, including trade payables and approximately $88.1 million of indebtedness and other liabilities of the Company's Subsidiaries. Senior indebtedness would have accounted for approximately $2.1 billion of such total indebtedness.

PRINCIPAL, MATURITY AND INTEREST

     The Senior Note Indenture provides for the issuance by the Company of Senior Notes with a maximum aggregate principal amount of $300.0 million. The Company will issue 9 1/2% Series B Senior Notes in denominations of $1,000 and integral multiples of $1,000. The 9 1/2% Series B Senior Notes will mature on March 1, 2009.

     Interest on the Senior Notes will accrue at the rate of 9 1/2% per annum and will be payable semi-annually in cash in arrears on March 1 and September 1, commencing on September 1, 1999. The Company will make each interest payment to the Holders of record on the immediately preceding February 15 and August 15.

     Interest on the Senior Notes will accrue from February 24, 1999 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

PAYING AGENT AND REGISTRAR FOR THE SENIOR NOTES

     The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Senior Notes in accordance with the Senior Note Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Note Indenture. The Company is not required to transfer or exchange any Senior Note selected for redemption. Also, the Company is not required to transfer or exchange any Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed.

     The registered Holder of a Senior Note will be treated as the owner of it for all purposes.

OPTIONAL REDEMPTION

     Prior to March 1, 2004, the 9 1/2% Series B Senior Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date.

     On or after March 1, 2004, the 9 1/2% Series B Senior Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

                            YEAR                              PERCENTAGE
                            ----                              ----------
2004........................................................   104.750%
2005........................................................   103.167%
2006........................................................   101.583%
2007 and thereafter.........................................   100.000%

     In the event of the sale by the Company prior to March 1, 2002 of its Capital Stock (other than Disqualified Stock) (i) to a Strategic Investor in a single transaction or series of related transactions for an aggregate purchase price equal to or exceeding $50.0 million or (ii) in one or more Public Offerings (each of clauses (i) and (ii), a "Qualified Equity Offering"), up to a maximum of 25% of the aggregate principal amount of the Senior Notes originally issued will, at the option of the Company, be redeemable from the net cash proceeds of such sale or sales (but only to the extent such proceeds consist of cash or readily marketable cash equivalents received in respect of the Capital Stock, other than Disqualified Stock, so sold) at a redemption price equal to 109.50% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, provided that:

          (1) at least 75% of the aggregate principal amount of the Senior Notes originally issued remains outstanding immediately after the occurrence of such redemption; and

          (2) such redemption occurs within 90 days of the date of the closing of each such sale.

MANDATORY REDEMPTION

     Except as set forth below under the captions "Offer to Purchase Upon Change of Control" and "Offer to Purchase with Excess Asset Sale Proceeds," the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will be required to make an offer (the "Change of Control Offer") to each holder of Senior Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). The Change of Control Offer must be commenced within 30 days following a Change of Control, must remain open for at least 30 and not more than 40 days (unless required by applicable law) and must comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations.

     Except as described above with respect to a Change of Control, the Senior
Note Indenture will not contain provisions that permit the holders of the Senior Notes to require that the Company repurchase or redeem the Senior Notes in the event of a takeover, recapitalization or similar transaction.

     Due to the leveraged structure of the Company and the effective subordination of the Senior Notes to secured Indebtedness of the Company and Indebtedness of the Company's Subsidiaries, the Company may not have sufficient funds available to purchase the Senior Notes tendered in response to a Change of Control Offer. In addition, the Existing Senior Notes or other agreements relating to Indebtedness of the Company's Subsidiaries may contain prohibitions or restrictions on the Company's ability to effect a Change of Control Payment.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Senior Notes to require the Company to repurchase such Senior Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company to another Person may be uncertain.

OFFER TO PURCHASE WITH EXCESS ASSET SALE PROCEEDS

     When the cumulative amount of Excess Proceeds (as defined below under the subheading "Certain Covenants -- Asset Sales") exceeds $10.0 million, the Company will make an offer to all holders of Senior Notes and Pari Passu Notes (an "Excess Proceeds Offer"), to purchase the maximum principal amount and/or accreted value as applicable of Senior Notes and Pari Passu Notes that may be purchased out of such Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount of the Senior Notes and 100% of the accreted value or 100% of the outstanding principal amount, as applicable, of the Pari Passu Notes, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures specified in the Senior Note Indenture.

     If the aggregate principal amount and/or accreted value, as the case may be, of Senior Notes and Pari Passu Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Senior Notes and Pari Passu Notes to be purchased on a pro rata basis. To the extent that the aggregate amount of Senior Notes and Pari Passu Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of Excess Proceeds, the Company may use such deficiency for general purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds will be reset at zero.

SELECTION OF SENIOR NOTES FOR REDEMPTION OR OFFERS TO PURCHASE

     If less than all of the Senior Notes are to be redeemed at any time, the Trustee will select Senior Notes for redemption as follows:

          (1) if the Senior Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Senior Notes are listed; or

          (2) if the Senior Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No Senior Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Senior Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any Senior Note is to be redeemed in part only, the notice of redemption that relates to that Senior Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Note in principal amount equal to the unredeemed portion of the original Senior Note will be issued in the name of the Holder thereof upon cancellation of the original Senior Note. Senior Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the Senior Notes or portions of them called for redemption.

CERTAIN COVENANTS

     Restricted Payments

     The Company and its Subsidiaries may not, directly or indirectly:

          (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries other than dividends or distributions payable (A) in Equity Interests of the Company that are not Disqualified Stock or (B) to the Company or any Subsidiary;

          (ii) purchase, redeem, defease, retire or otherwise acquire for value ("Retire" and correlatively, a "Retirement") any Equity Interests of the Company or any of its Subsidiaries or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Subsidiary);

          (iii) Retire for value any Indebtedness of (A) the Company that is subordinate in right of payment to the Senior Notes or (B) any Subsidiary, except, with respect to clause (A) or (B) above, at final maturity or in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; or

          (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

             (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof;

             (b) after giving effect to such Restricted Payment on a pro forma basis as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Leverage Ratio test described under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock;" and

             (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (including any Restricted Payments made pursuant to clauses (i), (v) and (vi) of the next paragraph), is less than the sum of

                (w) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from June 30, 1996 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                (x) 100% of the aggregate net cash proceeds received by the Company from the issue or sale of Equity Interests of the Company or of debt securities or Disqualified Stock of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock) after June 30, 1996 (other than any such Equity Interests, the proceeds of which were used as set forth in clauses (ii) and (viii) below) plus

                (y) 100% of the sum of, without duplication, (1) aggregate dividends or distributions received by the Company or any Subsidiary from any Joint Venture (other than dividends or distributions to pay any obligations of such Joint Venture to Persons other than the Company or any Subsidiary, such as income taxes), with non-cash distributions to be valued at the lower of book value or fair market value as determined by the Board of Directors, (2) the amount of the principal and interest payments received since the Issue Date by the Company or any Subsidiary from any Joint Venture and (3) the net proceeds from the sale of an Investment in a Joint Venture received by the Company or any Subsidiary; provided that there is no obligation to return any such amounts to the Joint Venture, and excluding any such dividend, distribution, interest payment or net proceeds that constitutes a return of capital invested pursuant to clause (vi) of the next succeeding paragraph, plus

                (z) $10.0 million.

     The foregoing provisions will not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Senior Note Indenture;

          (ii) the Retirement of (A) any Equity Interests of the Company or any Subsidiary of the Company, (B) Indebtedness of the Company that is subordinate to the Senior Notes or (C) Indebtedness of a Subsidiary of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock);

          (iii) the Retirement of any Indebtedness of the Company subordinated in right of payment to the Senior Notes in exchange for, or out of the proceeds of the substantially concurrent Incurrence of Indebtedness of the Company (other than Indebtedness to a Subsidiary of the Company), but only to the extent that such new Indebtedness is permitted under the covenant described below under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock" and (A) is subordinated in right of payment to the Senior Notes at least to the same extent as, (B) has a Weighted Average Life to Maturity at least as long as, and (C) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so Retired;

          (iv) the Retirement of any Indebtedness of a Subsidiary of the Company in exchange for, or out of the proceeds of the substantially concurrent incurrence of Indebtedness of the Company or any Subsidiary but only to the extent that such incurrence is permitted under the covenant described below under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock" and only to the extent that such Indebtedness (A) is not secured by any assets of the Company or any Subsidiary to a greater extent than the Retired Indebtedness was so secured, (B) has a Weighted Average Life to Maturity at least as long as the Retired Indebtedness and
     (C) if such Retired Indebtedness was an obligation of the Company, is pari passu or subordinated in right of payment to the Senior Notes at least to the same extent as the Retired Indebtedness;

          (v) the Retirement of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries;

          (vi) Investments in any Joint Venture; provided that at the time any such Investment is made, such Investment will not cause the aggregate amount of Investments at any one time outstanding under this clause (vi) to exceed the greater of (A) $25.0 million and (B) 5% of the Total Common Equity of the Company;

          (vii) the payment of cash in lieu of fractional shares (A) payable as dividends on Equity Interests of the Company or (B) issuable upon conversion of or in exchange for securities convertible into or exchangeable for Equity Interests of the Company or (C) issuable as a result of a corporate reorganization, provided that, in the case of (A) and
     (B), the issuance of such Equity Interests or securities and, in the case of (C), such corporate reorganization, is permitted under the terms of the Senior Note Indenture; and

          (viii) Investments with the net cash proceeds received by the Company from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) after December 31, 1997;

          provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i), (ii), (iii), (iv), (v),
     (vi) and (viii) no Default or Event of Default shall have occurred and be continuing.

     A Permitted Investment that ceases to be a Permitted Investment pursuant to the definition of that term, shall become a Restricted Investment, deemed to have been made on the date that it ceases to be a Permitted Investment.

     The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such determination, all outstanding Investments by the Company and its Subsidiaries (except to the extent repaid in cash) in such Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of
(x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and
(z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time.

     The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock," and (ii) no Default or Event of Default would be in existence following such designation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described under the subheading "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

     Incurrence of Indebtedness and Issuance of Disqualified Stock

     The Company and its Subsidiaries may not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for the payment of (collectively, "incur" and, correlatively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired
Debt) and may not issue any Disqualified Stock, provided, however, that the Company and/or any of its Subsidiaries may incur Indebtedness (including, without limitation, Acquired Debt) or issue shares of Disqualified Stock if, after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock, the Consolidated Cash Flow Leverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence or issuance:

          (A) does not exceed 5.5 to 1 if such incurrence or issuance occurs on or prior to June 1, 1999; and

          (B) does not exceed 5.0 to 1 if such incurrence or issuance occurs after June 1, 1999, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     If the Company incurs any Indebtedness or issues or redeems any Preferred Stock subsequent to the commencement of the period for which such ratio is being calculated but prior to the event for which the calculation of the ratio is made, then the ratio will be calculated giving pro forma effect to any such incurrence of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable period. In making such calculation on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

     The foregoing limitation will not apply to (with each exception to be given independent effect):

          (a) the incurrence by the Company and/or any of its Subsidiaries of Indebtedness under a Credit Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and/or any of its Subsidiaries thereunder) not to exceed $150.0 million in the aggregate at any one time outstanding, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to the covenant described above under the subheading "Asset Sales;"

          (b) the incurrence by the Company and/or any of its Subsidiaries of Vendor Indebtedness, provided that the aggregate amount of such Vendor Indebtedness incurred does not exceed 80% of the total cost of the Telecommunications Related Assets financed therewith (or 100% of the total cost of the Telecommunications Related Assets financed therewith if such Vendor Indebtedness was extended for the purchase of tangible physical assets and was so financed by the vendor thereof or an affiliate of such vendor);

          (c) the incurrence by the Company and/or any of its Subsidiaries of the Existing Indebtedness, including the Existing Senior Notes;

          (d) the incurrence by the Company and/or any of its Subsidiaries of Indebtedness in an aggregate amount not to exceed $50.0 million at any one time outstanding;

          (e) the incurrence by the Company of Indebtedness, but only to the extent that such Indebtedness has a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Senior Notes, in an aggregate principal amount not to exceed 2.0 times the net cash proceeds received by the Company after June 30, 1996 from the issuance and sale of Equity Interests of the Company (that are not Disqualified Stock) plus the fair market value of Equity Interests (other than Disqualified Stock) issued after June 30, 1996 in connection with any acquisition of any Telecommunications Business;

          (f) the incurrence (a "Permitted Refinancing") by the Company and/or any of its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to refinance, replace, refund or defease ("Refinance" and correlatively, "Refinanced" and "Refinancing") Indebtedness, other than Indebtedness incurred pursuant to clause (a) above, but only to the extent that:

             (1) the net proceeds of such Refinancing Indebtedness do not exceed the principal amount of and premium, if any, and accrued interest on the Indebtedness so Refinanced (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) plus the fees, expenses and costs of such Refinancing and reasonable prepayment premiums, if any, in connection therewith;

             (2) the Refinancing Indebtedness shall have a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Indebtedness being Refinanced; and

             (3) if the Indebtedness being Refinanced is subordinated in right of payment to the Senior Notes, the Refinancing Indebtedness shall be subordinated in right of payment to the Senior Notes on terms at least as favorable to the holders of Senior Notes as those contained in the documentation governing the Indebtedness being so Refinanced;

          (g) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries;

          (h) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or foreign currency risk with respect to any floating rate Indebtedness that is permitted by the terms of the Senior Note Indenture to be outstanding; and

          (i) the incurrence by the Company of Indebtedness represented by the Senior Notes and the Senior Subordinated Notes, in each case, issued on the Issue Date.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness or Disqualified Stock meets the criteria of more than one of the categories described in clauses (a) through (i) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item in any manner that complies with this covenant and such item will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph herein. Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness, Common Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     Asset Sales

     The Company and its Subsidiaries may not, whether in a single transaction or a series of related transactions occurring within any twelve-month period:

          (i) sell, lease, convey, dispose or otherwise transfer any assets (including by way of a Sale and Leaseback Transaction) other than sales, leases, conveyances, dispositions or other transfers:

             (A) in the ordinary course of business;

             (B) to the Company by any Subsidiary of the Company or from the Company to any Subsidiary of the Company;

             (C) that constitute a Restricted Payment, Investment or dividend or distribution permitted under the covenant described above under the subheading "Restricted Payments;" or

             (D) that constitute the disposition of all or substantially all of the assets of the Company pursuant to the covenant described below under the subheading "Merger, Consolidation or Sale of Assets;" or

          (ii) issue or sell Equity Interests in any of its Subsidiaries other than an issuance or sale of Equity Interests of any such Subsidiary to the Company or a Subsidiary of the Company;

     if, in the case of either (i) or (ii) above, in a single transaction or a series of related transactions occurring within any twelve-month period, such assets or securities:

          (x) have a Fair Market Value in excess of $2.0 million; or

          (y) are sold or otherwise disposed of for net proceeds in excess of $2.0 million (each of the foregoing, an "Asset Sale"), unless:

             (a) no Default or Event of Default exists or would occur as a result thereof;

             (b) the Company, or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee), of the assets or securities issued or sold or otherwise disposed of; and

             (c) except with respect to an Asset Sale constituting the issuance or sale of Equity Interests in the Web Hosting Subsidiary, at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash, provided, however, that:

                (A) the amount of:

                    (x) any liabilities (as shown on the Company's or such
               Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Senior Notes) that are assumed by the transferee of any such assets; and

                    (y) any notes, obligations or other securities received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash,

               shall be deemed to be cash (to the extent of the cash received in the case of subclause (y)) for purposes of this clause (c); and

                (B) an amount equal to the Fair Market Value (determined as set forth in clause (b) above) of (1) Telecommunications Related Assets received by the Company or any such Subsidiary from the transferee that will be used by the Company or any such Subsidiary in the operation of a Telecommunications Business in the United States and
           (2) the Voting Stock of any Person engaged in the Telecommunications Business in the United States received by the Company or any such Subsidiary (provided that such Voting Stock is converted to cash within 270 days or such Person concurrently becomes or is a Subsidiary of the Company) will be deemed to be cash for purposes of this clause (c).

     The foregoing provisions will not apply to a sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, which will be governed by the provisions of the Senior Note Indenture described below under the subheading "Merger, Consolidation or Sale of Assets."

     Within 360 days after the receipt of net proceeds of any Asset Sale, the Company (or such Subsidiary, as the case may be) may apply the Net Proceeds from such Asset Sale, at its option, to:

          (i) permanently reduce the amounts permitted to be borrowed by the Company under the terms of any of its Senior Indebtedness; or

          (ii) the purchase of Telecommunications Related Assets or Voting Stock of any Person engaged in the Telecommunications Business in the United States (provided that such Person concurrently becomes a Subsidiary of the Company); or

          (iii) in the case of net cash proceeds realized upon the issuance or sale of Equity Interests in the Web Hosting Subsidiary, fund cash operating losses, provide working capital and for general corporate purposes.

     Any Net Proceeds from any Asset Sales that are not so applied or invested will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an Excess Proceeds Offer in accordance with the terms set forth under the subheading "Offer to Purchase with Excess Asset Sale Proceeds."

     Liens

     The Company and its Subsidiaries may not, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except for Permitted Liens.

     Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Company and its Subsidiaries may not, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

          (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

          (ii) make loans or advances to the Company or any of its Subsidiaries; or

          (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries; except for such encumbrances or restrictions existing as of the Issue Date or under or by reason of:

             (a) Existing Indebtedness;

             (b) applicable law;

             (c) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

             (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

             (e) Indebtedness in respect of a Permitted Refinancing, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

             (f) with respect to clause (iii) above, purchase money obligations for property acquired in the ordinary course of business, Vendor Indebtedness incurred in connection with the purchase or lease of Telecommunications Related Assets or performance bonds or similar security for performance which liens securing such obligations do not cover any asset other than the asset acquired or, in the case of performance bonds or similar security for performance, the assets associated with the Company's performance;

             (g) Indebtedness incurred under clause (a) of the covenant described under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock;"

             (h) the Senior Note Indenture and the Senior Notes or future Indebtedness with substantially similar restrictions, if any, to the Senior Notes;

             (i) the Senior Subordinated Note Indenture and the Senior Subordinated Notes or future Indebtedness with substantially similar restrictions, if any, to the Senior Subordinated Notes; or

             (j) in the case of clauses (a), (c), (e), (g), (h) and (i) above, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supple-ments, refundings, replacements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence or, if later, the Issue Date.

     Merger, Consolidation or Sale of Assets

     The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless:

          (i) the Company is the surviving entity or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Senior Notes and the Senior Note Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction no Default or Event of Default exists;

          (iv) except in connection with a Merger with or into a wholly owned Subsidiary of the Company, the Company, or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable fiscal quarter (including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), either (A) could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Leverage Ratio test described under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock" or (B) would have (x) Total Market Capitalization of at least $1.0 billion and (y) total Indebtedness (net of cash and cash equivalents that are not restricted cash or restricted cash equivalents as reflected on the Company's consolidated balance sheet as of the time of such event) in an amount no greater than 40% of its Total Market Capitalization; and

          (v) such transaction would not result in the loss, material impairment or adverse modification or amendment of any authorization or license of the Company or its Subsidiaries that would have a material adverse effect on the business or operations of the Company and its Subsidiaries taken as a whole.

     Transactions with Affiliates

     The Company and its Subsidiaries may not sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person;

          (ii) such Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors of the Company; and

          (iii) the Company delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate payments in excess of $1.0 million, a resolution of a committee of independent directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clauses (i) and (ii) above;

          provided that:

             (a) transactions pursuant to any employment, stock option or stock purchase agreement entered into by the Company or any of its Subsidiaries, or any grant of stock, in the ordinary course of business that are approved by the Board of Directors of the Company;

             (b) transactions between or among the Company and its Subsidiaries;

             (c) transactions permitted by the provisions of the Senior Note Indenture described above under the subheading "Restricted Payments;" and

             (d) loans and advances to employees and officers of the Company or any of its Subsidiaries in the ordinary course of business in an aggregate principal amount not to exceed $1.0 million at any one time outstanding, shall not be deemed Affiliate Transactions.

     Use of Proceeds

     The Company may use the gross proceeds from the sale of the Senior Notes only for the following purposes:

          (i) to pay the fees and expenses of the issuance of the Senior Notes including any discount or commission to the initial purchasers of the Senior Notes; and

          (ii) with respect to any funds remaining after application under clause (i) above, to fund up to 80% of the cost of the acquisition or construction of Telecommunications Related Assets, or to the repayment of the Existing Senior Notes or to pay regularly scheduled interest on the Senior Notes pursuant to their terms.

     Pending application of the proceeds in accordance with clause (ii) above, the Company will deposit such proceeds into a segregated account in the Company's name. The Company will deliver to the Trustee an Officer's Certificate with each annual compliance certificate certifying that the amounts in such account were applied in accordance with this covenant.

     Business Activities

     The Company and its Subsidiaries may not, directly or indirectly, engage in any business other than the Telecommunications Business.

     Limitations on Sale and Leaseback Transactions

     The Company and its Subsidiaries may not, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, provided that the Company or any Subsidiary of the Company may enter into any such transaction if:

          (i) the Company or such Subsidiary would be permitted under the covenants described above under the subheadings "Incurrence of Indebtedness and Issuance of Disqualified Stock" and "Liens" to incur secured Indebtedness in an amount equal to the Attributable Debt with respect to such transaction;

          (ii) the consideration received by the Company or such Subsidiary from such transaction is at least equal to the Fair Market Value of the property being transferred; and

          (iii) the Net Proceeds received by the Company or such Subsidiary from such transaction are applied in accordance with the covenant described above under the subheading "Asset Sales."

     Reports

     The Company will file with the Trustee within 15 days after it files them with the SEC copies of the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Company will nevertheless continue to file such reports with the SEC (unless the SEC will not accept such a filing) and the Trustee. Whether or not required by the Exchange Act to file SEC Reports with the SEC, so long as any Senior Notes are outstanding, the Company will furnish copies of the SEC Reports to the holders of Senior Notes at the time the Company is required to file the same with the Trustee and make such information available to investors who request it in writing. In addition, the Company has agreed that, for so long as any Senior Notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Payments for Consents

     Neither the Company nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Senior Note Indenture or the Senior Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following constitutes an Event of Default:

          (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Senior Notes;

          (ii) default in payment when due of principal or premium, if any, on the Senior Notes at maturity, upon redemption or otherwise;

          (iii) failure by the Company to perform or comply with the provisions of the covenants described above under the subheadings "Offer to Purchase Upon Change of Control," "Asset Sales," "Restricted Payments," "Incurrence of Indebtedness and Issuance of Disqualified Stock" or "Merger, Consolidation or Sale of Assets;"

          (iv) failure by the Company for 30 days after notice from the Trustee or the holders of at least 25% in principal amount of the Senior Notes then outstanding to comply with its other agreements in the Senior Note Indenture or the Senior Notes;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (x) is caused by a failure to pay when due principal, premium, if any, or interest on such Indebtedness within the grace period provided in such Indebtedness (a "Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness of the Company or any Significant Subsidiary under which there has been a Payment Default or the maturity of which has been accelerated as provided in clause (y), aggregates $5.0 million or more or (y) results in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (vi) failure by the Company or any of its Significant Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability in writing) aggregating in excess of $5.0 million which judgments are not paid, discharged or stayed within 45 days after their entry; and

          (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

     If any Event of Default occurs and is continuing under the Senior Note Indenture, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Senior Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, the foregoing amount shall ipso facto become due and payable without further action or notice. No premium is payable upon acceleration of the Senior Notes except that in the case of an Event of Default that is the result of an action or inaction by the Company or any of its Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Senior Notes contained in the Senior Note Indenture or the Senior Notes. The amount declared due and payable will include the premium that would have been applicable on a voluntary prepayment of the Senior Notes. Holders of the Senior Notes may not enforce the Senior Note Indenture or the Senior Notes except as provided in the Senior Note Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payments of principal or interest) if it determines that withholding notice is in such holders' interest.

     The holders of a majority in aggregate principal amount of the Senior Notes then outstanding, by notice to the Trustee, may on behalf of the holders of all of the Senior Notes, waive any existing Default or Event of Default and its consequences under the Senior Note Indenture, except a continuing Default or Event of Default in the payment of interest or Liquidated Damages or premium on, or the principal of, the Senior Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Senior Note Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Senior Notes or the Senior Note Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Senior Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Notes, except for:

          (a) the rights of holders of outstanding Senior Notes to receive from the trust described below payments in respect of the principal of, premium, if any, and interest on and Liquidated Damages with respect to such Senior Notes when such payments are due, or on the redemption date, as the case may be;

          (b) the Company's obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (c) the rights, powers, trust, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

          (d) the Legal Defeasance provisions of the Senior Note Indenture.

          In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Senior Note Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including non payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the subheading "Events of Default" will no longer constitute an Event of Default with respect to the Senior Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Senior Notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Senior Notes, on the stated maturity or on the applicable optional redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on or Liquidated Damages with respect to the outstanding Senior Notes;

          (ii) in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Senior Note Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day (or such other applicable date) following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Senior Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next succeeding paragraph, the Senior Note Indenture or the Senior Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Senior Notes), and any existing default or compliance with any provision of the Senior Note Indenture or the Senior Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes).

     Without the consent of each holder affected, however, an amendment or waiver may not (with respect to any Senior Note held by a non-consenting holder):

          (i) reduce the principal amount of Senior Notes whose holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes (other than provisions relating to the covenants described under the subheadings "Offer to Purchase upon Change of Control" and "Offer to Purchase with Excess Asset Sale Proceeds");

          (iii) reduce the rate of or change the time for payment of interest on any Senior Notes;

          (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes (except a rescission of acceleration of the Senior Notes by the holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration);

          (v) make any Senior Note payable in money other than that stated in the Senior Notes;

          (vi) make any change in the provisions of the Senior Note Indenture relating to waivers of past Defaults or the rights of holders of Senior Notes to receive payments of principal of, premium, if any, or interest on the Senior Notes;

          (vii) waive a redemption payment with respect to any Senior Note (other than a payment required by one of the covenants described above under the subheadings "Offer to Purchase upon Change of Control" and "Offer to Purchase with Excess Asset Sale Proceeds"); or

          (viii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any holder of Senior Notes, the Company and the Trustee may amend or supplement the Senior Note Indenture or the Senior Notes:

             (a) to cure any ambiguity, defect or inconsistency;

             (b) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

             (c) to provide for the assumption of the Company's obligations to holders of the Senior Notes in the case of a merger or consolidation;

             (d) to make any change that would provide any additional rights or benefits to the holders of the Senior Notes or that does not adversely affect the legal rights under the Senior Note Indenture of any such holder; or

             (e) to comply with requirements of the Commission in order to effect or maintain the qualification of the Senior Note Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     If the Trustee becomes a creditor of the Company, the Senior Note Indenture limits its rights to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

     The holders of a majority in principal amount of the then outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Senior Note Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior
Note Indenture at the request of any holder of Senior Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     No holder of any Senior Note will have any right to institute any proceeding with respect to the Senior Note Indenture or for any remedy thereunder, unless:

          (i) such holder gives to the Trustee written notice of a continuing Event of Default;

          (ii) holders of at least 25% in principal amount of the then outstanding Senior Notes make a written request to pursue the remedy;

          (iii) such holders of the Senior Notes provide to the Trustee satisfactory indemnity; and

          (iv) the Trustee does not comply within 60 days. Otherwise, no holder of any Senior Note will have any right to institute any proceeding with respect to the Senior Note Indenture or for any remedy thereunder, except:

          (i) a holder of a Senior Note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Senior Note on or after the respective due dates expressed in such Senior Note (including upon acceleration thereof); or

          (ii) the institution of any proceeding with respect to the Senior Note Indenture or any remedy thereunder, including without limitation acceleration, by the Holders of a majority in principal amount of the outstanding Senior Notes, provided that, upon institution of any proceeding or exercise of any remedy such Holders provide the Trustee with prompt notice thereof.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Senior Note Indenture and Senior Note Registration Rights Agreement without charge by writing to Intermedia Communications Inc., 3625 Queen Palm Drive, Tampa, Florida 33619.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The following description is a summary of the material provisions of the Senior Note Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the Senior Note Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as Holders of these Senior Notes. See "Additional Information."

     Pursuant to the Senior Note Registration Rights Agreement, the Company agreed to file with the SEC a registration statement (the "Senior Exchange Offer Registration Statement") on the appropriate form under the Securities Act with respect to an offer to exchange (the "Senior Exchange Offer") the 9 1/2% Senior Notes for 9 1/2% Series B Senior Notes. Upon the effectiveness of the Senior Exchange Offer

Registration Statement, the Company will offer to the holders of Transfer Restricted Securities pursuant to the Senior Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for a new issue of senior notes of the Company (the "9 1/2% Series B Senior Notes") registered under the Securities Act, with terms substantially identical to those of the 9 1/2% Senior Notes.

     If:

          (i) the Company is not:

             (a) required to file the Senior Exchange Offer Registration Statement; or

             (b) permitted to consummate the Senior Exchange Offer because the Senior Exchange Offer is not permitted by applicable law or Commission policy; or

          (ii) any holder of Transfer Restricted Securities notifies the Company within the specified time period that:

             (a) it is prohibited by law or Commission policy from participating in the Senior Exchange Offer,

             (b) it may not resell the 9 1/2% Series B Senior Notes acquired by it in the Senior Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Senior Exchange Offer Registration Statement is not appropriate or available for such resales; or

             (c) it is a broker-dealer and owns 9 1/2% Senior Notes acquired directly from the Company or an affiliate of the Company,

          the Company will file with the Commission a shelf registration statement (the "Senior Notes Shelf Registration Statement") to cover resales of the Senior Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Senior Notes Shelf Registration Statement.

     The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

     For purposes of the foregoing, "Transfer Restricted Securities" means each 9 1/2% Senior Note until:

          (i) the date on which such 9 1/2% Senior Note has been exchanged by a Person other than a broker-dealer for a 9 1/2% Series B Senior Note in the Senior Exchange Offer;

          (ii) following the exchange by a broker-dealer in the Senior Exchange Offer of a 9 1/2% Senior Note for a 9 1/2% Series B Senior Note, the date on which such 9 1/2% Series B Senior Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Senior Exchange Offer Registration Statement;

          (iii) the date on which such 9 1/2% Senior Note has been effectively registered under the Securities Act and disposed of in accordance with the Senior Notes Shelf Registration Statement; or

          (iv) the date on which such 9 1/2% Senior Note may be distributed to the public pursuant to Rule 144 under the Securities Act.

          The Senior Note Registration Rights Agreement provides that:

          (i) unless the Senior Exchange Offer would not be permitted by applicable law or Commission policy, the Company will file a Senior Exchange Offer Registration Statement with the Commission on or prior to 60 days after the Issue Date;

          (ii) unless the Senior Exchange Offer would not be permitted by applicable law or Commission policy, the Company will use its best efforts to have the Senior Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the Issue Date;

          (iii) unless the Senior Exchange Offer would not be permitted by applicable law or Commission policy, the Company will

             (a) upon the effectiveness of the Senior Exchange Offer Registration Statement, commence the Senior Exchange Offer and

             (b) use its best efforts to issue on or prior to 30 business days after the date on which the Senior Exchange Offer Registration Statement was declared effective by the Commission, 9 1/2% Series B Senior Notes in exchange for all 9 1/2% Senior Notes tendered prior thereto in the Senior Exchange Offer; and

          (iv) if obligated to file the Senior Notes Shelf Registration Statement, the Company will use its best efforts to file the Senior Notes Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises (and, if the Senior Exchange Offer is not permitted by applicable law or Commission policy, in any event within 150 days after the Issue Date) and to cause the Senior Notes Shelf Registration Statement to be declared effective by the Commission on or prior to 180 days after such obligation arises (and, if the Senior Exchange Offer is not be permitted by applicable law or Commission policy, in any event within 270 days after the Issue Date).

          If:

             (a) the Company fails to file any of the registration statements required by the Senior Note Registration Rights Agreement on or before the date specified for such filing;

             (b) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Senior Note Effectiveness Target Date");

             (c) the Company fails to consummate the Senior Exchange Offer within 30 business days of the Senior Note Effectiveness Target Date with respect to the Senior Exchange Offer Registration Statement; or

             (d) the Senior Notes Shelf Registration Statement or the Senior Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Senior Note Registration Rights Agreement, provided, that the Company will have the option of suspending the effectiveness of the Senior Notes Shelf Registration Statement or the Senior Exchange Offer Registration Statement, without becoming obligated to pay Liquidated Damages for periods of up to a total of 60 days in any calendar year if the Board of Directors of the Company determines that compliance with the disclosure obligations necessary to maintain the effectiveness of the Senior Notes Shelf Registration Statement at such time could reasonably be expected to have an adverse effect on the Company or a pending corporate transaction (each such event referred to in clauses (a) through (d) above a "Senior Note Registration Default"), then the Company will pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Senior Note Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Senior Notes constituting Transfer Restricted Securities held by such Holder.

     The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Senior Notes constituting Transfer Restricted Securities with respect to each subsequent 90-day period until all Senior Note Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Senior Notes constituting Transfer Restricted Securities.

     All accrued Liquidated Damages will be paid by the Company on each Interest Payment Date to the Global Senior Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by mailing checks to their registered addresses.

     Following the cure of all Senior Note Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Senior Notes will be required to make certain representations to the Company (as described in the Senior Note Registration Rights Agreement) in order to participate in the Senior Exchange Offer and will be required to deliver information to be used in connection with the Senior Notes Shelf Registration Statement and to provide comments on the Senior Notes Shelf Registration Statement within the time periods set forth in the Senior Note Registration Rights Agreement in order to have their Senior Notes included in the Senior Notes Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth in the next paragraph, the 9 1/2% Series B Senior Notes may be issued in the form of one or more global certificates (the "Global Senior Notes"). The Global Senior Notes will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Senior Note Holder").

     Senior Notes that are issued as described below under the subheading "Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer of Certificated Securities, such Certificated Securities may, unless all Global Senior Notes have previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Senior Note representing the principal amount of Senior Notes being transferred, subject to the transfer restrictions set forth in the Senior Note Indenture.

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

     The Company expects that pursuant to procedures established by the
Depositary:

          (i) upon deposit of the Global Senior Notes, the Depositary will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Senior Notes; and

          (ii) ownership of the Senior Notes evidenced by the Global Senior Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants.

     Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Senior Notes evidenced by the Global Senior Note will be limited to such extent.

     So long as the Global Senior Note Holder is the registered owner of any Senior Notes, the Global Senior Note Holder will be considered the sole Holder under the Senior Note Indenture of any Senior Notes evidenced by the Global Senior Notes. Beneficial owners of Senior Notes evidenced by the Global Senior Notes will not be considered the owners or Holders thereof under the Senior Note Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Senior Notes.

     Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Senior Notes registered in the name of the Global Senior Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Senior Note Holder in its capacity as the registered Holder under the Senior Note Indenture. Under the terms of the Senior Note Indenture, the Company and the Trustee may treat the persons in whose names Senior Notes, including the Global Senior Notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Senior Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of the Senior Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

     Certificated Securities

     Subject to certain conditions, any person having a beneficial interest in a Global Senior Note may, upon request to the Trustee, exchange such beneficial interest for Senior Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof).

     In addition, if:

          (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and a successor depositary is not appointed by the Company within 120 days; or

          (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Senior Notes in the form of Certificated Securities under the Senior Note Indenture,

          then, upon surrender by the Global Senior Note Holder of its Global Senior Note, Senior Notes in such form will be issued to each person that the Global Senior Note Holder and the Depositary identify as being the beneficial owner of the related Senior Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Senior Note Holder or the Depositary in identifying the beneficial owners of Senior Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Senior Note Holder or the Depositary for all purposes.

SAME DAY SETTLEMENT AND PAYMENT

     The Company will make payments in respect of the Senior Notes represented by the Global Senior Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Senior Note Holder. With respect to Senior Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Senior Notes represented by the Global Senior Notes are expected to be eligible to trade in the Depository's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Senior Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any certificated Senior Notes will also be settled in immediately available funds.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Senior Note Indenture. Reference is made to the Senior Note Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided, however, that beneficial ownership of 25% or more of the voting securities of a Person shall be deemed to be control.

     "Attributable Debt" means, with respect to any Sale and Leaseback Transaction, the present value at the time of determination (discounted at a rate consistent with accounting guidelines, as determined in good faith by the Company) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

     "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "Change of Control" means the occurrence of any of the following:

          (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act);

          (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (iii) any Person or group (as defined above) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the Company, including by way of merger, consolidation or otherwise; or

          (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Cash Flow Leverage Ratio" with respect to any Person means the ratio of the Consolidated Indebtedness of such Person to the Consolidated EBITDA of such Person for the relevant period; provided, however, that:

          (1) if the Company or any Subsidiary of the Company has incurred any Indebtedness (including Acquired Debt) or if the Company has issued any Disqualified Stock or if any Subsidiary of the Company has issued any Preferred Stock since the beginning of such period that remains outstanding on the date of such determination or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Leverage Ratio is an incurrence of Indebtedness (including Acquired Debt) or the issuance of Disqualified Stock by the Company, Consolidated EBITDA and Consolidated Indebtedness for such period will be calculated after giving effect on a pro forma basis to:

             (A) such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, as if such Indebtedness had been incurred or such stock had been issued on the first day of such period;

             (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness or sale of stock as if such discharge had occurred on the first day of such period; and

             (C) the interest income realized by the Company or its Subsidiaries on the proceeds of such Indebtedness or of such stock sale, to the extent not yet applied at the date of determination, assuming such proceeds earned interest at the rate in effect on the date of determination from the first day of such period through such date of determination;

          (2) if since the beginning of such period the Company or any Subsidiary of the Company has made any sale of assets (including, without limitation, any Asset Sales or pursuant to any Sale and Leaseback Transaction), Consolidated EBITDA for such period will be:

             (A) reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such sale of assets for such period; or

             (B) increased by an amount equal to Consolidated EBITDA (if negative) directly attributable thereto for such period; and

             (3) if since the beginning of such period the Company or any Subsidiary of the Company (by merger or otherwise) has made an Investment in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or has made an acquisition of assets, including, without limitation, any acquisition of assets occurring in connection with a transaction causing a calculation of Consolidated EBITDA to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness (including Acquired Debt)) as if such Investment or acquisition occurred on the first day of such period.

          For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company, provided, however, that such Officer shall assume:

             (i) the historical sales and gross profit margins associated with such assets for any consecutive 12-month period ended prior to the date of purchase (provided that the first month of such 12-month period will be no more than 18 months prior to such date of purchase); and

             (ii) other expenses as if such assets had been owned by the Company since the first day of such period. If any Indebtedness (including, without limitation, Acquired Debt) bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

     "Consolidated EBITDA" as of any date of determination means the Consolidated Net Income for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent deducted in calculating such Consolidated Net
Income:

          (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period;

          (ii) Consolidated Interest Expense;

          (iii) depreciation, amortization (including amortization of goodwill and other intangibles); and

          (iv) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period and excluding non-cash interest and dividend income) of such Person and its Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, amortization, interest expense, and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary, or loaned to the Company by any such Subsidiary, without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Indebtedness" means, with respect to any Person, as of any date of determination, the aggregate amount of Indebtedness of such Person and its Subsidiaries as of such date calculated on a consolidated basis in accordance with GAAP consistently applied.

     "Consolidated Interest Expense" means, for any Person, for any period, the aggregate of the following for such Person for such period determined on a consolidated basis in accordance with GAAP:

          (a) the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness, the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement however denominated with respect to such Indebtedness);

          (b) the amount of Redeemable Dividends (to the extent not already included in Indebtedness in determining Consolidated Interest Expense for the relevant period); and

          (c) the interest component of rentals in respect of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof;

          (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or other distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

          (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (iv) the cumulative effect of a change in accounting principles shall be excluded; and

          (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

     "Contingent Investment" means, with respect to any Person, any guarantee by such Person of the performance of another Person or any commitment by such Person to invest in another Person. Any Investment that consists of a Contingent Investment shall be deemed made at the time that the guarantee of performance or the commitment to invest is given, and the amount of such Investment shall be the maximum monetary obligation under such guarantee of performance or commitment to invest. To the extent that a Contingent Investment is released or lapses without payment under the guarantee of performance or the commitment to invest, such Investment shall be deemed not made to the extent of such release or lapse. With respect to any Contingent Investment, the payment of the guarantee of performance or the payment under the commitment to invest shall not be deemed to be an additional Investment.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (i) was a member of such Board of Directors on the Issue Date; or

          (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Facility" means any credit facility entered into by and among the Company and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings of a type similar to credit facilities typically entered into by commercial banks and financial institutions, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection there-with, as such credit facility and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock to the extent that, and only to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Senior Notes mature, provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the final maturity of the Senior Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Senior Notes contained in the covenant described under the subheading "Offer to Purchase Upon a Change of Control" and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Senior Notes as are required to be repurchased pursuant to the covenant described under the subheading "Offer to Purchase Upon Change of Control."

     "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

     "Eligible Receivable" means any Receivable not more than 90 days past due under its scheduled payment terms.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

     "Existing Indebtedness" means the Existing Senior Notes and all other Indebtedness of the Company and its Subsidiaries in existence on the Issue Date.

     "Existing Senior Notes" means the Company's 12 1/2% Senior Discount Notes due 2006, the Company's 11 1/4% Senior Discount Notes due 2007, the Company's
8 7/8% Senior Notes due 2007, the Company's 8 1/2% Senior Notes due 2008 and the Company's 8.60% Senior Notes due 2008.

     "Fair Market Value" means with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Interest Rate Agreements.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of

          (i) borrowed money;

          (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (iii) the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases); or

        (iv) representing any Hedging Obligations,

          except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Persons), all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire such Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends, the liquidation value of any Preferred Stock issued by Subsidiaries of such Person plus accrued and unpaid dividends, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition and any amendment, supplement, modification, deferral, renewal, extension or refunding of any of the above; notwithstanding the foregoing, in no event will performance bonds or similar security for performance be deemed Indebtedness so long as such performance bonds or similar security for performance would not appear as a liability on a balance sheet of such Person prepared in accordance with GAAP; and provided further, that the amount of any Indebtedness in respect of any Guarantee shall be the maximum principal amount of the Indebtedness so guaranteed.

     "Interest Rate Agreements" means (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, Contingent Investments, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that any investment to the extent made with Capital Stock of the Company (other than Disqualified Stock) shall not be deemed an "Investment" for purposes of the Senior Note Indenture.

     "Issue Date" means February 24, 1999.

     "Joint Venture" means a Person in the Telecommunications Business in which the Company holds less than a majority of the shares of Voting Stock or an Unrestricted Subsidiary in the Telecommunications Business.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Make-Whole Amount" means, with respect to any Senior Note, an amount equal to the excess, if any, of:

          (i) the present value of the remaining principal, premium and interest payments that would be payable with respect to such Senior Note if such Senior Note were redeemed on March 1, 2004, computed using a discount rate equal to the Treasury Rate plus 50 basis points;

          over

          (ii) the outstanding principal amount of such Senior Note.

     "Make-Whole Average Life" means, with respect to any date of redemption of Senior Notes, the number of years (calculated to the nearest one-twelfth) from such redemption date to March 1, 2004.

     "Make-Whole Price" means, with respect to any Senior Note, the greater of
(i) the sum of the principal amount of such Senior Note and the Make-Whole Amount with respect to such Senior Note and (ii) the redemption price of such Senior Note on March 1, 2004.

     "Marketable Securities" means:

          (i) Government Securities;

          (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

          (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's;

          (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

          (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:

             (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions); or

             (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

          (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Subsidiary of the Company to cash.

     "Pari Passu Notes" means any notes issued by the Company which, by their terms and the terms of any indenture governing such notes, have an obligation to be repurchased by the Company upon the occurrence of an Asset Sale.

     "Permitted Investment" means:

          (a) any Investments in the Company or any Subsidiary of the Company;

          (b) any Investments in Marketable Securities;

          (c) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

             (i) such Person becomes a Subsidiary of the Company; or

             (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company;

          (d) any Investments in property or assets to be used in:

             (i) any line of business in which the Company or any of its Subsidiaries was engaged on the Issue Date; or

             (ii) any Telecommunications Business;

          (e) Investments in any Person in connection with the acquisition of such Person or substantially all of the property or assets of such Person by the Company or any Subsidiary of the Company; provided that within 180 days from the first date of any such Investment, either:

             (i) such Person becomes a Subsidiary of the Company or any of its Subsidiaries; or

             (ii) the amount of any such Investment is repaid in full to the Company or any of its Subsidiaries;

          (f) Investments pursuant to any agreement or obligation of the Company or a Subsidiary, in effect on the Issue Date or on the date a Subsidiary becomes a Subsidiary (provided that any such agreement was not entered into in contemplation of such Subsidiary becoming a Subsidiary), to make such Investments;

          (g) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

          (h) Hedging Obligations permitted to be incurred by the covenant described under the subheading "Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (i) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under the covenant described under the subheading "Asset Sales;" and

          (j) the Investment deemed to have been made by the Company at such time as the Web Hosting Subsidiary ceases to be a Subsidiary of the Company by reason of the issuance or sale of Equity Interests in the Web Hosting Subsidiary to the extent that the book value of such Investment at the time such Investment is deemed to have been made does not exceed $200.0 million in the aggregate.

     "Permitted Liens" means:

          (i) Liens securing Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to clauses (a), (b) and (d) of the third paragraph of the covenant described under the subheading "Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (ii) Liens in favor of the Company;

          (iii) Liens on property of a Person existing, at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

          (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (vi) Liens existing, on the Issue Date;

          (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings timely instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (viii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that:

             (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and

             (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary;

          (ix) Liens on Telecommunications Related Assets existing during the time of the construction thereof;

          (x) Liens on Receivables to secure Indebtedness permitted to be incurred by the covenant described under the subheading "Incurrence of Indebtedness and Issuance of Preferred Stock," but only to the extent that the outstanding amount of the Indebtedness secured by such Liens would not represent more than 80% of Eligible Receivables; and

          (xi) Liens to secure any Permitted Refinancing of any Indebtedness secured by Liens referred to in the foregoing clauses (i), (iii), (v) or
     (x); but only to the extent that such Liens do not extend to any other property or assets and the principal amount of the Indebtedness secured by such Liens is not increased.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Public Offering" means an underwritten offering of Common Stock of the Company registered under the Securities Act.

     "Receivables" means, with respect to any Person, all of the following property and interests in property of such person or entity, whether now existing or existing in the future or hereafter acquired or arising:

          (i) accounts;

          (ii) accounts receivable, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance;

          (iii) all unpaid seller's or lessor's rights including, without limitation, rescission, replevin, reclamation and stoppage in transit, relating to any of the foregoing after creation of the foregoing or arising therefrom;

          (iv) all rights to any goods or merchandise represented by any of the foregoing, including, without limitation, returned or repossessed goods;

          (v) all reserves and credit balances with respect to any such accounts receivable or account debtors;

          (vi) all letters of credit, security, or Guarantees for any of the foregoing;

          (vii) all insurance policies or reports relating to any of the foregoing;

          (viii) all collection of deposit accounts relating to any of the foregoing;

          (ix) all proceeds of any of the foregoing; and

          (x) all books and records relating to any of the foregoing.

     "Redeemable Dividend" means, for any dividend with regard to Disqualified Stock and Preferred Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock or Preferred Stock.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Retire" means, with respect to any Indebtedness, to repay, redeem, refund, purchase or otherwise to acquire for value, such Indebtedness. The terms "Retired" and "Retirement" shall have correlative meanings.

     "S & P" means Standard and Poor's Corporation and its successors.

     "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which any property (other than Capital Stock) is sold by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

     "Senior Indebtedness" means any Indebtedness permitted to be incurred by the Company under the terms of the Senior Note Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Senior Notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

          (i) any liability for federal, state, local or other taxes owed or owing by the Company;

          (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

          (iii) any trade payables; or

          (iv) any Indebtedness that is incurred in violation of the Senior Note Indenture.

     "Senior Note Registration Rights Agreement" means the Registration Rights Agreement between the Company and the initial purchasers in respect of the Senior Notes.

     "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Strategic Investor" means, with respect to any sale of the Company's Capital Stock, any Person which, both as of the Trading Day immediately before the day of such sale and the Trading Day immediately after the day of such sale, has, or whose parent has, a Total Market Capitalization of at least $1.0 billion on a consolidated basis. In calculating Total Market Capitalization for the purpose of this definition, the consolidated Indebtedness of such Person, solely when calculated as of the Trading Day immediately after the day of such sale, will be calculated after giving effect to such sale (including any Indebtedness incurred in connection with such sale). For purposes of this definition, the term parent means any Person of which the referent Strategic Investor is a Subsidiary.

     "Subsidiary" of any Person means:

          (i) any corporation, association or business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; and

          (ii) any partnership:

             (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or

             (b) the only general partners of which are such Person or one or more Subsidiaries of such Person or any combination thereof;

        provided that any Unrestricted Subsidiary shall be excluded from this definition of "Subsidiary."

     "Telecommunications Business" means, when used in reference to any Person, that such Person is engaged primarily in the business of:

          (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities;

          (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business; or

          (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

     "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Telecommunications Business.

     "Total Common Equity" of any Person means, as of any date of determination, the product of:

          (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person); and

          (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee.

     "Total Market Capitalization" of any Person means, as of any day of determination (and as modified for purposes of the definition of "Strategic Investor"), the sum of:

          (1) the consolidated Indebtedness of such Person and its Subsidiaries (except in the case of the Company, in which case of the Company and its Subsidiaries) on such day; plus

          (2) the product of:

             (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person); and

             (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day; plus

          (3) the liquidation value of any outstanding share of Preferred Stock of such Person on such day; less

          (4) cash and cash equivalents (other than restricted cash and restricted cash equivalents) as presented on such Person's consolidated balance sheet on such date. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause
     (2) of the preceding sentence shall be determined by the Company's Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee.

     "Trading Day," with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

     "Treasury Rate" means, at any date of computation, the yield to maturity as of such date (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519), which has become publicly available at least two business days prior to the date of the redemption notice for which such computation is being made, or if such Statistical Release is no longer published, as reported in any publicly available source of similar market data) of United States Treasury securities with a constant maturity most nearly equal to the Make-Whole Average Life; provided, however, that if the Make-Whole Average Life is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life is less than one year, the weekly average yield on actually traded United States treasury securities adjusted to a constant maturity of one year shall be used.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors.

     "Vendor Indebtedness" means any Indebtedness of the Company or any Subsidiary incurred (i) in connection with the acquisition or construction of Telecommunications Related Assets and (ii) to pay regularly scheduled interest on such Indebtedness pursuant to the terms thereof.

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Web Hosting Subsidiary" means the Subsidiary of the Company substantially all of the assets of which consist of assets used exclusively in the conduct of the Company's Internet Web hosting business.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (a) the then outstanding principal amount of such Indebtedness; into

          (b) the total of the product obtained by multiplying:

             (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof; by

             (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; provided, that with respect to Capital Lease Obligations, that maturity shall be calculated after giving effect to all renewal options by the Lessee.

                  DESCRIPTION OF THE SENIOR SUBORDINATED NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to Intermedia Communications Inc. and not to any of its subsidiaries and term Senior Subordinated Notes refers only to the 12 1/4% Senior Subordinated Notes and 12 1/4% Series B Senior Subordinated Notes and not the Senior Notes.

     The Company will issue the 12 1/4% Series B Senior Subordinated Notes under an indenture (the "Senior Subordinated Note Indenture") between itself and SunTrust Bank, Central Florida, National Association, as trustee (the "Trustee"). The terms of the Senior Subordinated Notes include those stated in the Senior Subordinated Note Indenture and those made part of the Senior Subordinated Note Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Certain rights of the holders of the Senior Subordinated Notes are all set forth in a registration rights agreement between the Company and the initial purchasers of the Senior Subordinated Notes (the "Senior Subordinated Note Registration Rights Agreement").

     The following description is a summary of the material provisions of the Senior Subordinated Note Indenture and the Senior Subordinated Note Registration Rights Agreement. It does not restate those agreements in their entirety. We urge you to read the Senior Subordinated Note Indenture and the Senior Subordinated Note Registration Rights Agreement because they, and not this description, define your rights as holders of the Senior Subordinated Notes. Copies of the Senior Subordinated Note Indenture and the Senior Subordinated Note Registration Rights Agreement are available as set forth below under the subheading "Additional Information." Certain defined terms used in this description but not defined below under the subheading "Certain Definitions" have the meanings assigned to them in the Senior Subordinated Note Indenture.

BRIEF DESCRIPTION OF THE SENIOR SUBORDINATED NOTES

     The Senior Subordinated Notes:

           - are general unsecured obligations of the Company;

           - are subordinated in right of payment to all existing and future Senior Debt of the Company, including, without limitation, the Existing Senior Notes and the Senior Notes; and

           - are pari passu in right of payment with any future senior subordinated Indebtedness of the Company.

     Certain of the Company's operations are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Senior Subordinated Notes. The 12 1/4% Senior Subordinated Notes are, and the 12 1/4% Series B Senior Subordinated Notes will be, effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's Subsidiaries. Any right of the Company to receive assets of any of its Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the Holders of the Senior Subordinated Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by the Company. As of December 31, 1998, on a pro forma basis after giving effect to the offering of the Senior Notes and the Senior Subordinated Notes, the Company would have had approximately $3.1 billion of total indebtedness outstanding, including trade payables and approximately $88.1 million of indebtedness and other liabilities of the Company's Subsidiaries. Senior indebtedness would have accounted for approximately $2.1 billion of such total indebtedness.

PRINCIPAL, MATURITY AND INTEREST

     The Senior Subordinated Note Indenture provides for the issuance by the Company of Senior Subordinated Notes with a maximum aggregate principal amount at maturity of $364.0 million. The Company will issue 12 1/4% Series B Senior Subordinated Notes in denominations of $1,000 and integral multiples of $1,000. The 12 1/4% Series B Senior Subordinated Notes will mature on March 1, 2009.

     The 12 1/4% Senior Subordinated Notes were issued at a substantial discount from their principal amount at maturity, to generate gross proceeds of approximately $200.4 million. Until March 1, 2004, interest will not accrue or be payable on the Senior Subordinated Notes, but the Accreted Value will accrete (representing the amortization of original issue discount) between the date of issuance and March 1, 2004, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months such that the Accreted Value shall be equal to the full principal amount at maturity of the Senior Subordinated Notes on March 1, 2004. After March 1, 2004, interest on the Senior Subordinated Notes will accrue at the rate of 12 1/4% per annum and will be payable semi-annually in cash in arrears on March 1 and September 1, commencing on September 1, 2004. The Company will make each interest payment to the Holders of record on the immediately preceding February 15 and August 15.

     Interest on the Senior Subordinated Notes will accrue from March 1, 2004 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

PAYING AGENT AND REGISTRAR FOR THE SENIOR SUBORDINATED NOTES

     The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Senior Subordinated Notes in accordance with the Senior Subordinated Note Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Subordinated Note Indenture. The Company is not required to transfer or exchange any Senior Subordinated Note selected for redemption. Also, the Company is not required to transfer or exchange any Senior Subordinated Note for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed.

     The registered Holder of a Senior Subordinated Note will be treated as the owner of it for all purposes.

SUBORDINATION

     The payment of principal, interest and premium and Liquidated Damages, if any, on the Senior Subordinated Notes will be subordinated to the prior payment in full of all Senior Debt of the Company, including Senior Debt incurred after the date of the Senior Subordinated Note Indenture.

     The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of Senior Subordinated Notes will be entitled to receive any payment with respect to the Senior Subordinated Notes (except that Holders of Senior Subordinated Notes may receive and retain Permitted Junior Securities and payments made from the trust described under the subheading "Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of the Company:

          (1) in a liquidation or dissolution of the Company;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

          (3) in an assignment for the benefit of creditors; or

          (4) in any marshaling of the Company's assets and liabilities.

     The Company also may not make any payment in respect of the Senior Subordinated Notes (except in Permitted Junior Securities or from the trust described under the subheading "Legal Defeasance and Covenant Defeasance") if:

          (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

          (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt.

     Payments on the Senior Subordinated Notes may and shall be resumed:

          (1) in the case of a payment default, upon the date on which such default is cured or waived; and

          (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until:

          (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

          (2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the Senior Subordinated Notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     If the Trustee or any Holder of the Senior Subordinated Notes receives a payment in respect of the Senior Subordinated Notes (except in Permitted Junior Securities or from the trust described under the subheading "Legal Defeasance and Covenant Defeasance") when:

          (1) the payment is prohibited by these subordination provisions; and

          (2) the Trustee or the Holder has actual knowledge that the payment is prohibited;

          the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt or their proper representative.

     The Company must promptly notify holders of Senior Debt if payment of the Senior Subordinated Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, Holders of Senior Subordinated Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. See "Risk Factors -- Subordination of the Senior Subordinated Notes."

     "Designated Senior Debt" means:

          (1) any Indebtedness outstanding under a Credit Facility; and

          (2) after payment in full of all Obligations under any Credit Facility, any other Senior Debt permitted under the Senior Subordinated
     Note Indenture the principal amount of which is $25.0 million or more.

     "Permitted Junior Securities" means:

          (1) Equity Interests in the Company; or

          (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes are subordinated to Senior Debt under the Senior Subordinated Note Indenture.

     "Senior Debt" means:

          (1) all Indebtedness of the Company outstanding under any Credit Facility and all Hedging Obligations with respect thereto;

          (2) any other Indebtedness of the Company permitted to be incurred under the terms of the Senior Subordinated Note Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by the Company;

          (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

          (3) any trade payables; or

          (4) the portion of any Indebtedness that is incurred in violation of the Senior Subordinated Note Indenture.

OPTIONAL REDEMPTION

     Prior to March 1, 2004, the 12 1/4% Series B Senior Subordinated Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date.

     On or after March 1, 2004, the 12 1/4% Series B Senior Subordinated Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2004........................................................   106.125%
2005........................................................   104.083%
2006........................................................   102.041%
2007 and thereafter.........................................   100.000%

     In the event of the sale by the Company prior to March 1, 2002 of its Capital Stock (other than Disqualified Stock) (i) to a Strategic Investor in a single transaction or series of related transactions for an aggregate purchase price equal to or exceeding $50.0 million or (ii) in one or more Public Offerings (each of clauses (i) and (ii), a "Qualified Equity Offering"), up to a maximum of 25% of the aggregate principal amount at maturity of the Senior Subordinated Notes originally issued will, at the option of the Company, be redeemable from the net cash proceeds of such sale or sales (but only to the extent such proceeds consist of cash or readily marketable cash equivalents received in respect of the Capital Stock, other than Disqualified

Stock, so sold) at a redemption price equal to 112.25% of the Accreted Value thereof plus accrued and unpaid Liquidated Damages, if any, thereon to the redemption date, provided that:

          (1) at least 75% of the aggregate principal amount at maturity of the Senior Subordinated Notes originally issued remains outstanding immediately after the occurrence of such redemption; and

          (2) such redemption occurs within 90 days of the date of the closing of each such sale.

MANDATORY REDEMPTION

     Except as set forth below under the captions "Offer to Purchase Upon Change of Control" and "Offer to Purchase with Excess Asset Sale Proceeds," the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will be required to make an offer (the "Change of Control Offer") to each holder of Senior Subordinated Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Senior Subordinated Notes at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to March 1, 2004) or 101% of the aggregate principal amount thereof (if such date of purchase is on or after March 1, 2004) plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). The Change of Control Offer must be commenced within 30 days following a Change of Control, must remain open for at least 30 and not more than 40 days (unless required by applicable law) and must comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations.

     Except as described above with respect to a Change of Control, the Senior Subordinated Note Indenture will not contain provisions that permit the holders of the Senior Subordinated Notes to require that the Company repurchase or redeem the Senior Subordinated Notes in the event of a takeover, recapitalization or similar transaction.

     Due to the leveraged structure of the Company, the subordination of the Senior Subordinated Notes to the Existing Senior Notes and the Senior Notes and the effective subordination of the Senior Subordinated Notes to secured Indebtedness of the Company and Indebtedness of the Company's Subsidiaries, the Company may not have sufficient funds available to purchase the Senior Subordinated Notes tendered in response to a Change of Control Offer. In addition, the Existing Senior Notes or other agreements relating to Indebtedness of the Company's Subsidiaries may contain prohibitions or restrictions on the Company's ability to effect a Change of Control Payment.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Senior Subordinated Notes to require the Company to repurchase such Senior Subordinated Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company to another Person may be uncertain.

     Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Senior Subordinated Notes required by this covenant.

OFFER TO PURCHASE WITH EXCESS ASSET SALE PROCEEDS

     When the cumulative amount of Excess Proceeds (as defined below under the subheading "Certain Covenants -- Asset Sales") exceeds $10.0 million, the Company will make an offer to all holders of Senior Subordinated Notes and Pari Passu Notes (an "Excess Proceeds Offer"), to purchase the maximum principal amount and/or accreted value as applicable of Senior Subordinated Notes and Pari Passu Notes that may be purchased out of such Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted

Value (if such date of purchase is prior to March 1, 2004) or 100% of the outstanding principal amount (if such date of purchase is on or after March 1, 2004) of the Senior Subordinated Notes and 100% of the accreted value or 100% of the outstanding principal amount, as applicable, of the Pari Passu Notes, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures specified in the Senior Subordinated Note Indenture.

     If the aggregate principal amount and/or accreted value, as the case may be, of Senior Subordinated Notes and Pari Passu Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Senior Subordinated Notes and Pari Passu Notes to be purchased on a pro rata basis. To the extent that the aggregate amount of Senior Subordinated Notes and Pari Passu Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of Excess Proceeds, the Company may use such deficiency for general purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds will be reset at zero.

SELECTION OF SENIOR SUBORDINATED NOTES FOR REDEMPTION OR OFFERS TO PURCHASE

     If less than all of the Senior Subordinated Notes are to be redeemed at any time, the Trustee will select Senior Subordinated Notes for redemption as follows:

          (1) if the Senior Subordinated Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Senior Subordinated Notes are listed; or

          (2) if the Senior Subordinated Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No Senior Subordinated Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Senior Subordinated Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any Senior Subordinated Note is to be redeemed in part only, the notice of redemption that relates to that Senior Subordinated Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Subordinated Note in principal amount equal to the unredeemed portion of the original Senior Subordinated Note will be issued in the name of the Holder thereof upon cancellation of the original Senior Subordinated Note. Senior Subordinated Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrete or accrue on the Senior Subordinated Notes or portions of them called for redemption.

CERTAIN COVENANTS

     Restricted Payments

     The Company and its Subsidiaries may not, directly or indirectly:

          (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries other than dividends or distributions payable (A) in Equity Interests of the Company that are not Disqualified Stock or (B) to the Company or any Subsidiary;

          (ii) purchase, redeem, defease, retire or otherwise acquire for value ("Retire" and correlatively, a "Retirement") any Equity Interests of the Company or any of its Subsidiaries or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Subsidiary);

          (iii) Retire for value any Indebtedness of (A) the Company that is subordinate in right of payment to the Senior Subordinated Notes or (B) any Subsidiary, except, with respect to clause (A) or (B) above, at final maturity or in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; or

          (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

             (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof;

             (b) after giving effect to such Restricted Payment on a pro forma basis as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Leverage Ratio test described under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock;" and

             (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (including any Restricted Payments made pursuant to clauses (i), (v) and (vi) of the next paragraph), is less than the sum of

                (w) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from June 30, 1996 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                (x) 100% of the aggregate net cash proceeds received by the Company from the issue or sale of Equity Interests of the Company or of debt securities or Disqualified Stock of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock) after June 30, 1996 (other than any such Equity Interests, the proceeds of which were used as set forth in clauses (ii) and (viii) below) plus

                (y) 100% of the sum of, without duplication, (1) aggregate dividends or distributions received by the Company or any Subsidiary from any Joint Venture (other than dividends or distributions to pay any obligations of such Joint Venture to Persons other than the Company or any Subsidiary, such as income taxes), with non-cash distributions to be valued at the lower of book value or fair market value as determined by the Board of Directors, (2) the amount of the principal and interest payments received since the Issue Date by the Company or any Subsidiary from any Joint Venture and (3) the net proceeds from the sale of an Investment in a Joint Venture received by the Company or any Subsidiary; provided that there is no obligation to return any such amounts to the Joint Venture, and excluding any such dividend, distribution, interest payment or net proceeds that constitutes a return of capital invested pursuant to clause (vi) of the next succeeding paragraph, plus

                (z) $10.0 million.

     The foregoing provisions will not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Senior Subordinated Note Indenture;

          (ii) the Retirement of (A) any Equity Interests of the Company or any Subsidiary of the Company, (B) Indebtedness of the Company that is subordinate to the Senior Subordinated Notes or (C) Indebtedness of a Subsidiary of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock);

          (iii) the Retirement of any Indebtedness of the Company subordinated in right of payment to the Senior Subordinated Notes in exchange for, or out of the proceeds of the substantially concurrent Incurrence of Indebtedness of the Company (other than Indebtedness to a Subsidiary of the Company), but only to the extent that such new Indebtedness is permitted under the covenant described below under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock" and (A) is subordinated in right of payment to the Senior Subordinated Notes at least to the same extent as, (B) has a Weighted Average Life to Maturity at least as long as, and (C) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so Retired;

          (iv) the Retirement of any Indebtedness of a Subsidiary of the Company in exchange for, or out of the proceeds of the substantially concurrent incurrence of Indebtedness of the Company or any Subsidiary but only to the extent that such incurrence is permitted under the covenant described below under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock" and only to the extent that such Indebtedness (A) is not secured by any assets of the Company or any Subsidiary to a greater extent than the Retired Indebtedness was so secured, (B) has a Weighted Average Life to Maturity at least as long as the Retired Indebtedness and
     (C) if such Retired Indebtedness was an obligation of the Company, is pari passu or subordinated in right of payment to the Senior Subordinated Notes at least to the same extent as the Retired Indebtedness;

          (v) the Retirement of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries;

          (vi) Investments in any Joint Venture; provided that at the time any such Investment is made, such Investment will not cause the aggregate amount of Investments at any one time outstanding under this clause (vi) to exceed the greater of (A) $25.0 million and (B) 5% of the Total Common Equity of the Company;

          (vii) the payment of cash in lieu of fractional shares (A) payable as dividends on Equity Interests of the Company or (B) issuable upon conversion of or in exchange for securities convertible into or exchangeable for Equity Interests of the Company or (C) issuable as a result of a corporate reorganization, provided that, in the case of (A) and
     (B), the issuance of such Equity Interests or securities and, in the case of (C), such corporate reorganization, is permitted under the terms of the Senior Subordinated Note Indenture; and

          (viii) Investments with the net cash proceeds received by the Company from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) after December 31, 1997;

          provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i), (ii), (iii), (iv), (v),
     (vi) and (viii) no Default or Event of Default shall have occurred and be continuing.

     A Permitted Investment that ceases to be a Permitted Investment pursuant to the definition of that term, shall become a Restricted Investment, deemed to have been made on the date that it ceases to be a Permitted Investment.

     The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such determination, all outstanding Investments by the Company and its Subsidiaries (except to the extent repaid in cash) in such Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of
(x) the net book value of such Investments at the time of such designation, (y) the fair market value of such

Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time.

     The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock," and (ii) no Default or Event of Default would be in existence following such designation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described under the subheading "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

     Incurrence of Indebtedness and Issuance of Disqualified Stock

     The Company and its Subsidiaries may not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for the payment of (collectively, "incur" and, correlatively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired
Debt) and may not issue any Disqualified Stock, provided, however, that the Company and/or any of its Subsidiaries may incur Indebtedness (including, without limitation, Acquired Debt) or issue shares of Disqualified Stock if, after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock, the Consolidated Cash Flow Leverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence or issuance:

          (A) does not exceed 5.5 to 1 if such incurrence or issuance occurs on or prior to June 1, 1999; and

          (B) does not exceed 5.0 to 1 if such incurrence or issuance occurs after June 1, 1999, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     If the Company incurs any Indebtedness or issues or redeems any Preferred Stock subsequent to the commencement of the period for which such ratio is being calculated but prior to the event for which the calculation of the ratio is made, then the ratio will be calculated giving pro forma effect to any such incurrence of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable period. In making such calculation on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

     The foregoing limitation will not apply to (with each exception to be given independent effect):

          (a) the incurrence by the Company and/or any of its Subsidiaries of Indebtedness under a Credit Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and/or any of its Subsidiaries thereunder) not to exceed $150.0 million in the aggregate at any one time outstanding, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to the covenant described above under the subheading "Asset Sales;"

          (b) the incurrence by the Company and/or any of its Subsidiaries of Vendor Indebtedness, provided that the aggregate amount of such Vendor Indebtedness incurred does not exceed 80% of the total cost of the Telecommunications Related Assets financed therewith (or 100% of the total cost of the Telecommunications Related Assets financed therewith if such Vendor Indebtedness was extended for the purchase of tangible physical assets and was so financed by the vendor thereof or an affiliate of such vendor);

          (c) the incurrence by the Company and/or any of its Subsidiaries of the Existing Indebtedness, including the Existing Senior Notes;

          (d) the incurrence by the Company and/or any of its Subsidiaries of Indebtedness in an aggregate amount not to exceed $50.0 million at any one time outstanding;

          (e) the incurrence by the Company of Indebtedness, but only to the extent that such Indebtedness has a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Senior Subordinated Notes, in an aggregate principal amount not to exceed 2.0 times the net cash proceeds received by the Company after June 30, 1996 from the issuance and sale of Equity Interests of the Company (that are not Disqualified Stock) plus the fair market value of Equity Interests (other than Disqualified Stock) issued after June 30, 1996 in connection with any acquisition of any Telecommunications Business;

          (f) the incurrence (a "Permitted Refinancing") by the Company and/or any of its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to refinance, replace, refund or defease ("Refinance" and correlatively, "Refinanced" and "Refinancing") Indebtedness, other than Indebtedness incurred pursuant to clause (a) above, but only to the extent that:

             (1) the net proceeds of such Refinancing Indebtedness do not exceed the principal amount of and premium, if any, and accrued interest on the Indebtedness so Refinanced (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) plus the fees, expenses and costs of such Refinancing and reasonable prepayment premiums, if any, in connection therewith;

             (2) the Refinancing Indebtedness shall have a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Indebtedness being Refinanced; and

             (3) if the Indebtedness being Refinanced is subordinated in right of payment to the Senior Subordinated Notes, the Refinancing Indebtedness shall be subordinated in right of payment to the Senior Subordinated Notes on terms at least as favorable to the holders of Senior Subordinated Notes as those contained in the documentation governing the Indebtedness being so Refinanced;

          (g) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries;

          (h) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or foreign currency risk with respect to any floating rate Indebtedness that is permitted by the terms of the Senior Subordinated Note Indenture to be outstanding; and

          (i) the incurrence by the Company of Indebtedness represented by the Senior Subordinated Notes and the Senior Notes, in each case, issued on the Issue Date.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness or Disqualified Stock meets the criteria of more than one of the categories described in clauses (a) through (i) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item in any manner that complies with this covenant and such item will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph herein. Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness, Common Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     No Senior Subordinated Debt

     The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Senior Subordinated Notes.

     Asset Sales

     The Company and its Subsidiaries may not, whether in a single transaction or a series of related transactions occurring within any twelve-month period:

          (i) sell, lease, convey, dispose or otherwise transfer any assets (including by way of a Sale and Leaseback Transaction) other than sales, leases, conveyances, dispositions or other transfers:

             (A) in the ordinary course of business;

             (B) to the Company by any Subsidiary of the Company or from the Company to any Subsidiary of the Company;

             (C) that constitute a Restricted Payment, Investment or dividend or distribution permitted under the covenant described above under the subheading "Restricted Payments;" or

             (D) that constitute the disposition of all or substantially all of the assets of the Company pursuant to the covenant described below under the subheading "Merger, Consolidation or Sale of Assets;" or

          (ii) issue or sell Equity Interests in any of its Subsidiaries other than an issuance or sale of Equity Interests of any such Subsidiary to the Company or a Subsidiary of the Company;

          if, in the case of either (i) or (ii) above, in a single transaction or a series of related transactions occurring within any twelve-month period, such assets or securities:

             (x) have a Fair Market Value in excess of $2.0 million; or

             (y) are sold or otherwise disposed of for net proceeds in excess of $2.0 million (each of the foregoing, an "Asset Sale"), unless:

                (a) no Default or Event of Default exists or would occur as a result thereof;

                (b) the Company, or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee), of the assets or securities issued or sold or otherwise disposed of; and

                (c) except with respect to an Asset Sale constituting the issuance or sale of Equity Interests in the Web Hosting Subsidiary, at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash, provided, however, that:

                    (A) the amount of:

                        (x) any liabilities (as shown on the Company's or such
                   Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Senior Subordinated Notes) that are assumed by the transferee of any such assets; and

                        (y) any notes, obligations or other securities received
                   by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash,

                   shall be deemed to be cash (to the extent of the cash received in the case of subclause (y)) for purposes of this clause (c); and

                    (B) an amount equal to the Fair Market Value (determined as set forth in clause (b) above) of (1) Telecommunications Related Assets received by the Company or any such Subsidiary from the transferee that will be used by the Company or any such Subsidiary in the operation of a Telecommunications Business in the United States and (2) the Voting Stock of any Person engaged in the Telecommunications Business in the United States received by the Company or any such Subsidiary (provided that such Voting Stock is converted to cash within 270 days or such Person concurrently becomes or is a Subsidiary of the Company) will be deemed to be cash for purposes of this clause (c).

     The foregoing provisions will not apply to a sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, which will be governed by the provisions of the Senior Subordinated Note Indenture described below under the subheading "Merger, Consolidation or Sale of Assets."

     Within 360 days after the receipt of net proceeds of any Asset Sale, the Company (or such Subsidiary, as the case may be) may apply the Net Proceeds from such Asset Sale, at its option, to:

          (i) repay Senior Debt or permanently reduce the amounts permitted to be borrowed by the Company under the terms of any of its Senior Debt; or

          (ii) the purchase of Telecommunications Related Assets or Voting Stock of any Person engaged in the Telecommunications Business in the United States (provided that such Person concurrently becomes a Subsidiary of the Company); or

          (iii) in the case of net cash proceeds realized upon the issuance or sale of Equity Interests in the Web Hosting Subsidiary, fund cash operating losses, provide working capital and for general corporate purposes.

     Any Net Proceeds from any Asset Sales that are not so applied or invested will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an Excess Proceeds Offer in accordance with the terms set forth under the subheading "Offer to Purchase with Excess Asset Sale Proceeds."

     Liens

     The Company and its Subsidiaries may not, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except for Permitted Liens.

     Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Company and its Subsidiaries may not, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

          (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

          (ii) make loans or advances to the Company or any of its Subsidiaries; or

          (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries; except for such encumbrances or restrictions existing as of the Issue Date or under or by reason of:

             (a) Existing Indebtedness;

             (b) applicable law;

             (c) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

             (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

             (e) Indebtedness in respect of a Permitted Refinancing, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

             (f) with respect to clause (iii) above, purchase money obligations for property acquired in the ordinary course of business, Vendor Indebtedness incurred in connection with the purchase or lease of Telecommunications Related Assets or performance bonds or similar security for performance which liens securing such obligations do not cover any asset other than the asset acquired or, in the case of performance bonds or similar security for performance, the assets associated with the Company's performance;

             (g) Indebtedness incurred under clause (a) of the covenant described under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock;"

             (h) the Senior Subordinated Note Indenture and the Senior Subordinated Notes or future Indebtedness with substantially similar restrictions, if any, to the Senior Subordinated Notes;

             (i) the Senior Note Indenture and the Senior Notes or future Indebtedness with substantially similar restrictions, if any, to the Senior Notes; or

             (j) in the case of clauses (a), (c), (e), (g), (h) and (i) above, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence or, if later, the Issue Date.

     Merger, Consolidation or Sale of Assets

     The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless:

          (i) the Company is the surviving entity or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Senior Subordinated Notes and the Senior Subordinated Note Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction no Default or Event of Default exists;

          (iv) except in connection with a Merger with or into a wholly owned Subsidiary of the Company, the Company, or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable fiscal quarter (including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), either (A) could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Leverage Ratio test described under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock" or (B) would have (x) Total Market Capitalization of at least $1.0 billion and (y) total Indebtedness (net of cash and cash equivalents that are not restricted cash or restricted cash equivalents as reflected on the Company's consolidated balance sheet as of the time of such event) in an amount no greater than 40% of its Total Market Capitalization; and

          (v) such transaction would not result in the loss, material impairment or adverse modification or amendment of any authorization or license of the Company or its Subsidiaries that would have a material adverse effect on the business or operations of the Company and its Subsidiaries taken as a whole.

     Transactions with Affiliates

     The Company and its Subsidiaries may not sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person;

          (ii) such Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors of the Company; and

          (iii) the Company delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate payments in excess of $1.0 million, a resolution of a committee of independent directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clauses (i) and (ii) above;

          provided that:

             (a) transactions pursuant to any employment, stock option or stock purchase agreement entered into by the Company or any of its Subsidiaries, or any grant of stock, in the ordinary course of business that are approved by the Board of Directors of the Company;

             (b) transactions between or among the Company and its Subsidiaries;

             (c) transactions permitted by the provisions of the Senior Subordinated Note Indenture described above under the subheading "Restricted Payments;" and

             (d) loans and advances to employees and officers of the Company or any of its Subsidiaries in the ordinary course of business in an aggregate principal amount not to exceed $1.0 million at any one time outstanding, shall not be deemed Affiliate Transactions.

     Business Activities

     The Company and its Subsidiaries may not, directly or indirectly, engage in any business other than the Telecommunications Business.

     Limitations on Sale and Leaseback Transactions

     The Company and its Subsidiaries may not, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, provided that the Company or any Subsidiary of the Company may enter into any such transaction if:

          (i) the Company or such Subsidiary would be permitted under the covenants described above under the subheadings "Incurrence of Indebtedness and Issuance of Disqualified Stock" and "Liens" to incur secured Indebtedness in an amount equal to the Attributable Debt with respect to such transaction;

          (ii) the consideration received by the Company or such Subsidiary from such transaction is at least equal to the Fair Market Value of the property being transferred; and

          (iii) the Net Proceeds received by the Company or such Subsidiary from such transaction are applied in accordance with the covenant described above under the subheading "Asset Sales."

     Reports

     The Company will file with the Trustee within 15 days after it files them with the Commission copies of the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Company will nevertheless continue to file such reports with the Commission (unless the Commission will not accept such a filing) and the Trustee. Whether or not required by the Exchange Act to file SEC Reports with the Commission, so long as any Senior Subordinated Notes are outstanding, the Company will furnish copies of the SEC Reports to the holders of Senior Subordinated Notes at the time the Company is required to file the same with the Trustee and make such information available to investors who request it in writing. In addition, the Company has agreed that, for so long as any Senior Subordinated Notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Payments for Consents

     Neither the Company nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Senior Subordinated Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Senior Subordinated Note Indenture or the Senior Subordinated Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Senior Subordinated Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following constitutes an Event of Default:

          (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Senior Subordinated Notes, whether or not prohibited by the subordination provisions of the Senior Subordinated
     Note Indenture;

          (ii) default in payment when due of principal or premium, if any, on the Senior Subordinated Notes at maturity, upon redemption or otherwise, whether or not prohibited by the subordination provisions of the Senior Subordinated Note Indenture;

          (iii) failure by the Company to perform or comply with the provisions of the covenants described above under the subheadings "Offer to Purchase Upon Change of Control," "Asset Sales," "Restricted Payments," "Incurrence of Indebtedness and Issuance of Disqualified Stock" or "Merger, Consolidation or Sale of Assets;"

          (iv) failure by the Company for 30 days after notice from the Trustee or the holders of at least 25% in principal amount of the Senior Subordinated Notes then outstanding to comply with its other agreements in the Senior Subordinated Note Indenture or the Senior Subordinated Notes;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default results in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (vi) failure by the Company or any of its Significant Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability in writing) aggregating in excess of $5.0 million which judgments are not paid, discharged or stayed within 45 days after their entry; and

          (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

     If any Event of Default occurs and is continuing under the Senior Subordinated Note Indenture, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable immediately. Upon such declaration, the principal of (or, if prior to March 1, 2004, the Accreted Value of), premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Senior Subordinated Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, the foregoing amount shall ipso facto become due and payable without further action or notice. No premium is payable upon acceleration of the Senior Subordinated Notes except that in the case of an Event of Default that is the result of an action or inaction by the Company or any of its Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Senior Subordinated Notes contained in the Senior Subordinated Note Indenture or the Senior Subordinated Notes. The amount declared due and payable will include the premium that would have been applicable on a voluntary prepayment of the Senior Subordinated Notes. Holders of the Senior Subordinated Notes may not enforce the Senior Subordinated Note Indenture or the Senior Subordinated Notes except as provided in the Senior Subordinated Note Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Senior Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payments of principal or interest) if it determines that withholding notice is in such holders' interest.

     The holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding, by notice to the Trustee, may on behalf of the holders of all of the Senior Subordinated Notes, waive any existing Default or Event of Default and its consequences under the Senior Subordinated Note Indenture, except a continuing Default or Event of Default in the payment of interest or Liquidated Damages or premium on, or the principal of, the Senior Subordinated Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Senior Subordinated Note Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Senior Subordinated Notes or the Senior Subordinated Note Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of Senior Subordinated Notes by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Senior Subordinated Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Subordinated Notes, except for:

          (a) the rights of holders of outstanding Senior Subordinated Notes to receive from the trust described below payments in respect of the principal of, premium, if any, and interest on and Liquidated Damages with respect to such Senior Subordinated Notes when such payments are due, or on the redemption date, as the case may be;

          (b) the Company's obligations with respect to the Senior Subordinated Notes concerning issuing temporary Senior Subordinated Notes, registration of Senior Subordinated Notes, mutilated, destroyed, lost or stolen Senior Subordinated Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (c) the rights, powers, trust, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

          (d) the Legal Defeasance provisions of the Senior Subordinated Note Indenture.

          In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Senior Subordinated Note Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Subordinated Notes. In the event Covenant Defeasance occurs, certain events (not including non payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the subheading "Events of Default" will no longer constitute an Event of Default with respect to the Senior Subordinated Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Senior Subordinated Notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Senior Subordinated Notes, on the stated maturity or on the applicable optional redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on or Liquidated Damages with respect to the outstanding Senior Subordinated Notes;

          (ii) in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Senior Subordinated Note Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day (or such other applicable date) following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Senior Subordinated Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next succeeding paragraph, the Senior Subordinated Note Indenture or the Senior Subordinated Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Senior Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Senior Subordinated Notes), and any existing default or compliance with any provision of the Senior Subordinated Note Indenture or the Senior Subordinated Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Senior Subordinated Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Subordinated Notes).

     Without the consent of each holder affected, however, an amendment or waiver may not (with respect to any Senior Subordinated Note held by a non-consenting holder):

          (i) reduce the principal amount of Senior Subordinated Notes whose holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal or change the fixed maturity of any Senior Subordinated Note or alter the provisions with respect to the redemption of the Senior Subordinated Notes (other than provisions relating to the covenants described under the subheadings "Offer to Purchase upon Change of Control" and "Offer to Purchase with Excess Asset Sale Proceeds");

          (iii) reduce the rate of or change the time for payment of interest on any Senior Subordinated Notes;

          (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Subordinated Notes (except a rescission of acceleration of the Senior Subordinated Notes by the holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes and a waiver of the payment default that resulted from such acceleration);

          (v) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Notes;

          (vi) make any change in the provisions of the Senior Subordinated Note Indenture relating to waivers of past Defaults or the rights of holders of Senior Subordinated Notes to receive payments of principal of, premium, if any, or interest on the Senior Subordinated Notes;

          (vii) waive a redemption payment with respect to any Senior Subordinated Note (other than a payment required by one of the covenants described above under the subheadings "Offer to Purchase upon Change of Control" and "Offer to Purchase with Excess Asset Sale Proceeds"); or

          (viii) make any change in the foregoing amendment and waiver provisions.

          In addition, any amendment to, or waiver of, the provisions of the Senior Subordinated Note Indenture relating to subordination that adversely affects the rights of the Holders of Senior Subordinated Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Senior Subordinated Notes then outstanding.

     Notwithstanding the foregoing, without the consent of any holder of Senior Subordinated Notes, the Company and the Trustee may amend or supplement the Senior Subordinated Note Indenture or the Senior Subordinated Notes:

             (a) to cure any ambiguity, defect or inconsistency;

             (b) to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes;

             (c) to provide for the assumption of the Company's obligations to holders of the Senior Subordinated Notes in the case of a merger or consolidation;

             (d) to make any change that would provide any additional rights or benefits to the holders of the Senior Subordinated Notes or that does not adversely affect the legal rights under the Senior Subordinated Note Indenture of any such holder; or

             (e) to comply with requirements of the Commission in order to effect or maintain the qualification of the Senior Subordinated Note Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     If the Trustee becomes a creditor of the Company, the Senior Subordinated
Note Indenture limits its rights to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

     The holders of a majority in principal amount of the then outstanding Senior Subordinated Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Senior Subordinated Note Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior Subordinated Note Indenture at the request of any holder of Senior Subordinated Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     No holder of any Senior Subordinated Note will have any right to institute any proceeding with respect to the Senior Subordinated Note Indenture or for any remedy thereunder, unless:

          (i) such holder gives to the Trustee written notice of a continuing Event of Default;

          (ii) holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes make a written request to pursue the remedy;

          (iii) such holders of the Senior Subordinated Notes provide to the Trustee satisfactory indemnity; and

          (iv) the Trustee does not comply within 60 days. Otherwise, no holder of any Senior Subordinated Note will have any right to institute any proceeding with respect to the Senior Subordinated Note Indenture or for any remedy thereunder, except:

          (i) a holder of a Senior Subordinated Note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Senior Subordinated Note on or after the respective due dates expressed in such Senior Subordinated Note (including upon acceleration thereof); or

          (ii) the institution of any proceeding with respect to the Senior Subordinated Note Indenture or any remedy thereunder, including without limitation acceleration, by the Holders of a majority in principal amount of the outstanding Senior Subordinated Notes, provided that, upon institution of any proceeding or exercise of any remedy such Holders provide the Trustee with prompt notice thereof.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Senior Subordinated Note Indenture and Senior Subordinated Note Registration Rights Agreement without charge by writing to Intermedia Communications Inc., 3625 Queen Palm Drive, Tampa, Florida 33619.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The following description is a summary of the material provisions of the Senior Subordinated Note Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the Senior Subordinated Note Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as Holders of these Senior Subordinated Notes. See "Additional Information."

     Pursuant to the Senior Subordinated Note Registration Rights Agreement, the Company agreed to file with the Commission a registration statement (the "Senior Subordinated Exchange Offer Registration Statement") on the appropriate form under the Securities Act with respect to an offer to exchange (the "Senior Subordinated Exchange Offer") the 12 1/4% Senior Subordinated Notes for 12 1/4% Series B Senior Subordinated Notes. Upon the effectiveness of the Senior Subordinated Exchange Offer Registration Statement, the Company will offer to the holders of Transfer Restricted Securities pursuant to the Senior Subordinated Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for a new issue of senior notes of the Company (the "12 1/4% Series B Senior Subordinated Notes") registered under the Securities Act, with terms substantially identical to those of the 12 1/4% Senior Subordinated Notes.

     If:

          (i) the Company is not:

             (a) required to file the Senior Subordinated Exchange Offer Registration Statement; or

             (b) permitted to consummate the Senior Subordinated Exchange Offer because the Senior Subordinated Exchange Offer is not permitted by applicable law or Commission policy; or

          (ii) any holder of Transfer Restricted Securities notifies the Company within the specified time period that:

             (a) it is prohibited by law or Commission policy from participating in the Senior Subordinated Exchange Offer,

             (b) it may not resell the 12 1/4% Series B Senior Subordinated Notes acquired by it in the Senior Subordinated Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Senior Subordinated Exchange Offer Registration Statement is not appropriate or available for such resales; or

             (c) it is a broker-dealer and owns 12 1/4% Senior Subordinated Notes acquired directly from the Company or an affiliate of the Company,

          the Company will file with the Commission a shelf registration statement (the "Senior Subordinated Notes Shelf Registration Statement") to cover resales of the 12 1/4% Senior Subordinated Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Senior Subordinated Notes Shelf Registration Statement.

     The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

     For purposes of the foregoing, "Transfer Restricted Securities" means each 12 1/4% Senior Subordinated Note until:

          (i) the date on which such 12 1/4% Senior Subordinated Note has been exchanged by a Person other than a broker-dealer for a 12 1/4% Series B Senior Subordinated Note in the Senior Subordinated Exchange Offer;

          (ii) following the exchange by a broker-dealer in the Senior Subordinated Exchange Offer of a 12 1/4% Senior Subordinated Note for a
     12 1/4% Series B Senior Subordinated Note, the date on which such 12 1/4% Series B Senior Subordinated Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Senior Subordinated Exchange Offer Registration Statement;

          (iii) the date on which such 12 1/4% Senior Subordinated Note has been effectively registered under the Securities Act and disposed of in accordance with the Senior Subordinated Notes Shelf Registration Statement; or

          (iv) the date on which such 12 1/4% Senior Subordinated Note may be distributed to the public pursuant to Rule 144 under the Securities Act.

     The Senior Subordinated Note Registration Rights Agreement will provide that:

          (i) unless the Senior Subordinated Exchange Offer would not be permitted by applicable law or Commission policy, the Company will file a Senior Subordinated Exchange Offer Registration Statement with the Commission on or prior to 60 days after the Issue Date;

          (ii) unless the Senior Subordinated Exchange Offer would not be permitted by applicable law or Commission policy, the Company will use its best efforts to have the Senior Subordinated Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the Issue Date;

          (iii) unless the Senior Subordinated Exchange Offer would not be permitted by applicable law or Commission policy, the Company will

             (a) upon the effectiveness of the Senior Subordinated Exchange Offer Registration Statement, commence the Senior Subordinated Exchange Offer and

             (b) use its best efforts to issue on or prior to 30 business days after the date on which the Senior Subordinated Exchange Offer Registration Statement was declared effective by the Commission, 12 1/4% Series B Senior Subordinated Notes in exchange for all 12 1/4% Senior Subordinated Notes tendered prior thereto in the Senior Subordinated Exchange Offer; and

          (iv) if obligated to file the Senior Subordinated Notes Shelf Registration Statement, the Company will use its best efforts to file the Senior Subordinated Notes Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises (and, if the Senior Subordinated Exchange Offer is not permitted by applicable law or Commission policy, in any event within 150 days after the Issue Date) and to cause the Senior Subordinated Notes Shelf Registration Statement to be declared effective by the Commission on or prior to 180 days after such obligation arises (and, if the Senior Subordinated Exchange Offer is not permitted by applicable law or Commission policy, in any event within 270 days after the Issue Date).

     If:

          (a) the Company fails to file any of the registration statements required by the Senior Subordinated Note Registration Rights Agreement on or before the date specified for such filing;

          (b) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Senior Subordinated Note Effectiveness Target Date");

          (c) the Company fails to consummate the Senior Subordinated Exchange Offer within 30 business days of the Senior Subordinated Note Effectiveness Target Date with respect to the Senior Subordinated Exchange Offer Registration Statement; or

          (d) the Senior Subordinated Notes Shelf Registration Statement or the Senior Subordinated Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Senior Subordinated Note Registration Rights Agreement, provided, that the Company will have the option of suspending the effectiveness of the Senior Subordinated Notes Shelf Registration Statement or the Senior Subordinated Exchange Offer Registration Statement, without becoming obligated to pay Liquidated Damages for periods of up to a total of 60 days in any calendar year if the Board of Directors of the Company determines that compliance with the disclosure obligations necessary to maintain the effectiveness of the Senior Subordinated Notes Shelf Registration Statement at such time could reasonably be expected to have an adverse effect on the Company or a pending corporate transaction (each such event referred to in clauses (a) through (d) above a "Senior Subordinated Note Registration Default"), then the Company will pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Senior Subordinated Note Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Senior Subordinated Notes constituting Transfer Restricted Securities held by such Holder.

     The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Senior Subordinated Notes constituting Transfer Restricted Securities with respect to each subsequent 90-day period until all Senior Subordinated Note Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Senior Subordinated Notes constituting Transfer Restricted Securities.

     All accrued Liquidated Damages will be paid by the Company on each Interest Payment Date to the Global Senior Subordinated Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by mailing checks to their registered addresses.

     Following the cure of all Senior Subordinated Note Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Senior Subordinated Notes will be required to make certain representations to the Company (as described in the Senior Subordinated Note Registration Rights Agreement) in order to participate in the Senior Subordinated Exchange Offer and will be required to deliver information to be used in connection with the Senior Subordinated Notes Shelf Registration Statement and to provide comments on the Senior Subordinated Notes Shelf Registration Statement within the time periods set forth in the Senior Subordinated Note Registration Rights Agreement in order to have their Senior Subordinated Notes included in the Senior Subordinated Notes Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth in the next paragraph, the 12 1/4% Series B Senior Subordinated Notes to be resold as set forth herein will initially be issued in the form of one or more global certificates (the "Global Senior Subordinated Notes"). The Global Senior Subordinated Notes will be deposited on the Exchange Date with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Holder").

     Senior Subordinated Notes that are issued as described below under the subheading "Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer of Certificated Securities, such Certificated Securities may, unless all Global Senior Subordinated Notes have previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Senior Subordinated Note representing the principal amount of Senior Subordinated Notes being transferred, subject to the transfer restrictions set forth in the Senior Subordinated Note Indenture.

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

     The Company expects that pursuant to procedures established by the
Depositary:

          (i) upon deposit of the Global Senior Subordinated Notes, the Depositary will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Senior Subordinated Notes; and

          (ii) ownership of the Senior Subordinated Notes evidenced by the Global Senior Subordinated Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants.

     Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Senior Subordinated Notes evidenced by the Global Senior Subordinated Note will be limited to such extent.

     So long as the Global Senior Subordinated Note Holder is the registered owner of any Senior Subordinated Notes, the Global Senior Subordinated Note Holder will be considered the sole Holder under the Senior Subordinated Note Indenture of any Senior Subordinated Notes evidenced by the Global Senior Subordinated Notes. Beneficial owners of Senior Subordinated Notes evidenced by the Global Senior Subordinated Notes will not be considered the owners or Holders thereof under the Senior Subordinated Note Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Senior Subordinated Notes.

     Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Senior Subordinated Notes registered in the name of the Global Senior Subordinated Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Senior Subordinated Note Holder in its capacity as the registered Holder under the Senior Subordinated Note Indenture. Under the terms of the Senior Subordinated
Note Indenture, the Company and the Trustee may treat the persons in whose names Senior Subordinated Notes, including the Global Senior Subordinated Notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Senior Subordinated Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of the Senior Subordinated Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

     Certificated Securities

     Subject to certain conditions, any person having a beneficial interest in a Global Senior Subordinated Note may, upon request to the Trustee, exchange such beneficial interest for Senior Subordinated Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof).

     In addition, if:

          (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and a successor depositary is not appointed by the Company within 120 days; or

          (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Senior Subordinated Notes in the form of Certificated Securities under the Senior Subordinated Note Indenture, then, upon surrender by the Global Senior Subordinated Note Holder of its Global Senior Subordinated Note, Senior Subordinated Notes in such form will be issued to each person that the Global Senior Subordinated Note Holder and the Depositary identify as being the beneficial owner of the related Senior Subordinated Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Senior Subordinated Note Holder or the Depositary in identifying the beneficial owners of Senior Subordinated Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Senior Subordinated Note Holder or the Depositary for all purposes.

SAME DAY SETTLEMENT AND PAYMENT

     The Company will make payments in respect of the Senior Subordinated Notes represented by the Global Senior Subordinated Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Senior Subordinated Note Holder. With respect to Senior Subordinated Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Senior Subordinated Notes represented by the Global Senior Subordinated Notes are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Senior Subordinated Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any certificated Senior Subordinated Notes will also be settled in immediately available funds.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Senior Subordinated
Note Indenture. Reference is made to the Senior Subordinated Note Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Accreted Value" means, for each $1,000 face amount of Senior Subordinated Notes, as of any date of determination prior to March 1, 2004, the sum of (i) the initial offering price of each Senior Subordinated Note and (ii) that portion of the excess of the principal amount of each Senior Subordinated Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis and compounded semi-annually on each March 1 and September 1 at the rate of 12 1/4% per year from the date of issuance of the Senior Subordinated Notes through the date of determination. The Accreted Value of any Senior Subordinated Note on or after March 1, 2004 shall be 100% of the principal amount thereof.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided, however, that beneficial ownership of 25% or more of the voting securities of a Person shall be deemed to be control.

     "Attributable Debt" means, with respect to any Sale and Leaseback Transaction, the present value at the time of determination (discounted at a rate consistent with accounting guidelines, as determined in good faith by the Company) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

     "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "Change of Control" means the occurrence of any of the following:

          (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act);

          (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (iii) any Person or group (as defined above) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the Company, including by way of merger, consolidation or otherwise; or

          (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Cash Flow Leverage Ratio" with respect to any Person means the ratio of the Consolidated Indebtedness of such Person to the Consolidated EBITDA of such Person for the relevant period; provided, however, that:

          (1) if the Company or any Subsidiary of the Company has incurred any Indebtedness (including Acquired Debt) or if the Company has issued any Disqualified Stock or if any Subsidiary of the Company has issued any Preferred Stock since the beginning of such period that remains outstanding on the date of such determination or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Leverage Ratio is an incurrence of Indebtedness (including Acquired Debt) or the issuance of Disqualified Stock by the Company, Consolidated EBITDA and Consolidated Indebtedness for such period will be calculated after giving effect on a pro forma basis to:

             (A) such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, as if such Indebtedness had been incurred or such stock had been issued on the first day of such period;

             (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness or sale of stock as if such discharge had occurred on the first day of such period; and

             (C) the interest income realized by the Company or its Subsidiaries on the proceeds of such Indebtedness or of such stock sale, to the extent not yet applied at the date of determination, assuming such proceeds earned interest at the rate in effect on the date of determination from the first day of such period through such date of determination;

          (2) if since the beginning of such period the Company or any Subsidiary of the Company has made any sale of assets (including, without limitation, any Asset Sales or pursuant to any Sale and Leaseback Transaction), Consolidated EBITDA for such period will be:

             (A) reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such sale of assets for such period; or

             (B) increased by an amount equal to Consolidated EBITDA (if negative) directly attributable thereto for such period; and

          (3) if since the beginning of such period the Company or any Subsidiary of the Company (by merger or otherwise) has made an Investment in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or has made an acquisition of assets, including, without limitation, any acquisition of assets occurring in connection with a transaction causing a calculation of Consolidated EBITDA to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness (including Acquired Debt)) as if such Investment or acquisition occurred on the first day of such period.

          For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company, provided, however, that such Officer shall assume:

             (i) the historical sales and gross profit margins associated with such assets for any consecutive 12-month period ended prior to the date of purchase (provided that the first month of such 12-month period will be no more than 18 months prior to such date of purchase); and

             (ii) other expenses as if such assets had been owned by the Company since the first day of such period. If any Indebtedness (including, without limitation, Acquired Debt) bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

     "Consolidated EBITDA" as of any date of determination means the Consolidated Net Income for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent deducted in calculating such Consolidated Net
Income:

          (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period;

          (ii) Consolidated Interest Expense;

          (iii) depreciation, amortization (including amortization of goodwill and other intangibles); and

          (iv) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period and excluding non-cash interest and dividend income) of such Person and its Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, amortization, interest expense, and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary, or loaned to the Company by any such Subsidiary, without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Indebtedness" means, with respect to any Person, as of any date of determination, the aggregate amount of Indebtedness of such Person and its Subsidiaries as of such date calculated on a consolidated basis in accordance with GAAP consistently applied.

     "Consolidated Interest Expense" means, for any Person, for any period, the aggregate of the following for such Person for such period determined on a consolidated basis in accordance with GAAP:

          (a) the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness, the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement however denominated with respect to such Indebtedness);

          (b) the amount of Redeemable Dividends (to the extent not already included in Indebtedness in determining Consolidated Interest Expense for the relevant period); and

          (c) the interest component of rentals in respect of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof;

          (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or other distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

          (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (iv) the cumulative effect of a change in accounting principles shall be excluded; and

          (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

     "Contingent Investment" means, with respect to any Person, any guarantee by such Person of the performance of another Person or any commitment by such Person to invest in another Person. Any Investment that consists of a Contingent Investment shall be deemed made at the time that the guarantee of performance or the commitment to invest is given, and the amount of such Investment shall be the maximum monetary obligation under such guarantee of performance or commitment to invest. To the extent that a Contingent Investment is released or lapses without payment under the guarantee of performance or the commitment to invest, such Investment shall be deemed not made to the extent of such release or lapse. With respect to any Contingent Investment, the payment of the guarantee of performance or the payment under the commitment to invest shall not be deemed to be an additional Investment.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (i) was a member of such Board of Directors on the Issue Date; or

          (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Facility" means any credit facility entered into by and among the Company and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings of a type similar to credit facilities typically entered into by commercial banks and financial institutions, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facility and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock to the extent that, and only to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Senior Subordinated Notes mature, provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the final maturity of the Senior Subordinated Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Senior Subordinated Notes contained in the covenant described under the subheading "Offer to Purchase Upon a Change of Control" and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Senior Subordinated Notes as are required to be repurchased pursuant to the covenant described under the subheading "Offer to Purchase Upon Change of Control."

     "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

     "Eligible Receivable" means any Receivable not more than 90 days past due under its scheduled payment terms.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

     "Existing Indebtedness" means the Existing Senior Notes and all other Indebtedness of the Company and its Subsidiaries in existence on the Issue Date.

     "Existing Senior Notes" means the Company's 12 1/2% Senior Discount Notes due 2006, the Company's 11 1/4% Senior Discount Notes due 2007, the Company's
8 7/8% Senior Notes due 2007, the Company's 8 1/2% Senior Notes due 2008 and the Company's 8.60% Senior Notes due 2008.

     "Fair Market Value" means with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Interest Rate Agreements.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of

          (i) borrowed money;

          (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (iii) the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases); or

          (iv) representing any Hedging Obligations,

          except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Persons), all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire such Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends, the liquidation value of any Preferred Stock issued by Subsidiaries of such Person plus accrued and unpaid dividends, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition and any amendment, supplement, modification, deferral, renewal, extension or refunding of any of the above; notwithstanding the foregoing, in no event will performance bonds or similar security for performance be deemed Indebtedness so long as such performance bonds or similar security for performance would not appear as a liability on a balance sheet of such Person prepared in accordance with GAAP; and provided further, that the amount of any Indebtedness in respect of any Guarantee shall be the maximum principal amount of the Indebtedness so guaranteed.

     "Interest Rate Agreements" means (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, Contingent Investments, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that any investment to the extent made with Capital Stock of the Company (other than Disqualified Stock) shall not be deemed an "Investment" for purposes of the Senior Subordinated Note Indenture.

     "Issue Date" means February 24, 1999.

     "Joint Venture" means a Person in the Telecommunications Business in which the Company holds less than a majority of the shares of Voting Stock or an Unrestricted Subsidiary in the Telecommunications Business.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Make-Whole Amount" means, with respect to any Senior Subordinated Note, an amount equal to the excess, if any, of:

          (i) the present value of the remaining principal, premium and interest payments that would be payable with respect to such Senior Subordinated
     Note if such Senior Subordinated Note were redeemed on March 1, 2004, computed using a discount rate equal to the Treasury Rate plus 50 basis points;

          over

          (ii) the Accreted Value of such Senior Subordinated Note.

     "Make-Whole Average Life" means, with respect to any date of redemption of Senior Subordinated Notes, the number of years (calculated to the nearest one-twelfth) from such redemption date to March 1, 2004.

     "Make-Whole Price" means, with respect to any Senior Subordinated Note, the greater of (i) the sum of the principal amount of such Senior Subordinated Note and the Make-Whole Amount with respect to such Senior Subordinated Note and (ii) the redemption price of such Senior Subordinated Note on March 1, 2004.

     "Marketable Securities" means:

          (i) Government Securities;

          (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

          (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's;

          (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

          (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:

             (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions); or

             (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

          (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Subsidiary of the Company to cash.

     "Pari Passu Notes" means any notes issued by the Company which, by their terms and the terms of any indenture governing such notes, have an obligation to be repurchased by the Company upon the occurrence of an Asset Sale.

     "Permitted Investment" means:

          (a) any Investments in the Company or any Subsidiary of the Company;

          (b) any Investments in Marketable Securities;

          (c) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

             (i) such Person becomes a Subsidiary of the Company; or

             (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company;

          (d) any Investments in property or assets to be used in:

             (i) any line of business in which the Company or any of its Subsidiaries was engaged on the Issue Date; or

             (ii) any Telecommunications Business;

          (e) Investments in any Person in connection with the acquisition of such Person or substantially all of the property or assets of such Person by the Company or any Subsidiary of the Company; provided that within 180 days from the first date of any such Investment, either:

             (i) such Person becomes a Subsidiary of the Company or any of its Subsidiaries; or

             (ii) the amount of any such Investment is repaid in full to the Company or any of its Subsidiaries;

          (f) Investments pursuant to any agreement or obligation of the Company or a Subsidiary, in effect on the Issue Date or on the date a Subsidiary becomes a Subsidiary (provided that any such agreement was not entered into in contemplation of such Subsidiary becoming a Subsidiary), to make such Investments;

          (g) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

          (h) Hedging Obligations permitted to be incurred by the covenant described under the subheading "Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (i) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under the covenant described under the subheading "Asset Sales;" and

          (j) the Investment deemed to have been made by the Company at such time as the Web Hosting Subsidiary ceases to be a Subsidiary of the Company by reason of the issuance or sale of Equity Interests in the Web Hosting Subsidiary to the extent that the book value of such Investment at the time such Investment is deemed to have been made does not exceed $200.0 million in the aggregate.

     "Permitted Liens" means:

          (i) Liens securing Senior Debt (including Capital Lease Obligations) permitted to be incurred pursuant to the covenant described under the subheading "Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (ii) Liens in favor of the Company;

          (iii) Liens on property of a Person existing, at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

          (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (vi) Liens existing, on the Issue Date;

          (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings timely instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (viii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that:

             (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and

             (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary;

          (ix) Liens on Telecommunications Related Assets existing during the time of the construction thereof;

          (x) Liens on Receivables to secure Indebtedness permitted to be incurred by the covenant described under the subheading "Incurrence of Indebtedness and Issuance of Preferred Stock," but only to the extent that the outstanding amount of the Indebtedness secured by such Liens would not represent more than 80% of Eligible Receivables; and

          (xi) Liens to secure any Permitted Refinancing of any Indebtedness secured by Liens referred to in the foregoing clauses (i), (iii), (v) or
     (x); but only to the extent that such Liens do not extend to any other property or assets and the principal amount of the Indebtedness secured by such Liens is not increased.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Public Offering" means an underwritten offering of Common Stock of the Company registered under the Securities Act.

     "Receivables" means, with respect to any Person, all of the following property and interests in property of such person or entity, whether now existing or existing in the future or hereafter acquired or arising:

          (i) accounts;

          (ii) accounts receivable, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance;

          (iii) all unpaid seller's or lessor's rights including, without limitation, rescission, replevin, reclamation and stoppage in transit, relating to any of the foregoing after creation of the foregoing or arising therefrom;

          (iv) all rights to any goods or merchandise represented by any of the foregoing, including, without limitation, returned or repossessed goods;

          (v) all reserves and credit balances with respect to any such accounts receivable or account debtors;

          (vi) all letters of credit, security, or Guarantees for any of the foregoing;

          (vii) all insurance policies or reports relating to any of the foregoing;

          (viii) all collection of deposit accounts relating to any of the foregoing;

          (ix) all proceeds of any of the foregoing; and

          (x) all books and records relating to any of the foregoing.

     "Redeemable Dividend" means, for any dividend with regard to Disqualified Stock and Preferred Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock or Preferred Stock.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Retire" means, with respect to any Indebtedness, to repay, redeem, refund, purchase or otherwise to acquire for value, such Indebtedness. The terms "Retired" and "Retirement" shall have correlative meanings.

     "S & P" means Standard and Poor's Corporation and its successors.

     "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which any property (other than Capital Stock) is sold by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

     "Senior Subordinated Note Registration Rights Agreement" means the Registration Rights Agreement between the Company and the initial purchasers in respect of the Senior Subordinated Notes.

     "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Strategic Investor" means, with respect to any sale of the Company's Capital Stock, any Person which, both as of the Trading Day immediately before the day of such sale and the Trading Day immediately after the day of such sale, has, or whose parent has, a Total Market Capitalization of at least $1.0 billion on a consolidated basis. In calculating Total Market Capitalization for the purpose of this definition, the consolidated Indebtedness of such Person, solely when calculated as of the Trading Day immediately after the day of such sale, will be calculated after giving effect to such sale (including any Indebtedness incurred in connection with such sale). For purposes of this definition, the term parent means any Person of which the referent Strategic Investor is a Subsidiary.

     "Subsidiary" of any Person means:

          (i) any corporation, association or business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; and

          (ii) any partnership:

             (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or

             (b) the only general partners of which are such Person or one or more Subsidiaries of such Person or any combination thereof;

        provided that any Unrestricted Subsidiary shall be excluded from this definition of "Subsidiary."

     "Telecommunications Business" means, when used in reference to any Person, that such Person is engaged primarily in the business of:

          (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities;

          (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business; or

          (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

     "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Telecommunications Business.

     "Total Common Equity" of any Person means, as of any date of determination, the product of:

          (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person); and

          (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee.

     "Total Market Capitalization" of any Person means, as of any day of determination (and as modified for purposes of the definition of "Strategic Investor"), the sum of:

          (1) the consolidated Indebtedness of such Person and its Subsidiaries (except in the case of the Company, in which case of the Company and its Subsidiaries) on such day; plus

          (2) the product of:

             (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person); and

             (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day; plus

          (3) the liquidation value of any outstanding share of Preferred Stock of such Person on such day; less

          (4) cash and cash equivalents (other than restricted cash and restricted cash equivalents) as presented on such Person's consolidated balance sheet on such date. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause
     (2) of the preceding sentence shall be determined by the Company's Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee.

     "Trading Day," with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

     "Treasury Rate" means, at any date of computation, the yield to maturity as of such date (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519), which has become publicly available at least two business days prior to the date of the redemption notice for which such computation is being made, or if such Statistical Release is no longer published, as reported in any publicly available source of similar market data) of United States Treasury securities with a constant maturity most nearly equal to the Make-Whole Average Life; provided, however, that if the Make-Whole Average Life is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life is less than one year, the weekly average yield on actually traded United States treasury securities adjusted to a constant maturity of one year shall be used.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors.

     "Vendor Indebtedness" means any Indebtedness of the Company or any Subsidiary incurred (i) in connection with the acquisition or construction of Telecommunications Related Assets and (ii) to pay regularly scheduled interest on such Indebtedness pursuant to the terms thereof.

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Web Hosting Subsidiary" means the Subsidiary of the Company substantially all of the assets of which consist of assets used exclusively in the conduct of the Company's Internet Web hosting business.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (a) the then outstanding principal amount of such Indebtedness; into

          (b) the total of the product obtained by multiplying:

             (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof; by

             (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; provided, that with respect to Capital Lease Obligations, that maturity shall be calculated after giving effect to all renewal options by the Lessee.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The exchange of Old Notes for New Notes will not constitute a recognition event for federal income tax purposes. Consequently, no gain or loss will be recognized by holders upon receipt of the New Notes. The New Notes will have the same issue date and issue price as the Old Notes. A holder's initial tax basis in the New Notes will be the same as the holder's basis in the Old Notes exchanged therefor. Holders will be considered to have held the New Notes from the time of their original acquisition of the Old Notes.

     The following is a summary of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Notes. It does not purport to be a complete analysis of all potential consequences. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect on the date of this Prospectus and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder. This summary applies only to those persons who are the initial holders of the Notes and who hold the Notes as "capital assets" (generally, assets held for investment). It does not address the tax consequences to taxpayers who are subject to special rules (such as financial institutions, tax-exempt organizations, insurance companies and persons holding Notes as part of a straddle, hedge or conversion transaction) or aspects of federal income taxation that may be relevant to a prospective investor based on such investor's particular tax situation. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. Accordingly, purchasers of Notes should consult their own tax advisors with respect to the particular consequences to them of the purchase, ownership and disposition of the Notes and the applicability of any state, local or foreign tax laws, as well as with respect to the possible effects of changes in federal and other tax laws.

INTEREST ON THE SENIOR NOTES

     Interest paid on the Senior Notes will generally be taxable to a holder as ordinary interest income at the time it is accrued or is received in accordance with the holder's method of accounting for federal income tax purposes. The
9 1/2% Senior Notes were issued with a de minimus amount of original issue discount ("OID"). Unless a holder elects to include all interest that accrues on a Senior Note in gross income using the constant yield method, the Senior Notes will not give rise to OID income for federal income tax purposes.

ORIGINAL ISSUE DISCOUNT ON THE SENIOR SUBORDINATED NOTES

     General. For federal income tax purposes, the 12 1/4% Series B Senior Subordinated Notes will have the same issue date and issue price as the 12 1/4% Senior Subordinated Notes. Because the 12 1/4% Senior Subordinated Notes were issued with OID for federal income tax purposes, holders of the 12 1/4% Series B Senior Subordinated Notes will be required to include OID in income periodically over the term of the 12 1/4% Series B Senior Subordinated Notes before receipt of the cash to which such income is attributable.

     The amount of OID on a 12 1/4% Series B Senior Subordinated Note will be the excess of the stated redemption price at maturity of the 12 1/4% Series B Senior Subordinated Note over its issue price. The issue price of a 12 1/4% Series B Senior Subordinated Note will be the first price at which a substantial amount of 12 1/4% Senior Subordinated Notes was sold to the public for money (excluding sales to bond houses, brokers or others acting in the capacity of underwriters, placement agents or wholesalers, etc.). The stated redemption price at maturity of a 12 1/4% Series B Senior Subordinated Note will be the sum of all payments to be made on such 12 1/4% Series B Senior Subordinated Note, whether denominated as principal or interest. Accordingly, each 12 1/4% Series B Senior Subordinated Note will have a substantial amount of OID.

     In general, a holder must include in gross income for federal income tax purposes the sum of the daily portions of OID with respect to a Senior Subordinated Note for each day during the taxable year or portion of a taxable year on which such holder holds the Senior Subordinated Note ("Accrued OID"). The daily portion is determined by allocating to each day of any accrual period a pro rata portion of the OID allocable to that accrual period. The OID allocable to a full accrual period is an amount equal to the adjusted issue price of the Senior Subordinated Note at the beginning of the accrual period multiplied by the yield to maturity of the Senior Subordinated Note. For purposes of computing OID, Intermedia will use six-month accrual periods that end on the days in the calendar year corresponding to the day before the maturity date of the Senior Subordinated Notes and the date six months prior to such day, with the exception of an initial short accrual period. The adjusted issue price of a Senior Subordinated Note at the beginning of any accrual period is the issue price of the Senior Subordinated Note increased by the Accrued OID for all prior accrual periods, less any cash payments on the Senior Subordinated Note made on or before the first day of that accrual period. Under these rules, holders will generally be required to include in gross income increasingly greater amounts of OID in each successive accrual period until cash interest is payable.

     Intermedia is required to furnish certain information to the Internal Revenue Service (the "IRS"), and will furnish annually to record holders of Senior Subordinated Notes information with respect to OID accruing during the calendar year. That information will be based on the adjusted issue price of the Senior Subordinated Notes as if the holders were the original holders of the Senior Subordinated Notes. Holders who purchase Senior Subordinated Notes for an amount other than the adjusted issue price and/or on a date other than the last day of an accrual period will be required to determine for themselves the amount of OID, if any, they are required to include in gross income for federal income tax purposes.

     Certain Consequences to the Company and to Corporate Holders. The 12 1/4% Senior Subordinated Notes constitute "applicable high yield discount obligations" ("AHYDOs") for federal income tax purposes. Therefore, a portion of the tax deductions that would otherwise be available to Intermedia in respect of the Senior Subordinated Notes will be deferred or disallowed, which, in turn, may reduce the after-tax cash flows of Intermedia. More particularly, Intermedia will not be entitled to deduct OID that accrues with respect to the Senior Subordinated Notes until amounts attributable to OID are paid in cash. In addition, the "disqualified portion" of the OID accruing on the Senior Subordinated Notes will be characterized as a non-deductible dividend with respect to Intermedia and will also be treated as a dividend distribution solely for purposes of the dividends received deduction of Sections 243, 246 and 246A of the Code with respect to holders that are U.S. corporations. In general, the "disqualified portion" of OID for any accrual period will be equal to the product of (i) a percentage determined by dividing the "excess yield" (i.e., the excess of the yield to maturity of the Senior Subordinated Notes over 11.17% by the yield to maturity and (ii) the OID for the accrual period. Subject to otherwise applicable limitations, a U.S. corporate holder will be entitled to a dividends received deduction (generally at a 70 percent rate) with respect to the disqualified portion of the Accrued OID if Intermedia has sufficient current or accumulated "earnings and profits." To the extent that the Company's earnings and profits are insufficient, any portion of the OID that otherwise would have been recharacterized as a dividend for purposes of the dividends received deduction will continue to be taxed as ordinary OID income in accordance with the rules described above in "Original Issue Discount on the Senior Subordinated Notes -- General."

EXCHANGE OFFER; REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     Neither the exchange of Old Notes for new Notes in the Exchange Offers nor the registration of the old Notes or new Notes pursuant to a shelf registration statement should be a taxable event for United States federal income tax purposes.

     Intermedia intends to take the position that Liquidated Damages payable as the result of a Registration Default, if any, will be taxable to a holder as ordinary income in accordance with such holder's method of accounting for tax purposes. The IRS, however, may take a different position, which could affect the timing of both a holder's income and Intermedia's deduction with respect to such Liquidated Damages.

DISPOSITION OF THE NOTES

     Generally, any sale, redemption or other taxable disposition of a Note will result in taxable gain or loss equal to the difference between the sum of the amount of cash and the fair market value of property received (other than amounts attributable to accrued but unpaid stated interest on a Senior Note) and the holder's adjusted tax basis in the Note. An initial holder's adjusted tax basis for determining gain or loss on a sale or other disposition of a Senior Subordinated Note will equal the cost of the Senior Subordinated Note to such holder, increased by any Accrued OID includible in such holder's gross income and decreased by the amount of any cash payments received by such holder (regardless of whether such payments are denominated as principal or interest). Any gain or loss upon a sale or other disposition of a Note will generally be capital gain or loss, and will be long-term capital gain or loss if the Note has been held by the holder for more than one year.

     Holders should be aware that the resale of a Note may be affected by the "market discount" rules of the Code, under which a subsequent purchaser acquiring a Note at a market discount generally would be required to include as ordinary income a portion of gain realized upon the disposition or retirement of such Note to the extent of the market discount that accrued while the Note was held by such purchaser.

BACKUP WITHHOLDING

     A holder may be subject, under certain circumstances, to backup withholding at a 31 percent rate with respect to payments of interest and OID received on, and proceeds from the sale (through a broker) of, a Note. Backup withholding generally applies only if the holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN") to Intermedia in the required manner, (ii) furnishes an incorrect TIN and the IRS so notifies Intermedia, (iii) is notified by the IRS that he or she has failed to report properly payments of interest or dividends and the IRS has notified Intermedia that he or she is subject to withholding, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding.

     Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations) are not subject to backup withholding. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes acquired as a result of market-making activities or other trading activities. We have agreed that for a period expiring on the earlier of (a) the date that all Transfer Restricted Securities cease to be Transfer Restricted Securities and
(b) 365 days after the date the Exchange Offers are completed we will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offers and any broker-dealer that participates in a distribution of New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offers and to the best of our information and belief, each person participating in the Exchange Offers is acquiring the New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Notes to be received in the Exchange Offers.

                                 LEGAL MATTERS

     The legality of the securities offered hereby will be passed upon for Intermedia by Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036-7798. Ralph J. Sutcliffe, a partner of Kronish Lieb Weiner & Hellman LLP, beneficially owns 11,490 shares of the Common Stock and owns a warrant to purchase 200,000 shares of Common Stock at an exercise price of $20.75 per share.

                                    EXPERTS

     The consolidated financial statements of Intermedia appearing in Intermedia's Annual Report (Form 10-K) at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated therein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report and the authority of such firm as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF APRIL , 1999.

                        --------------------------------

                               TABLE OF CONTENTS

                        --------------------------------

                                      PAGE
                                      ----
Incorporation of Certain Documents
  by Reference......................    i
Where You can Find Additional
  Information.......................    i
Prospectus Summary..................    1
Risk Factors........................    8
The Exchange Offer..................   18
Use of Proceeds.....................   25
Capitalization......................   25
Description of the Senior Notes.....   26
Description of the Senior
  Subordinated Notes................   59
Certain Federal Income Tax
  Considerations....................   95
Plan of Distribution................   97
Legal Matters.......................   98
Experts.............................   98

------------------------------------------------------
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                                  $664,000,000

                        (INTERMEDIA COMMUNICATIONS LOGO)

                                  $300,000,000
                          9 1/2% SERIES B SENIOR NOTES
                                    DUE 2009

                                  $364,000,000
                                12 1/4% SERIES B
                              SENIOR SUBORDINATED
                            DISCOUNT NOTES DUE 2009

                              --------------------

                                   PROSPECTUS

                              --------------------
                                APRIL    , 1999
------------------------------------------------------
------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Restated Certificate of Incorporation, as amended, provides that we shall to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), as amended from time to time, indemnify all persons whom we may indemnify pursuant thereto. Our Bylaws contain a similar provision requiring indemnification of our directors and officers to the fullest extent authorized by the GCL. The GCL permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses (including attorneys' fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged liable unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. The GCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. In addition, our Restated Certificate of Incorporation, as amended, contains a provision limiting the personal liability of our directors for monetary damages for certain breaches of their fiduciary duty. We have indemnification insurance under which directors and officers are insured against certain liability that may occur in their capacity as such.

ITEM 21.  EXHIBITS.

     (a) Exhibits

 1.1     --   Senior Note Purchase Agreement, dated as of February 19,
              1999, among Intermedia and Bear, Stearns & Co. Inc., Merrill
              Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith
              Barney Inc., NationsBanc Montgomery Securities LLC and
              Warburg Dillon Read LLC (the "Initial Purchasers").
 1.2     --   Senior Subordinated Note Purchase Agreement, dated as of
              February 19, 1999, among Intermedia and the Initial
              Purchasers.
 2.1     --   Agreement and Plan of Merger, dated as of June 4, 1997,
              among Intermedia, Daylight Acquisition Corp. and DIGEX.
              Exhibit 99(c)(1) to Intermedia's Schedule 14D-1 filed with the SEC on June 11, 1997 is incorporated herein by
              reference.
 2.2     --   Agreement and Plan of Merger, dated as of November 20, 1997, among Intermedia, Moonlight Acquisition Corp. and Shared
              Technologies Fairchild Inc. Exhibit 99(c)(1) to Intermedia's
              Schedule 14D-1 and Schedule 13D filed with the SEC on
              November 26, 1997 is incorporated herein by reference.

 2.3     --   Acquisition Agreement, dated as of December 17, 1997, among
              Intermedia and the holders of interests in the Long Distance
              Savers companies. Exhibit 2.3 to Amendment No. 1 to
              Intermedia's Registration Statement on Form S-3 filed with the SEC on January 14, 1998 (No. 333-42999) is incorporated herein by reference.
 2.4     --   Agreement and Plan of Merger, dated as of February 11, 1998, among Intermedia, Sumter One Acquisition, Inc., Sumter Two
              Acquisition, Inc., National Telecommunications of Florida,
              Inc., NTC, Inc. and the stockholders of National. Exhibit
              2.4 to Intermedia's Registration Statement on Form S-3 filed with the SEC on February 13, 1998 (No. 333-46369) is
              incorporated herein by reference.
 3.1     --   Restated Certificate of Incorporation of Intermedia,
              together with all amendments thereto. Exhibit 3.1 to
              Intermedia's Registration Statement on Form S-4 filed with the SEC on June 16, 1998 (No. 333-56939) is incorporated
              herein by reference.
 3.2     --   By-laws of Intermedia, together with all amendments thereto.
              Exhibit 3.2 to Intermedia's Registration Statement on Form
              S-1 filed with the SEC on November 8, 1993 (No. 33-69052) is incorporated herein by reference.
 4.1     --   Indenture, dated as of June 2, 1995, between Intermedia and
              SunBank National Association, as trustee. Exhibit 4.1 to
              Intermedia's Registration Statement on Form S-4 filed with the SEC on June 20, 1995 (No. 33-93622) is incorporated
              herein by reference.
 4.1(a)  --   Amended and Restated Indenture, dated as of April 26, 1996, governing Intermedia's 13 1/2% Series B Senior Notes due
              2005, between Intermedia and SunTrust Bank, Central Florida,
              National Association, as trustee. Exhibit 4.1 to
              Intermedia's Current Report on Form 8-K filed with the SEC on April 29, 1996 is incorporated herein by reference.
 4.2     --   Indenture, dated as of May 14, 1996, between Intermedia and
              SunTrust Bank, Central Florida, National Association, as
              trustee. Exhibit 4.1 to Amendment No. 1 to Intermedia's
              Registration Statement on Form S-3 (SEC File No. 33-34738)
              filed with the SEC on April 18, 1996 is incorporated herein by reference.
 4.3     --   Indenture, dated as of July 9, 1997, between Intermedia and
              SunTrust Bank, Central Florida, National Association, as
              trustee. Exhibit 4.1 to Intermedia's Current Report on Form
              8-K filed with the SEC on July 17, 1997 is incorporated
              herein by reference.
 4.4     --   Indenture, dated as of October 30, 1997, between Intermedia and SunTrust Bank, Central Florida, National Association, as
              trustee. Exhibit 4.1 to Intermedia's Current Report on Form
              8-K filed with the SEC on November 6, 1997 is incorporated herein by reference.
 4.5     --   Indenture, dated as of December 23, 1997, between Intermedia and SunTrust Bank, Central Florida, National Association, as
              trustee. Exhibit 4.5 to Intermedia's Registration Statement on Form S-4 filed with the SEC on February 11, 1998 (No.
              333-44875) is incorporated herein by reference.
 4.6     --   Indenture, dated as of May 27, 1998, between Intermedia and
              SunTrust Bank, Central Florida, National Association, as
              trustee. Exhibit 4.6 to Intermedia's Registration Statement on Form S-4 filed with the SEC on June 16, 1998 (No.
              333-56939) is incorporated herein by reference.
 4.7     --   Senior Note Indenture, dated as of February 24, 1999,
              between Intermedia and SunTrust Bank, Central Florida,
              National Association, as trustee.
 4.8     --   Senior Subordinated Note Indenture, dated as of February 24,
              1999 between Intermedia and SunTrust Bank, Central Florida,
              National Association, as trustee.
 4.9     --   Senior Note Registration Rights Agreement, dated as of
              February 24, 1999, among Intermedia and the Initial
              Purchasers.
 4.10    --   Senior Subordinated Note Registration Rights Agreement,
              dated as of February 24, 1999, among Intermedia and the
              Initial Purchasers.
 5       --   Opinion of Kronish, Lieb, Weiner & Hellman LLP.
12       --   Statement Re: Computation of Ratios.
23.1     --   Consent of Kronish, Lieb, Weiner & Hellman LLP is contained in their opinion filed as Exhibit 5 to this Registration
              Statement.
23.2     --   Consent of Ernst & Young LLP.

24       --   Power of Attorney is set forth on the signature page of this
              Registration Statement.
25.1     --   Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939 on Form T-1 with respect to the Senior
              Notes.
25.2     --   Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939 on Form T-1 with respect to the Senior
              Subordinated Notes.
99       --   Form of Letter of Transmittal.

     (b) Financial Statement Schedules.

     Financial Statement Schedules are not required to be filed since all financial statements have been previously included in filings with the SEC.

ITEM 22.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (6) To file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this registration statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

     (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tampa, state of Florida, on this 15 day of April, 1999.

                                          INTERMEDIA COMMUNICATIONS INC.

                                          By:     /s/ ROBERT M. MANNING
                                            ------------------------------------
                                                     Robert M. Manning,
                                                  Chief Financial Officer,
                                            Secretary and Senior Vice President,

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes David C. Ruberg and Robert M. Manning, or either of them, as attorney-in-fact to sign and file in each capacity stated below, all amendments and post-effective amendments to this Registration Statement.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                 /s/ DAVID C. RUBERG                   Chairman of the Board, President  April 15, 1999
-----------------------------------------------------  and Chief Executive Officer
                   David C. Ruberg

Principal Financial and Accounting Officers:

                /s/ ROBERT M. MANNING                  Chief Financial Officer,          April 15, 1999
-----------------------------------------------------  Secretary and Senior Vice
                  Robert M. Manning                    President

                /s/ JEANNE M. WALTER                   Controller and Chief Accounting   April 15, 1999
-----------------------------------------------------  Officer
                  Jeanne M. Walter

Other Directors:

                  /s/ JOHN C. BAKER                    Director                          April 15, 1999
-----------------------------------------------------
                    John C. Baker

                 /s/ GEORGE F. KNAPP                   Director                          April 15, 1999
-----------------------------------------------------
                   George F. Knapp

               /s/ PHILLIP A. CAMPBELL                 Director                          April 15, 1999
-----------------------------------------------------
                 Phillip A. Campbell

           /s/ PIERCE JACKSON ROBERTS, JR.             Director                          April 15, 1999
-----------------------------------------------------
             Pierce Jackson Roberts, Jr.

                                 EXHIBIT INDEX

 1.1     --   Senior Note Purchase Agreement, dated as of February 19,
              1999, among Intermedia and Bear, Stearns & Co. Inc., Merrill
              Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith
              Barney Inc., NationsBanc Montgomery Securities LLC and
              Warburg Dillon Read LLC (the "Initial Purchasers").
 1.2     --   Senior Subordinated Note Purchase Agreement, dated as of
              February 19, 1999, among Intermedia and the Initial
              Purchasers.
 2.1     --   Agreement and Plan of Merger, dated as of June 4, 1997,
              among Intermedia, Daylight Acquisition Corp. and DIGEX.
              Exhibit 99(c)(1) to Intermedia's Schedule 14D-1 filed with the SEC on June 11, 1997 is incorporated herein by
              reference.
 2.2     --   Agreement and Plan of Merger, dated as of November 20, 1997, among Intermedia, Moonlight Acquisition Corp. and Shared
              Technologies Fairchild Inc. Exhibit 99(c)(1) to Intermedia's
              Schedule 14D-1 and Schedule 13D filed with the SEC on
              November 26, 1997 is incorporated herein by reference.
 2.3     --   Acquisition Agreement, dated as of December 17, 1997, among
              Intermedia and the holders of interests in the Long Distance
              Savers companies. Exhibit 2.3 to Amendment No. 1 to
              Intermedia's Registration Statement on Form S-3 filed with the SEC on January 14, 1998 (No. 333-42999) is incorporated herein by reference.
 2.4     --   Agreement and Plan of Merger, dated as of February 11, 1998, among Intermedia, Sumter One Acquisition, Inc., Sumter Two
              Acquisition, Inc., National Telecommunications of Florida,
              Inc., NTC, Inc. and the stockholders of National. Exhibit
              2.4 to Intermedia's Registration Statement on Form S-3 filed with the SEC on February 13, 1998 (No. 333-46369) is
              incorporated herein by reference.
 3.1     --   Restated Certificate of Incorporation of Intermedia,
              together with all amendments thereto. Exhibit 3.1 to
              Intermedia's Registration Statement on Form S-4 filed with the SEC on June 16, 1998 (No. 333-56939) is incorporated
              herein by reference.
 3.2     --   By-laws of Intermedia, together with all amendments thereto.
              Exhibit 3.2 to Intermedia's Registration Statement on Form
              S-1 filed with the SEC on November 8, 1993 (No. 33-69052) is incorporated herein by reference.
 4.1     --   Indenture, dated as of June 2, 1995, between Intermedia and
              SunBank National Association, as trustee. Exhibit 4.1 to
              Intermedia's Registration Statement on Form S-4 filed with the SEC on June 20, 1995 (No. 33-93622) is incorporated
              herein by reference.
 4.1(a)  --   Amended and Restated Indenture, dated as of April 26, 1996, governing Intermedia's 13 1/2% Series B Senior Notes due
              2005, between Intermedia and SunTrust Bank, Central Florida,
              National Association, as trustee. Exhibit 4.1 to
              Intermedia's Current Report on Form 8-K filed with the SEC on April 29, 1996 is incorporated herein by reference.
 4.2     --   Indenture, dated as of May 14, 1996, between Intermedia and
              SunTrust Bank, Central Florida, National Association, as
              trustee. Exhibit 4.1 to Amendment No. 1 to Intermedia's
              Registration Statement on Form S-3 (SEC File No. 33-34738)
              filed with the SEC on April 18, 1996 is incorporated herein by reference.
 4.3     --   Indenture, dated as of July 9, 1997, between Intermedia and
              SunTrust Bank, Central Florida, National Association, as
              trustee. Exhibit 4.1 to Intermedia's Current Report on Form
              8-K filed with the SEC on July 17, 1997 is incorporated
              herein by reference.
 4.4     --   Indenture, dated as of October 30, 1997, between Intermedia and SunTrust Bank, Central Florida, National Association, as
              trustee. Exhibit 4.1 to Intermedia's Current Report on Form
              8-K filed with the SEC on November 6, 1997 is incorporated herein by reference.
 4.5     --   Indenture, dated as of December 23, 1997, between Intermedia and SunTrust Bank, Central Florida, National Association, as
              trustee. Exhibit 4.5 to Intermedia's Registration Statement on Form S-4 filed with the SEC on February 11, 1998 (No.
              333-44875) is incorporated herein by reference.

 4.6     --   Indenture, dated as of May 27, 1998, between Intermedia and
              SunTrust Bank, Central Florida, National Association, as
              trustee. Exhibit 4.6 to Intermedia's Registration Statement on Form S-4 filed with the SEC on June 16, 1998 (No.
              333-56939) is incorporated herein by reference.
 4.7     --   Senior Note Indenture, dated as of February 24, 1999,
              between Intermedia and SunTrust Bank, Central Florida,
              National Association, as trustee.
 4.8     --   Senior Subordinated Note Indenture, dated as of February 24,
              1999 between Intermedia and SunTrust Bank, Central Florida,
              National Association, as trustee.
 4.9     --   Senior Note Registration Rights Agreement, dated as of
              February 24, 1999, among Intermedia and the Initial
              Purchasers.
 4.10    --   Senior Subordinated Note Registration Rights Agreement,
              dated as of February 24, 1999, among Intermedia and the
              Initial Purchasers.
 5       --   Opinion of Kronish, Lieb, Weiner & Hellman LLP.
12       --   Statement Re: Computation of Ratios.
23.1     --   Consent of Kronish, Lieb, Weiner & Hellman LLP is contained in their opinion filed as Exhibit 5 to this Registration
              Statement.
23.2     --   Consent of Ernst & Young LLP.
24       --   Power of Attorney is set forth on the signature page of this
              Registration Statement.
25.1     --   Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939 on Form T-1 with respect to the Senior
              Notes.
25.2     --   Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939 on Form T-1 with respect to the Senior
              Subordinated Notes.
99       --   Form of Letter of Transmittal.